--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   CREDIT AGREEMENT


                                        among


                            IRON HORSE INVESTORS, L.L.C.,

                           UNITED DEFENSE INDUSTRIES, INC.,

                            VARIOUS LENDING INSTITUTIONS,

                                  CITICORP USA, INC.

                                         and

                            LEHMAN COMMERCIAL PAPER INC.,
                               as DOCUMENTATION AGENTS,


                                         and


                                BANKERS TRUST COMPANY,
                             as ADMINISTRATIVE AGENT and
                                 as SYNDICATION AGENT


                         ------------------------------------

                             Dated as of October 6, 1997

                         ------------------------------------


                                     $725,000,000



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  TABLE OF CONTENTS

                                                                            Page
                                                                            ----


SECTION 1.  Amount and Terms of Credit . . . . . . . . . . . . . . . . . . .  1
     1.01  Commitment. . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.02  Minimum Borrowing Amounts, etc. . . . . . . . . . . . . . . . . .  4
     1.03  Notice of Borrowing . . . . . . . . . . . . . . . . . . . . . . .  4
     1.04  Disbursement of Funds . . . . . . . . . . . . . . . . . . . . . .  5
     1.05  Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
     1.06  Conversions . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
     1.07  Pro Rata Borrowings . . . . . . . . . . . . . . . . . . . . . . .  8
     1.08  Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
     1.09  Interest Periods. . . . . . . . . . . . . . . . . . . . . . . . .  9
     1.10  Increased Costs, Illegality, etc. . . . . . . . . . . . . . . . . 10
     1.11  Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     1.12  Change of Lending Office. . . . . . . . . . . . . . . . . . . . . 13
     1.13  Replacement of Lenders. . . . . . . . . . . . . . . . . . . . . . 14

SECTION 2.  Letters of Credit. . . . . . . . . . . . . . . . . . . . . . . . 15
     2.01  Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . 15
     2.02  Letter of Credit Requests; Notices of Issuance. . . . . . . . . . 15
     2.03  Agreement to Repay Letter of Credit Drawings. . . . . . . . . . . 16
     2.04  Letter of Credit Participations . . . . . . . . . . . . . . . . . 16
     2.05  Increased Costs . . . . . . . . . . . . . . . . . . . . . . . . . 19

SECTION 3.  Fees; Commitments. . . . . . . . . . . . . . . . . . . . . . . . 20
     3.01  Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     3.02  Voluntary Reduction of Commitments. . . . . . . . . . . . . . . . 21
     3.03  Mandatory Adjustments of Commitments, etc.. . . . . . . . . . . . 21

SECTION 4.  Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     4.01  Voluntary Prepayments . . . . . . . . . . . . . . . . . . . . . . 22
     4.02  Mandatory Prepayments . . . . . . . . . . . . . . . . . . . . . . 23
     4.03  Method and Place of Payment . . . . . . . . . . . . . . . . . . . 30
     4.04  Net Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . 30

SECTION 5.  Conditions Precedent . . . . . . . . . . . . . . . . . . . . . . 32
     5.01  Conditions Precedent to Initial Borrowing Date. . . . . . . . . . 32
     5.02  Conditions Precedent to a Subsequent Borrowing Date . . . . . . . 38
     5.03  Conditions Precedent to All Credit Events . . . . . . . . . . . . 39

SECTION 6.  Representations, Warranties and Agreements . . . . . . . . . . . 39
     6.01  Corporate Status. . . . . . . . . . . . . . . . . . . . . . . . . 39
     6.02  Corporate Power and Authority . . . . . . . . . . . . . . . . . . 40
     6.03  No Violation. . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     6.04  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     6.05  Use of Proceeds; Margin Regulations . . . . . . . . . . . . . . . 40
     6.06  Governmental Approvals. . . . . . . . . . . . . . . . . . . . . . 41
     6.07  Investment Company Act. . . . . . . . . . . . . . . . . . . . . . 41
     6.08  Public Utility Holding Company Act. . . . . . . . . . . . . . . . 41
     6.09  True and Complete Disclosure. . . . . . . . . . . . . . . . . . . 41
     6.10  Financial Condition; Financial Statements . . . . . . . . . . . . 42
     6.11  Security Interests. . . . . . . . . . . . . . . . . . . . . . . . 43
     6.12  Consummation of Certain Transactions. . . . . . . . . . . . . . . 43
     6.13  Tax Returns and Payments. . . . . . . . . . . . . . . . . . . . . 43
     6.14  Compliance with ERISA . . . . . . . . . . . . . . . . . . . . . . 44
     6.15  Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     6.16  Intellectual Property . . . . . . . . . . . . . . . . . . . . . . 45
     6.17  Environmental Matters . . . . . . . . . . . . . . . . . . . . . . 45
     6.18  Properties. . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     6.19  Labor Relations . . . . . . . . . . . . . . . . . . . . . . . . . 47
     6.20  Compliance with Statutes, etc.. . . . . . . . . . . . . . . . . . 47
     6.21  Subordination . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     6.22  Special Purpose Corporations. . . . . . . . . . . . . . . . . . . 47

SECTION 7.  Affirmative Covenants. . . . . . . . . . . . . . . . . . . . . . 47
     7.01  Information Covenants . . . . . . . . . . . . . . . . . . . . . . 48
     7.02  Books, Records and Inspections. . . . . . . . . . . . . . . . . . 50
     7.03  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     7.04  Payment of Taxes. . . . . . . . . . . . . . . . . . . . . . . . . 51
     7.05  Corporate Franchises. . . . . . . . . . . . . . . . . . . . . . . 51
     7.06  Compliance with Statutes, etc.. . . . . . . . . . . . . . . . . . 51
     7.07  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
     7.08  Good Repair . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
     7.09  End of Fiscal Years; Fiscal Quarters. . . . . . . . . . . . . . . 53
     7.10  Additional Security; Further Assurances . . . . . . . . . . . . . 53
     7.11  Interest Rate Agreement . . . . . . . . . . . . . . . . . . . . . 54
     7.12  Compliance with Environmental Laws. . . . . . . . . . . . . . . . 54
     7.13  FNSS Disposition. . . . . . . . . . . . . . . . . . . . . . . . . 55
     7.14  FMC Arabia. . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
     7.15  Notices of Assignment . . . . . . . . . . . . . . . . . . . . . . 56

SECTION 8.  Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . 56
     8.01  Changes in Business . . . . . . . . . . . . . . . . . . . . . . . 56


                                         (ii)

                                                                            Page
                                                                            ----

     8.02  Consolidation, Merger, Sale or Purchase of Assets, etc. . . . . . 57
     8.03  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
     8.04  Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . . 60
     8.05  Capital Expenditures. . . . . . . . . . . . . . . . . . . . . . . 61
     8.06  Advances, Investments and Loans . . . . . . . . . . . . . . . . . 61
     8.07  Limitation on Creation of Subsidiaries. . . . . . . . . . . . . . 63
     8.08  Modifications . . . . . . . . . . . . . . . . . . . . . . . . . . 63
     8.09  Dividends, etc. . . . . . . . . . . . . . . . . . . . . . . . . . 64
     8.10  Transactions with Affiliates. . . . . . . . . . . . . . . . . . . 65
     8.11  Interest Coverage Ratio . . . . . . . . . . . . . . . . . . . . . 65
     8.12  Leverage Ratio. . . . . . . . . . . . . . . . . . . . . . . . . . 66
     8.13  Minimum Consolidated Net Worth. . . . . . . . . . . . . . . . . . 66
     8.14  Minimum Consolidated EBITDA . . . . . . . . . . . . . . . . . . . 67
     8.15  Limitation On Issuance of Stock . . . . . . . . . . . . . . . . . 67

SECTION 9.  Events of Default. . . . . . . . . . . . . . . . . . . . . . . . 67
     9.01  Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
     9.02  Representations, etc. . . . . . . . . . . . . . . . . . . . . . . 67
     9.03  Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
     9.04  Default Under Other Agreements. . . . . . . . . . . . . . . . . . 68
     9.05  Bankruptcy, etc.. . . . . . . . . . . . . . . . . . . . . . . . . 68
     9.06  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
     9.07  Security Documents. . . . . . . . . . . . . . . . . . . . . . . . 69
     9.08  Guaranty. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
     9.09  Judgments . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
     9.10  Ancillary Agreements. . . . . . . . . . . . . . . . . . . . . . . 70
     9.11  Change of Control . . . . . . . . . . . . . . . . . . . . . . . . 70

SECTION 10.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . 71

SECTION 11.  The Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . 99
     11.01  Appointment. . . . . . . . . . . . . . . . . . . . . . . . . . . 99
     11.02  Nature of Duties . . . . . . . . . . . . . . . . . . . . . . . . 99
     11.03  Lack of Reliance on the Agents . . . . . . . . . . . . . . . . .100
     11.04  Certain Rights of the Agents . . . . . . . . . . . . . . . . . .100
     11.05  Reliance . . . . . . . . . . . . . . . . . . . . . . . . . . . .100
     11.06  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . .100
     11.07  The Agents in Their Individual Capacity. . . . . . . . . . . . .101
     11.08  Holders. . . . . . . . . . . . . . . . . . . . . . . . . . . . .101
     11.09  Resignation by the Administrative Agent. . . . . . . . . . . . .101


                                        (iii)

                                                                            Page
                                                                            ----

SECTION 12.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . .102
     12.01  Payment of Expenses, etc.. . . . . . . . . . . . . . . . . . . .102
     12.02  Right of Setoff. . . . . . . . . . . . . . . . . . . . . . . . .103
     12.03  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . .103
     12.04  Benefit of Agreement . . . . . . . . . . . . . . . . . . . . . .104
     12.05  No Waiver; Remedies Cumulative . . . . . . . . . . . . . . . . .106
     12.06  Payments Pro Rata. . . . . . . . . . . . . . . . . . . . . . . .106
     12.07  Calculations; Computations . . . . . . . . . . . . . . . . . . .107
     12.08  Governing Law; Submission to Jurisdiction; Venue; Waiver of
               Jury  Trial . . . . . . . . . . . . . . . . . . . . . . . . .107
     12.09  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . .108
     12.10  Effectiveness. . . . . . . . . . . . . . . . . . . . . . . . . .108
     12.11  Headings Descriptive . . . . . . . . . . . . . . . . . . . . . .108
     12.12  Amendment or Waiver. . . . . . . . . . . . . . . . . . . . . . .108
     12.13  Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . .109
     12.14  Domicile of Loans. . . . . . . . . . . . . . . . . . . . . . . .109
     12.15  Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . .109
     12.16  Lender Register. . . . . . . . . . . . . . . . . . . . . . . . .110

SECTION 13.  Holdings Guaranty . . . . . . . . . . . . . . . . . . . . . . .111
     13.01  The Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . .111
     13.02  Bankruptcy . . . . . . . . . . . . . . . . . . . . . . . . . . .111
     13.03  Nature of Liability. . . . . . . . . . . . . . . . . . . . . . .111
     13.04  Independent Obligation . . . . . . . . . . . . . . . . . . . . .112
     13.05  Authorization. . . . . . . . . . . . . . . . . . . . . . . . . .112
     13.06  Reliance . . . . . . . . . . . . . . . . . . . . . . . . . . . .113
     13.07  Subordination. . . . . . . . . . . . . . . . . . . . . . . . . .113
     13.08  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . .113
     13.09  Enforcement. . . . . . . . . . . . . . . . . . . . . . . . . . .114


                                         (iv)

ANNEX I        --   Commitments
ANNEX II       --   Addresses
ANNEX III      --   Subsidiaries
ANNEX IV       --   Real Properties
ANNEX V        --   Existing Indebtedness
ANNEX VI       --   ERISA
ANNEX VII      --   Liens
ANNEX VIII     --   Existing Investments
ANNEX IX       --   Intentionally Left Blank
ANNEX X        --   EBITDA Adjustments
ANNEX XI       --   Approvals
ANNEX XII      --   Litigation


EXHIBIT A      --   Form of Notice of Borrowing
EXHIBIT B-1    --   Form of A Term Note
EXHIBIT B-2    --   Form of B Term Note
EXHIBIT B-3    --   Form of C Term Note
EXHIBIT B-4    --   Form of Revolving Note
EXHIBIT B-5    --   Form of Swingline Note
EXHIBIT C      --   Form of Letter of Credit Request
EXHIBIT D      --   Form of Section 4.04 Certificate
EXHIBIT E-1    --   Form of Opinion of Latham & Watkins
EXHIBIT E-2    --   Form of Opinion of White & Case
EXHIBIT F      --   Form of Officers' Certificate
EXHIBIT G      --   Form of Subsidiary Guaranty
EXHIBIT H      --   Form of Pledge Agreement
EXHIBIT I      --   Form of Security Agreement
EXHIBIT J      --   Form of Consent Letter
EXHIBIT K      --   Form of Assignment Agreement


                                         (v)

               CREDIT AGREEMENT, dated as of October 6, 1997, among IRON HORSE INVESTORS, L.L.C., a Delaware limited liability company, UNITED DEFENSE INDUSTRIES, INC., a Delaware corporation, the lenders from time to time party hereto (each, a "Lender" and, collectively, the "Lenders"), CITICORP USA, INC. and LEHMAN COMMERCIAL PAPER INC., as Documentation Agents (the "Documentation Agents") and BANKERS TRUST COMPANY, as Administrative Agent and as Syndication Agent (the "Administrative Agent" and together with the Documentation Agents, collectively, the "Agents"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 10 are used herein as so defined.


                                W I T N E S S E T H :


               WHEREAS, subject to and upon the terms and conditions herein set forth, the Lenders are willing to make available to the Borrower the credit facilities provided for herein;


               NOW, THEREFORE, IT IS AGREED:

               SECTION 1.  AMOUNT AND TERMS OF CREDIT.

               1.01 COMMITMENT. Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make a loan or loans (each, a "Loan" and, collectively, the "Loans") to the Borrower, which Loans shall be drawn, to the extent such Lender has a commitment under such Facility, under the A Term Facility, the B Term Facility, the C Term Facility and the Revolving Facility, as set forth below:

               (a) Loans under the A Term Facility (each, an "A Term Loan" and, collectively, the "A Term Loans") (i) shall be made only pursuant to a drawing (x) on the Initial Borrowing Date in an aggregate amount equal to $100,000,000 and (y) in a minimum aggregate amount of $10 million on each of up to two Business Days on or prior to the A Termination Date, (ii) except as hereinafter provided, may, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans provided that all A Term Loans made as part of the same Borrowing shall, unless specifically provided herein, consist of A Term Loans of the same Type and (iii) shall not exceed in aggregate principal amount for any Lender at the time of incurrence thereof the A Term Commitment, if any, of such Lender as in effect on such date. Once repaid, A Term Loans may not be reborrowed.

               (b) Loans under the B Term Facility (each, a "B Term Loan" and, collectively, the "B Term Loans") (i) shall be made pursuant to a single drawing on the Initial Borrowing Date, (ii) except as hereinafter provided, may, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans provided that all B Term Loans made as part of the same Borrowing shall, unless specifically provided herein, consist of B Term Loans of the same Type and (iii) shall not exceed in aggregate principal amount for any Lender at the time of incurrence thereof the B Term Commitment, if any, of such Lender as in effect on such date. Once repaid, B Term Loans may not be reborrowed.

               (c) Loans under the C Term Facility (each, a "C Term Loan" and, collectively, the "C Term Loans") (i) shall be made pursuant to a single drawing on the Initial Borrowing Date, (ii) except as hereinafter provided, may, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans provided that all C Term Loans made as part of the same Borrowing shall, unless specifically provided herein, consist of C Term Loans of the same Type and (iii) shall not exceed in aggregate principal amount for any Lender at the time of incurrence thereof the C Term Commitment, if any, of such Lender as in effect on such date. Once repaid, C Term Loans may not be reborrowed.

               (d) Loans under the Revolving Facility (each, a "Revolving Loan" and, collectively, the "Revolving Loans") (i) shall be made at any time and from time to time after the Initial Borrowing Date and prior to the A/RF Maturity Date, (ii) except as hereinafter provided, may, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans provided that all Revolving Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Revolving Loans of the same Type, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed (giving effect to any incurrence thereof and the use of the proceeds of such incurrence) for any Lender in aggregate principal amount at any time outstanding that amount which, when combined with such Lender's Adjusted RF Percentage of the sum of (x) the Letter of Credit Outstandings at such time and
          (y) the outstanding principal amount of Swingline Loans at such time, equals the Revolving Commitment of such Lender and (v) shall not exceed in aggregate principal amount at any time outstanding that amount which, when combined with the aggregate principal amount of all Swingline Loans then outstanding, equals the Maximum RL Amount.

               (e) Subject to and upon the terms and conditions herein set forth, the Swingline Lender agrees to make at any time and from time to time after the Initial

          Borrowing Date and prior to the Swingline Expiry Date, a loan or loans to the Borrower (each, a "Swingline Loan" and, collectively, the "Swingline Loans"), which Swingline Loans (i) shall be made and maintained as Base Rate Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed (giving effect to any incurrence thereof and the use of the proceeds of such incurrence) in aggregate principal amount at any time outstanding that amount which, when combined with the aggregate principal amount of all Revolving Loans made by Non-Defaulting Lenders then outstanding and the Letter of Credit Outstandings at such time, equals the Adjusted Total Revolving Commitment then in effect (after giving effect to any changes thereto on such date) and (iv) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount or, when added to the outstanding principal amount of Revolving Loans then outstanding, the Maximum RL Amount. The Swingline Lender will not make a Swingline Loan after it has received written notice from the Required Lenders that one or more of the applicable conditions to Credit Events specified in Section 5.03 are not then satisfied until such conditions are satisfied.

               (f) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the RF Lenders that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (PROVIDED that each such notice shall be deemed to have been automatically given upon the occurrence of an Event of Default under
          Section 9.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 9), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all RF Lenders PRO RATA based on each RF Lender's Adjusted RF Percentage, and the proceeds thereof shall be applied directly to repay the Swingline Lender for such outstanding Swingline Loans. Each RF Lender hereby irrevocably agrees to make Base Rate Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding: (i) that the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 5.03 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing and (v) the amount of the Total Revolving Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each RF Lender (other than BTCo) hereby agrees that it shall forthwith purchase from the Swingline Lender (without recourse or warranty) such assignment of the outstanding Swingline Loans as shall be necessary to cause the RF Lenders to share in such Swingline

          Loans ratably based upon their respective Adjusted RF Percentages, PROVIDED that all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date the respective assignment is purchased and, to the extent attributable to the purchased assignment, shall be payable to the RF Lender purchasing same from and after such date of purchase.

               1.02 MINIMUM BORROWING AMOUNTS, ETC. The aggregate principal amount of each Borrowing shall not be less than the Minimum Borrowing Amount. More than one Borrowing may be incurred on any day, provided that at no time shall there be outstanding more than fifteen Borrowings of Eurodollar Loans.

               1.03 NOTICE OF BORROWING. (a) Whenever the Borrower desires to incur Loans under any Facility (excluding Borrowings of Swingline Loans and Mandatory Borrowings), it shall give the Administrative Agent at its Notice Office, prior to 12:00 Noon (New York time), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each proposed incurrence of Eurodollar Loans and at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each proposed incurrence of Base Rate Loans. Each such notice (each, a "Notice of Borrowing") shall be in the form of Exhibit A and shall be irrevocable and shall specify (i) the Facility pursuant to which such incurrence is being made, (ii) the aggregate principal amount of the Loans to be made pursuant to such incurrence, (iii) the date of incurrence (which shall be a Business Day) and
(iv) whether the respective Borrowing shall consist of Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed incurrence of Loans of such Lender's proportionate share thereof and of the other matters covered by the Notice of Borrowing.

               (b) (i) Whenever the Borrower desires to make a Borrowing of Swingline Loans hereunder, it shall give the Swingline Lender, prior to 2:00 P.M. (New York time) on the day such Swingline Loan is to be made, written notice (or telephonic notice promptly confirmed in writing) of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and shall specify in each case (x) the date of such Borrowing (which shall be a Business
Day) and (y) the aggregate principal amount of the Swingline Loan to be made pursuant to such Borrowing.

               (ii) Mandatory Borrowings shall be made upon the notice specified in Section 1.01(f), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section 1.01(f).

               (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent, the Swingline Lender (in the case of a Borrowing of Swingline Loans), or the Letter of Credit Issuer (in the case of the issuance of Letters of Credit), as the case may be, may prior to receipt of written confirmation act without liability upon the basis of and consistent with such telephonic notice, believed by the Administrative Agent, the Swingline Lender or the Letter of Credit Issuer in good faith to be from an Authorized Officer of the Borrower. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's, the Swingline Lender's or the Letter of Credit Issuer's record of the terms of such telephonic notice, unless such record reflects gross negligence or willful misconduct on the part of the Administrative Agent, the Swingline Lender or the Letter of Credit Issuer, as the case may be.

               1.04 DISBURSEMENT OF FUNDS. (a) No later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing or 2:00 P.M. (New York time) on the date specified in a notice described in Section 1.03(b)(i), each Lender with a Commitment under the respective Facility will make available its PRO RATA share of each Borrowing requested to be made on such date or in the case of Swingline Loans, the Swingline Lender shall make available the full amount thereof in the manner provided below. All such amounts shall be made available to the Administrative Agent in Dollars and immediately available funds at the Payment Office and the Administrative Agent promptly will make available to the Borrower by depositing to its account at the Payment Office or as otherwise directed in the applicable Notice of Borrowing the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent shall have been notified by any Lender prior to the date of the proposed incurrence that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may notify the Borrower, and, upon receipt of such notice, the Borrower shall promptly pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Lender, the overnight Federal Funds Effective Rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 1.08, for the respective Loans.

               (b) Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

               1.05 NOTES. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made to it by each Lender shall be evidenced (i) if A Term Loans, by a promissory note substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each, an "A Term Note" and, collectively, the "A Term Notes"), (ii) if B Term Loans, by a promissory note substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (each, a "B Term Note" and, collectively, the "B Term Notes"), (iii) C Term Loans, by a promissory note substantially in the form of Exhibit B-3 with blanks appropriately completed in conformity herewith (each, a "C Term Note" and, collectively, the "C Term Notes"), (iv) if Revolving Loans, by a promissory note substantially in the form of Exhibit B-4 with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes") and (v) if Swingline Loans, by a promissory note substantially in the form of Exhibit B-5, with blanks appropriately completed in conformity herewith (the "Swingline Note").

               (b) The A Term Note issued to each Lender that makes any A Term Loan shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the A Term Commitment of such Lender (or in the case of a new A Term Note issued pursuant to Section 1.13 or 12.04, the A Term Loans and A Term Commitment, if any, of the assignee Lender) and be payable in the principal amount of A Term Loans evidenced thereby, (iv) mature on the A/RF Maturity Date,
(v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in
Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

               (c) The B Term Note issued to each Lender that makes any B Term Loan shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the B Term Loans made by such Lender on the Initial Borrowing Date (or in the case of a new B Term Note issued pursuant to Section 1.13 or 12.04, the respective B Term Loans evidenced thereby at the time of issuance) and be payable in the principal amount of B Term Loans evidenced thereby, (iv) mature on the B Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

               (d) The C Term Note issued to each Lender that makes any C Term Loan shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the C Term Loans made by such Lender on the Initial Borrowing Date (or in the case of a new C Term Note issued pursuant to Section 1.13 or 12.04, the respective C Term Loans evidenced thereby at the time of issuance) and be payable in the principal amount of C Term Loans evidenced thereby, (iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

               (e) The Revolving Note issued to each RF Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such RF Lender and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Revolving Commitment of such RF Lender and be payable in the principal amount of the Revolving Loans evidenced thereby, (iv) mature on the A/RF Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in
Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

               (f) The Swingline Note issued to the Swingline Lender shall (i) be executed by the Borrower, (ii) be payable to the order of the Swingline Lender and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of Swingline Loans evidenced thereby, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to mandatory prepayment as provided in
Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

               (g) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of any of its Notes, endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the Borrower's obligations in respect of such Loans.

               1.06 CONVERSIONS. The Borrower shall have the option to convert on any Business Day all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of the Loans (other than Swingline Loans which at all times shall be maintained as Base Rate Loans) owing pursuant to a single Facility into a Borrowing or Borrowings pursuant to such Facility of another Type of Loan provided that

(i) no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may not be converted into Eurodollar Loans when a Default under
Section 9.01 or an Event of Default is in existence on the date of the proposed conversion if the Administrative Agent or the Required Lenders shall have determined in its or their sole discretion not to permit such conversion and
(iii) Borrowings of Eurodollar Loans resulting from this Section 1.06 shall be limited in number as provided in Section 1.02. Each such conversion shall be effected by the Borrower giving the Administrative Agent at its Notice Office, prior to 12:00 Noon (New York time), at least three Business Days' (or one Business Day's, in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each, a "Notice of Conversion") specifying the Loans to be so converted (including the relevant Facility), the Type of Loans to be converted into and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans.

               1.07 PRO RATA BORROWINGS. All Loans under this Agreement (other than Swingline Loans) shall be made by the Lenders PRO RATA on the basis of their A Term Commitments, B Term Commitments, C Term Commitments or Revolving Commitments, as the case may be, PROVIDED, that each Mandatory Borrowing shall be funded on the basis of their Adjusted RF Percentages, if any. It is understood that no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

               1.08 INTEREST. (a) The unpaid principal amount of each Base Rate Loan shall bear interest from the date of the Borrowing thereof until the earlier of repayment or conversion thereof and maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Base Rate Margin plus the Base Rate in effect from time to time.

               (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until the earlier of repayment or conversion thereof and maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Eurodollar Margin plus the relevant Eurodollar Rate.

               (c) All overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall bear interest at a rate per annum equal to the Base Rate in effect from time to time plus the sum of (i) 2% and (ii) the Applicable Base Rate Margin provided that principal in respect of

Eurodollar Loans shall bear interest from the date the same becomes due (whether by acceleration or otherwise) until the end of the Interest Period then applicable to such Eurodollar Loan at a rate per annum equal to 2% in excess of the rate of interest applicable thereto on such date.

               (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each January, April, July and October, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

               (e) All computations of interest hereunder shall be made in accordance with Section 12.07(b).

               (f) The Administrative Agent, upon determining the interest rate for any Borrowing of Eurodollar Loans for any Interest Period, shall promptly notify the Borrower and the Lenders thereof.

               1.09 INTEREST PERIODS. (a) At the time the Borrower gives a Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans, it shall have the right to elect by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, two, three, six or, to the extent available to all Lenders with a Commitment under the respective Facility and so long as the Administration Agent consents thereto, nine or twelve month period. Notwithstanding anything to the contrary contained above:

               (i) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

               (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

              (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, PROVIDED that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

               (iv) no Interest Period with respect to a Borrowing of Revolving Loans shall extend beyond the A/RF Maturity Date;

               (v) no Interest Period with respect to any Term Loans under a Facility may be elected that would extend beyond any date upon which a Scheduled Repayment is required to be made in respect of such Term Loans if, after giving effect to the selection of such Interest Period, the aggregate principal amount of Term Loans maintained under the respective Facility as Eurodollar Loans with Interest Periods ending after such date would exceed the aggregate principal amount of Term Loans under such Facility permitted to be outstanding after such Scheduled Repayment; and

               (vi) no Interest Period may be elected at any time when a Default under Section 9.01 or an Event of Default is then in existence if the Administrative Agent or the Required Lenders shall have determined in its or their sole discretion not to permit such election.

               (b) If upon the expiration of any Interest Period, the Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of such expiration.

               1.10  INCREASED COSTS, ILLEGALITY, ETC.  (a)  In the event that
(x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

               (i) on any date for determining the Eurodollar Rate for any Interest Period that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate or the making or continuance of any Eurodollar Loan has become impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the interbank Eurodollar market;

               (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans (other than taxes covered by Section
          4.04 and any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges) because of (x) any change since the Effective Date in any applicable law, governmental rule, regulation, guideline or order (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order) (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate) and/or (y) other circumstances affecting the interbank Eurodollar market or the position of such Lender in such market; or

              (iii) at any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Lender in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law but with which such Lender customarily complies even though the failure to comply therewith would not be unlawful);

then, and in any such event, such Lender (or the Administrative Agent in the case of clause (i) above) shall (x) on such date and (y) within ten Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, within 10 Business Days after Borrower's receipt of written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine after consultation with the Borrower) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, describing the basis for such increased costs and showing the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

               (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii), the Borrower may (and in the case of a Eurodollar Loan affected pursuant to Section 1.10(a)(iii), the Borrower shall within the time period required by law) either (x) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 1.10(a)(ii) or (iii), or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' notice to the Administrative Agent, require the affected Lender to convert each such Eurodollar Loan into a Base Rate Loan (which conversion, in the case of the circumstances described in Section 1.10(a)(iii), shall occur no later than the last day of the Interest Period then applicable to such Eurodollar Loan (or such earlier date as shall be required by applicable law)); PROVIDED, that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 1.10(b). Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10(b), will give prompt written notice thereof to the Borrower, which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(b) upon the subsequent receipt of such notice.

               (c) If any Lender shall have determined that the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, in each case after the Effective Date, or compliance by such Lender or its parent corporation with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency first made after the Effective Date, has or would have the effect of reducing the rate of return on such Lender's or its parent corporation's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender or its parent corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or its parent corporation's policies with respect to capital adequacy), then from time to time, within 10 Business Days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent corporation for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall describe the basis for such claim and set forth in reasonable detail the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice.

               1.11 COMPENSATION. (a) The Borrower shall compensate each Lender, upon its written request (which request shall set forth the basis for requesting such compensation and reasonably detailed calculations thereof), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding in any event the loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any prepayment, repayment or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 1.10(b).

               (b) Notwithstanding anything in this Agreement to the contrary, to the extent any notice or request required by Section 1.10, 1.11, 2.05 or 4.04 is given by any Lender more than 180 days after such Lender obtained, or reasonably should have obtained, knowledge of the occurrence of the event giving rise to the additional costs, reductions in amounts, losses, taxes or other additional amounts of the type described in such Section, such Lender shall not be entitled to compensation under Section 1.10, 1.11, 2.05 or 4.04 for any amounts incurred or accruing prior to the giving of such notice to the Borrower.

               1.12 CHANGE OF LENDING OFFICE. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), 1.10(c), 2.05 or 4.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letter of Credit participations affected by such event, PROVIDED that such designation is made on such terms that such Lender and its lending office suffer no material economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 1.10,
2.05 or 4.04.

          1.13 REPLACEMENT OF LENDERS. (x) Upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c),
Section 1.11, Section 2.05 or Section 4.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs materially in excess of those being charged generally by the Lenders, (y) if a Lender becomes a Defaulting Lender and/or (z) in the case of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Lenders, the Borrower shall have the right, if no Default under Section 9.01 or Event of Default then exists, to replace such Lender (the "Replaced Lender") with one or more other Eligible Transferee or Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender") reasonably acceptable to the Administrative Agent, provided that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Lender shall enter into one or more Assignment Agreements pursuant to Section 12.04(b) (and with all fees payable pursuant to said Section 12.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and in each case participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued and unpaid interest on, all outstanding Loans of the Replaced Lender, (B) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, together with all accrued and unpaid interest with respect thereto at such time and (C) an amount equal to all accrued and unpaid Fees owing to the Replaced Lender pursuant to Section 3.01, (y) the Letter of Credit Issuer an amount equal to such Replaced Lender's Adjusted RF Percentage (for this purpose, and for the purposes of clause (z) below, determined as if the adjustment described in clause (y) of the immediately succeeding sentence had been made with respect to such Replaced Lender) of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender and (z) the Swingline Lender, any portion of a Mandatory Borrowing as to which the Replaced Lender is then in default, and (ii) all obligations of the Borrower owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender by the Borrower concurrently with such replacement.
Upon the execution of the respective Assignment Agreements, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, (x) the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions applicable to the Replaced Lender under this Agreement, which shall survive as to such Replaced Lender and (y) in the case of a replacement of a Defaulting Lender with a Non-Defaulting Lender, the Adjusted RF Percentages of the respective Lenders and the Adjusted Total Revolving Commitment shall be automatically adjusted at such time to give effect to such replacement.

               SECTION 2.  LETTERS OF CREDIT.

               2.01 LETTERS OF CREDIT. (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request that the Letter of Credit Issuer at any time and from time to time on or after the Initial Borrowing Date and prior to the fifth Business Day prior to the A/RF Maturity Date to issue, for the account of the Borrower and in support of (x) trade obligations of the Borrower and its Subsidiaries incurred in the ordinary course of business (letters of credit issued for such purposes, "Trade Letters of Credit") and (y) any other lawful purposes of the Borrower and its Subsidiaries (letters of credit issued for such purposes, "Standby Letters of Credit"), and subject to and upon the terms and conditions herein set forth, the Letter of Credit Issuer agrees to issue from time to time, irrevocable letters of credit denominated in Dollars and issued on a sight basis only, in such form as may be approved by the Letter of Credit Issuer and the Administrative Agent. "Letters of Credit" shall include Trade Letters of Credit, Standby Letters of Credit and Existing Letters of Credit (each of which Existing Letters of Credit shall be deemed issued for all purposes of this Agreement on the Initial Borrowing Date).

               (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued if after giving effect thereto the sum of the Letter of Credit Outstandings plus the aggregate principal amount of all Revolving Loans made by Non-Defaulting Lenders then outstanding and Swingline Loans then outstanding would exceed the Adjusted Total Revolving Commitment at such time; (ii) each Standby Letter of Credit shall have an expiry date occurring not later than three years after such Letter of Credit's date of issuance although (i) Standby Letters of Credit issued to replace and/or support letters of credit existing on the Initial Borrowing Date shall have an expiry equal to the then expiry of the letter of credit being replaced or supported and (ii) any Standby Letter of Credit may be extendable for successive periods of up to 12 months, but not beyond the third Business Day next preceding the A/RF Maturity Date, on terms acceptable to the Letter of Credit Issuer and in no event shall any Standby Letter of Credit have an expiry date occurring later than the third Business Day next preceding the A/RF Maturity Date; and (iii) each Trade Letter of Credit shall have an expiry date occurring not later than (x) 180 days after such Letter of Credit's date of issuance or (y) the date three Business Days prior to the A/RF Maturity Date.

               2.02  LETTER OF CREDIT REQUESTS; NOTICES OF ISSUANCE.
(a) Whenever it desires that a Letter of Credit be issued, the Borrower shall give the Administrative Agent and the Letter of Credit Issuer written notice (including by way of facsimile transmission) in the form of Exhibit C thereof prior to 1:00 P.M. (New York time) at least three Business Days (or such shorter period as may be acceptable to the Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business Day) (each, a "Letter of Credit Request"), which Letter of Credit Request shall include any other documents that the Letter of Credit Issuer customarily requires in connection therewith.

               (b) The Letter of Credit Issuer shall, promptly after each issuance of a Standby Letter of Credit by it, give the Administrative Agent, each RF Lender and the Borrower written notice of the issuance of such Standby Letter of Credit, accompanied by a copy of such Letter of Credit. The Administrative Agent will send to each RF Lender, upon each Letter of Credit Fee payment date, a report setting forth for the relevant period the daily aggregate Letter of Credit Outstandings during such period (based, to the extent relating to Letters of Credit not issued by BTCo, upon information supplied to the Administrative Agent by the Borrower).

               2.03 AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS. (a) The Borrower hereby agrees to reimburse the Letter of Credit Issuer, by making payment to the Administrative Agent at the Payment Office, for any payment or disbursement made by the Letter of Credit Issuer under any Letter of Credit (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") promptly after, and in any event within three Business Days after the date on which, the Borrower is notified by the Letter of Credit Issuer of such payment or disbursement with interest on the amount so paid or disbursed by the Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date the Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the Base Rate plus the Applicable Base Rate Margin as in effect from time to time (plus an additional 2% per annum if not reimbursed by the third Business Day after the date of such notice of payment or disbursement), such interest also to be payable on demand.

               (b) The Borrower's obligation under this Section 2.03 to reimburse the Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Letter of Credit Issuer, the Administrative Agent or any Lender, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform substantially to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing provided that the Borrower shall not be obligated to reimburse the Letter of Credit Issuer for any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer as determined by a court of competent jurisdiction.

               2.04 LETTER OF CREDIT PARTICIPATIONS. (a) Immediately upon the issuance by the Letter of Credit Issuer of any Letter of Credit, the Letter of Credit Issuer shall be deemed to have sold and transferred to each other RF Lender, and each such RF Lender (each, a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Adjusted RF Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto (although the Letter of Credit Fee shall be payable directly to the Administrative Agent for the account of the RF Lenders as provided in Section 3.01(c) and the Participants shall have no right to receive any portion of any Facing Fees) and any security therefor or guaranty pertaining thereto. Upon any change in the Adjusted RL Percentages pursuant to Section
1.13 and/or 12.04(b) and/or as a result of a Lender Default, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this
Section 2.04 to reflect the new Adjusted RF Percentages of all of the Lenders with Revolving Commitments as a result thereof.

               (b) In determining whether to pay under any Letter of Credit, the Letter of Credit Issuer shall not have any obligation relative to the Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Letter of Credit Issuer under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Letter of Credit Issuer any resulting liability.

               (c) In the event that the Letter of Credit Issuer makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to the Letter of Credit Issuer pursuant to Section 2.03(a), the Letter of Credit Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the account of the Letter of Credit Issuer, the amount of such Participant's Adjusted RF Percentage of such payment in Dollars and in same day funds provided that no Participant shall be obligated to pay to the Administrative Agent its Adjusted RF Percentage of such unreimbursed amount for any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer. If the Administrative Agent so notifies any Participant prior to 11:00 A.M. (New York time) on any Business Day, such Participant shall make available to the Administrative Agent, such Participant's Adjusted RF Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Adjusted RF Percentage of the amount of such Unpaid Drawing available to the Administrative Agent, such Participant agrees to pay to the Administrative Agent for the account of the Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is so paid to the Administrative Agent at the overnight Federal Funds Effective Rate. The failure of any Participant to so pay to the Administrative Agent its Adjusted RF Percentage of any Unpaid Drawing shall not relieve any other Participant of its obligation hereunder to so pay to the Administrative Agent its Adjusted RF Percentage of any Unpaid Drawing on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to so pay to the Administrative Agent such other Participant's Adjusted RF Percentage of any such payment.

               (d) Whenever the Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of the Letter of Credit Issuer any payments from the Participants pursuant to clause (c) above, the Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Participant which has paid its Adjusted RF Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's Adjusted RF Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective participations.

               (e) The obligations of the Participants to make payments to the Administrative Agent for the account of the Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever (provided that no Participant shall be required to make payments resulting from the Administrative Agent's gross negligence or willful misconduct) and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

               (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

               (ii) the existence of any claim, set-off, defense or other right which any Credit Party or any of their Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Agent, the Letter of Credit Issuer, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

               (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

               (v)   the occurrence of any Default or Event of Default.

               (f) To the extent the Letter of Credit Issuer is not indemnified by the Borrower, the Participants will reimburse and indemnify the Letter of Credit Issuer, in proportion to their respective RF Percentages, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Letter of Credit Issuer in performing its respective duties in any way relating to or arising out of its issuance of Letters of Credit; PROVIDED that no Participants shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Letter of Credit Issuer's gross negligence or willful misconduct.

               2.05 INCREASED COSTS. If at any time after the Effective Date, the adoption or effectiveness of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Letter of Credit Issuer or any Participant with any request or directive (whether or not having the force of law) first made by any such authority, central bank or comparable agency, in each case after the Effective Date, shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by the Letter of Credit Issuer or such Participant's participation therein, or (ii) shall impose on the Letter of Credit Issuer or any Participant any other conditions affecting this Agreement, any Letter of Credit or such Participant's participation therein; and the result of any of the foregoing is to increase the cost to the Letter of Credit Issuer or such Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by the Letter of Credit Issuer or such Participant hereunder (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges), then, within 10 Business Days of Borrower's receipt of a written demand to the Borrower by the Letter of Credit Issuer or such Participant (a copy of which notice shall be sent by the Letter of Credit Issuer or such Participant to the Administrative Agent), the Borrower shall pay to the Letter of Credit Issuer or such Participant such additional amount or amounts as will compensate the Letter of Credit Issuer or such Participant for such increased cost or reduction. A certificate submitted to the Borrower by the Letter of Credit Issuer or such Participant, as the case may be (a copy of which certificate shall be sent by the Letter of Credit Issuer or such Participant to the Administrative Agent), setting forth the basis for, and reasonably detailed calculations of, the determination of such additional amount or amounts necessary to compensate the Letter of Credit Issuer or such Participant as aforesaid shall be conclusive and binding on the Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section
2.05 upon the subsequent receipt thereof.

               SECTION 3.  FEES; COMMITMENTS.

               3.01 FEES. (a) The Borrower agrees to pay to the Administrative Agent a commitment commission (the "TL Commitment Commission") for the account for each Lender with an A Term Commitment that is a Non-Defaulting Lender for the period from and including the Initial Borrowing Date to but not including the date on which the Total A Term Commitment has been terminated, computed for each day at a rate per annum equal to the Applicable CC Percentage for such day on the A Term Commitment on such day of such Lender. Such TL Commitment Commission shall be due and payable in arrears on the last Business Day of each January, April, July and October on the date upon which the Total A Term Commitment is terminated.

               (b) The Borrower agrees to pay to the Administrative Agent a commitment commission ("RL Commitment Commission") for the account of each RF Lender that is a Non-Defaulting Lender for the period from and including the Initial Borrowing Date to but not including the date upon which the Total Revolving Commitment has been terminated, computed for each day at the rate per annum equal to the Applicable CC Percentage for such day on the Unutilized Revolving Commitment on such day of such Lender. Such RL Commitment Commission shall be due and payable in arrears on the last Business Day of each January, April, July and October and on the date upon which the Total Revolving Commitment is terminated.

               (c) The Borrower agrees to pay to the Administrative Agent, for the account of each RF Lender that is a Non-Defaulting Lender, PRO RATA on the basis of their respective Adjusted RF Percentages, a fee in respect of each Letter of Credit (the "Letter of Credit Fee") computed for each day at a per annum rate equal to 1/4 of 1% less than the Applicable Eurodollar Margin for Revolving Loans on such day multiplied by the Stated Amount of all Letters of Credit outstanding on such day. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on the last Business Day of each January, April, July and October of each year and on the date upon which the Total Revolving Commitment is terminated.

               (d) The Borrower agrees to pay to the Letter of Credit Issuer a fee in respect of each Letter of Credit issued by it (the "Facing Fee") computed for each day at the rate of 1/4 of 1% per annum on the Stated Amount of all Letters of Credit outstanding on such day, provided that in no event shall the annual Facing Fee with respect to any Letter of Credit be less than $500. Accrued Facing Fees shall be due and payable quarterly in arrears on the last Business Day of each January, April, July and October of each year and on the date upon which the Total Revolving Commitment is terminated.

               (e) The Borrower agrees to pay directly to the Letter of Credit Issuer upon each issuance of, payment under, and/or amendment of, a Letter of Credit such amount as shall at the time of such issuance, payment or amendment be the administrative charge which the Letter of Credit Issuer is customarily charging for issuances of, payments under or amendments of, letters of credit issued by it.

               (f) The Borrower shall pay to (x) each Agent on the Initial Borrowing Date, for its own account and/or for distribution to the Lenders, such fees as heretofore agreed by the Borrower and the Agents and (y) the Administrative Agent, for its own account, such other fees as agreed to between the Borrower and the Administrative Agent, when and as due.

               (g)  All computations of Fees shall be made in accordance with
Section 12.07(b).

               3.02 VOLUNTARY REDUCTION OF COMMITMENTS. (a) Upon at least one Business Day's prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice shall be deemed to be given on a certain day only if given before 2:00 P.M. (New York time) on such day and shall be promptly transmitted by the Administrative Agent to each of the Lenders), the Borrower shall have the right, without premium or penalty, to terminate or partially reduce the Total Unutilized Revolving Commitment provided that (x) any such partial reduction shall apply to proportionately and permanently reduce the Revolving Commitment of each Lender, (y) no such reduction shall reduce any Non-Defaulting Lender's Revolving Commitment in an amount greater than the then Unutilized Revolving Commitment of such Lender and
(z) any partial reduction pursuant to this Section 3.02 shall be in the amount of at least $1,000,000.

               (b) At any time after the Initial Borrowing Date and prior to the A Termination Date upon at least one Business Day's prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, to terminate all or any portion of the remaining Total A Term Commitment. The amount of any reduction or termination of the Total A Term Commitment effected pursuant to this Section 3.02(b) and/or
Section 3.03(b)(ii) and/or Section 3.03(b)(iii) shall be applied to reduce the remaining Scheduled Repayments of A Term Loans PRO RATA based upon the then remaining amount of each such Scheduled Repayment.

               3.03  MANDATORY ADJUSTMENTS OF COMMITMENTS, ETC.   (a)  The Total
Commitment (and the A Term Commitment, B Term Commitment, C Term Commitment and Revolving Commitment of each Lender) shall terminate in its entirety on the Expiration Date unless the Initial Borrowing Date has occurred on or before such date.

               (b) The Total A Term Commitment shall (i) be reduced on the date any A Term Loans are incurred in an amount equal to the aggregate principal amount of A Term Loans so incurred, (ii) terminate in its entirety (to the extent not theretofore terminated) at 5:00 P.M. (New York time) on the A Termination Date, whether or not any A Term Loans are incurred on such date and
(iii) until terminated in full, be reduced on each day on which Term Loans are required to be repaid pursuant to Sections 4.02(A)(c), (d), (e), (f) and/or (g) by the amount, if any, by which the amount required to be applied pursuant to said Sections (determined as if an unlimited amount of Term Loans were actually outstanding) exceeds the aggregate principal amount of Term Loans being repaid.

               (c) Each of the Total B Term Commitment and Total C Term Commitment shall terminate in its entirety on the Initial Borrowing Date (after giving effect to the making of B Term Loans and C Term Loans on such date).

               (d) The Total Revolving Commitment shall terminate in its entirety on the A/RF Maturity Date.

               (e) To the extent gross cash proceeds from the issuance of the Senior Subordinated Notes exceed $200,000,000 the Total Term Commitment shall, before Term Loans are extended on the Initial Borrowing Date, be permanently reduced by such excess amount. Any reduction to the Total Term Commitment pursuant to the immediately preceding sentence shall be applied PRO RATA to the Total B Term Commitment and Total C Term Commitment and shall reduce the Scheduled Repayments of the respective Term Loan Facilities PRO RATA based upon the amount of such Scheduled Repayments.

               (f) Each partial reduction of the Commitments under a Facility pursuant to this Section 3.03 shall apply proportionately to the Commitment under such Facility of each Lender.

               SECTION 4.  PAYMENTS.

               4.01 VOLUNTARY PREPAYMENTS. The Borrower shall have the right to prepay Loans in whole or in part, without premium or penalty, from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent at the Payment Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, whether such Loans are A Term Loans, B Term Loans, C Term Loans, Revolving Loans or Swingline Loans, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which made, which notice shall be given by the Borrower prior to 3:00 P.M. (New York time) on the Business Day prior to the date of such prepayment (or in the case of Swingline Loans on the day of prepayment), and which notice shall promptly be transmitted by the Administrative Agent to each of the Lenders; (ii) (x) each partial prepayment of any Borrowing (other than a Borrowing of

Swingline Loans) shall be in an aggregate principal amount of at least $1,000,000 and (y) each partial prepayment of Swingline Loans shall be in an aggregate principal amount of at least $250,000, provided that no partial prepayment of Eurodollar Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto; (iii) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans provided that at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01, such prepayment shall not be applied to any Revolving Loans of a Defaulting Lender; and (iv) each prepayment of Term Loans pursuant to this Section 4.01 shall be applied to A Term Loans (in an amount equal to the A TF Percentage of such prepayment), B Term Loans (in an amount equal to the B TF Percentage of such prepayment) and C Term Loans (in an amount equal to the C TF Percentage of such prepayment) and shall reduce the remaining Scheduled Repayments of each of the A Term Loans, the B Term Loans and the C Term Loans (x) first, in direct order of maturity to those Scheduled Repayments which will be due and payable within twelve months after the date of the respective payment and (y) second, to the extent in excess thereof, on a PRO RATA basis (based upon the then remaining principal amount of each such Scheduled Repayment).

               4.02  MANDATORY PREPAYMENTS.

               (A)  REQUIREMENTS:

               (a) (i) If on any date (and after giving effect to all other repayments on such date) the sum of the aggregate outstanding principal amount of Revolving Loans made by Non-Defaulting Lenders, the principal amount of Swingline Loans and the Letter of Credit Outstandings exceeds the Adjusted Total Revolving Commitment as then in effect, the Borrower shall repay on such date the principal of outstanding Swingline Loans and, after all Swingline Loans have been repaid in full, Revolving Loans of Non-Defaulting Lenders in an aggregate amount equal to such excess. If, after giving effect to the repayment of all outstanding Swingline Loans and Revolving Loans of Non-Defaulting Lenders, the Letter of Credit Outstandings exceeds the Adjusted Total Revolving Commitment then in effect, the Borrower shall pay to the Administrative Agent an amount in cash and/or Cash Equivalents equal to such excess and the Administrative Agent shall hold such payment as security for the obligations of the Borrower in respect of Letters of Credit pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent (which shall permit certain investments in Cash Equivalents reasonably satisfactory to the Administrative Agent, until all proceeds are applied to the secured obligations or until all Letters of Credit so secured expire undrawn or are otherwise terminated or all drawings thereunder are paid, at which time such amount shall be returned to the Borrower). In addition, if on any date the aggregate outstanding principal amount of Swingline Loans and Revolving Loans exceeds the Maximum RL Amount, the Borrower shall repay the principal of Swingline Loans, and after all Swingline Loans have been repaid in full, Revolving Loans of Non-Defaulting Banks in an amount equal to such excess.

               (ii) If on any date the aggregate outstanding principal amount of the Revolving Loans made by a Defaulting Lender exceeds the Revolving Commitment of such Defaulting Lender, the Borrower shall repay principal of Revolving Loans of such Defaulting Lender in an amount equal to such excess.

               (b) (i) On each date set forth below, the Borrower shall repay the principal amount of A Term Loans set forth opposite such date (each such repayment, together with each repayment of B Term Loans required by clause
(b)(ii) below and each repayment of C Term Loans required by clause (b)(iii) below, as the same may be reduced as provided in Sections 3.02(b), 4.01 and 4.02(B), a "Scheduled Repayment"):


               Date                                            Amount
               ----                                            ------

          January 31, 1998                                  $6,250,000
          April 30, 1998                                    $6,250,000
          July 31, 1998                                     $6,250,000
          October 31, 1998                                  $6,250,000

          January 31, 1999                                  $6,250,000
          April 30, 1999                                    $6,250,000
          July 31, 1999                                     $6,250,000
          October 31, 1999                                  $6,250,000

          January 31, 2000                                  $6,250,000
          April 30, 2000                                    $6,250,000
          July 31, 2000                                     $6,250,000
          October 31, 2000                                  $6,250,000

          January 31, 2001                                  $6,250,000
          April 30, 2001                                    $6,250,000
          July 31, 2001                                     $6,250,000
          October 31, 2001                                  $6,250,000

          January 31, 2002                                  $6,250,000
          April 30, 2002                                    $6,250,000
          July 31, 2002                                     $6,250,000
          October 31, 2002                                  $6,250,000

               Date                                            Amount
               ----                                            ------

          January 31, 2003                                  $6,250,000
          April 3, 2003                                     $6,250,000
          July 31, 2003                                     $6,250,000
          A/RF Maturity Date                                $6,250,000


                 (ii) On each date set forth below, the Borrower shall repay the principal amount of B Term Loans set forth opposite such date:

               Date                                            Amount
               ----                                            ------

          January 31, 1998                                    $437,500
          April 30, 1998                                      $437,500
          July 31, 1998                                       $437,500
          October 31, 1998                                    $437,500

          January 31, 1999                                    $437,500
          April 30, 1999                                      $437,500
          July 31, 1999                                       $437,500
          October 31, 1999                                    $437,500

          January 31, 2000                                    $437,500
          April 30, 2000                                      $437,500
          July 31, 2000                                       $437,500
          October 31, 2000                                    $437,500

          January 31, 2001                                    $437,500
          April 30, 2001                                      $437,500
          July 31, 2001                                       $437,500
          October 31, 2001                                    $437,500

          January 31, 2002                                    $437,500
          April 30, 2002                                      $437,500
          July 31, 2002                                       $437,500
          October 31, 2002                                    $437,500

          January 31, 2003                                    $437,500
          April 30, 2003                                      $437,500
          July 31, 2003                                       $437,500
          October 31, 2003                                    $437,500

               Date                                            Amount
               ----                                            ------

          January 31, 2004                                 $20,562,500
          April 30, 2004                                   $20,562,500
          July 31, 2004                                    $20,562,500
          October 31, 2004                                 $20,562,500


          January 31, 2005                                 $20,562,500
          April 30, 2005                                   $20,562,500
          July 31, 2005                                    $20,562,500
          B Maturity Date                                  $20,562,500

                 (iii) On each date set forth below, the Borrower shall repay the principal amount of C Term Loans set forth opposite such date:

               Date                                            Amount
               ----                                            ------

          January 31, 1998                                    $425,000
          April 30, 1998                                      $425,000
          July 31, 1998                                       $425,000
          October 31, 1998                                    $425,000

          January 31, 1999                                    $425,000
          April 30, 1999                                      $425,000
          July 31, 1999                                       $425,000
          October 31, 1999                                    $425,000

          January 31, 2000                                    $425,000
          April 30, 2000                                      $425,000
          July 31, 2000                                       $425,000
          October 31, 2000                                    $425,000

          January 31, 2001                                    $425,000
          April 30, 2001                                      $425,000
          July 31, 2001                                       $425,000
          October 31, 2001                                    $425,000

          January 31, 2002                                    $425,000
          April 30, 2002                                      $425,000
          July 31, 2002                                       $425,000
          October 31, 2002                                    $425,000

               Date                                            Amount
               ----                                            ------

          January 31, 2003                                    $425,000
          April 30, 2003                                      $425,000
          July 31, 2003                                       $425,000
          October 31, 2003                                    $425,000

          January 31, 2004                                    $425,000
          April 30, 2004                                      $425,000
          July 31, 2004                                       $425,000
          October 31, 2004                                    $425,000

          January 31, 2005                                    $425,000
          April 30, 2005                                      $425,000
          July 31, 2005                                       $425,000
          October 31, 2005                                    $425,000
          January 31, 2006                                 $39,100,000
          April 30, 2006                                   $39,100,000
          July 31, 2006                                    $39,100,000
          Final Maturity Date                              $39,100,000

               (c) On the third Business Day following the date of receipt thereof by Holdings and/or any of its Subsidiaries of the Net Cash Proceeds from any Asset Sale, an amount equal to 100% of the Net Cash Proceeds from such Asset Sale shall be applied as a mandatory repayment of principal of the then outstanding Term Loans, PROVIDED that up to an aggregate of $15,000,000 per year (but no more than $40,000,000 in the aggregate for all Asset Sales after the Initial Borrowing Date) of the Net Cash Proceeds from Asset Sales shall not be required to be used to so repay Term Loans to the extent the Borrower elects, as hereinafter provided, to cause such Net Cash Proceeds to be reinvested in Reinvestment Assets (a "Reinvestment Election"). The Borrower may exercise its Reinvestment Election (within the parameters specified in the preceding sentence) with respect to an Asset Sale if (x) no Default or Event of Default exists and (y) the Borrower delivers a Reinvestment Notice to the Administrative Agent no later than three Business Days following the date of the consummation of the respective Asset Sale, with such Reinvestment Election being effective with respect to the Net Cash Proceeds of such Asset Sale equal to the Anticipated Reinvestment Amount specified in such Reinvestment Notice.

               (d) On the date of the receipt thereof by Holdings and/or any of its Subsidiaries, an amount equal to 100% of the proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) of the incurrence of Indebtedness by Holdings or any of its Subsidiaries (other than Indebtedness permitted by Section 8.04), shall be applied as a mandatory repayment of principal of the then outstanding Term Loans.

               (e) On the date of the receipt thereof by Holdings or the Borrower, an amount equal to the EP Percentage of the proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) of any sale or issuance of its equity or any equity contribution (other than equity issued to management and other employees of Holdings and its Subsidiaries) shall be applied as a mandatory repayment of principal of the then outstanding Term Loans.

               (f) On each date which is 90 days after the last day of each fiscal year of the Borrower (commencing with the fiscal year ending on December 31, 1998), 75% (or, if the Leverage Ratio on the last day of such fiscal year is less than 4.0:1.0, 50%) of Excess Cash Flow for the fiscal year then last ended (or in the case of the fiscal year ending on December 31, 1998, the period commencing on the Initial Borrowing Date and ending on December 31,
1998) shall be applied as a mandatory repayment of principal of the then outstanding Term Loans.

               (g) On the Reinvestment Prepayment Date with respect to a Reinvestment Election, an amount equal to the Reinvestment Prepayment Amount, if any, for such Reinvestment Election shall be applied as a repayment of the principal amount of the then outstanding Term Loans.

               (h) On the third Business Date following the date of the receipt thereof by Holdings and/or any of its Subsidiaries, an amount equal to 100% of any price adjustment in respect of the Acquisition shall be applied (i) to the extent such amount is less than $15,000,000, as a mandatory repayment of principal of outstanding Revolving Loans (but shall not permanently reduce Total Revolving Commitment) and (ii) to the extent such amount exceeds $15,000,000, such excess portion shall be applied as a mandatory repayment of principal of then outstanding Term Loans PRO RATA among same on the basis of the outstanding principal amount thereof.

               (i) To the extent not theretofore repaid pursuant to the provisions of this Agreement, (i) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date and (ii) all outstanding Swingline Loans and Revolving Loans shall be repaid in full upon the termination of the Total Revolving Commitment.

               (B)  APPLICATION:

               (a) Each mandatory repayment of Term Loans required to be made pursuant to Section 4.02(A) shall be applied (i) (except in the cases of Sections 4.02(A)(b) and (h)) to the outstanding A Term Loans, if any, in an amount equal to the A TF Percentage of such prepayment, to the outstanding B Term Loans, if any, in an amount equal to the B TF Percentage of such prepayment and to the outstanding C Term Loans, if any, in an amount equal to the C TF Percentage of such prepayment and (ii) to reduce the then remaining Scheduled Repayments of the respective Facility (x) in the case of any mandatory repayment pursuant to Sections 4.02(A)(c), (d), (g) and/or (h) on a PRO RATA basis (based upon the then remaining Scheduled Repayments of the respective Facility) and (y) in the case of any mandatory repayments pursuant to Sections 4.02(A)(e) and (f), (I) first, in direct order of maturity to those Scheduled Repayments which will be due and payable within 12 months after the date of the respective payment and (II) second, to the extent in excess thereof, on a PRO RATA basis (based upon the then remaining principal amount of each such Scheduled Repayment).

               (b) With respect to each prepayment of Loans required by Section 4.02, the Borrower may designate the Types of Loans which are to be prepaid and the specific Borrowing(s) under the affected Facility pursuant to which made PROVIDED that (i) if any prepayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for such Borrowing, such Borrowing shall be immediately converted into Base Rate Loans;
(ii) each prepayment of any Loans under a Facility shall be applied PRO RATA among such Loans; and (iii) except for the differing treatments of Defaulting Lenders and Non-Defaulting Lenders as expressly provided in Section 4.02(A)(a), each prepayment of any Eurodollar Loans made pursuant to a Borrowing shall be applied PRO RATA among such Eurodollar Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11.

               (c)  Notwithstanding anything to the contrary contained in
Section 4.02(B)(a), with respect to any mandatory repayments of B Term Loans or C Term Loans otherwise required pursuant to Section 4.02(A), if on or prior to the date the respective mandatory repayment is otherwise required to be made pursuant to such Section, the Borrower has given the Administrative Agent written notification that the Borrower has elected, in its sole discretion, to give each Lender with a B Term Loan or C Term Loan, as the case may be, the right to waive such Lender's rights to receive its PRO RATA percentage of such repayment (any such repayment, a "Specified Repayment"), the Administrative Agent shall notify such Lenders thereof and the amount required to be applied to each such Lender's B Term Loans and/or C Term Loans, as the case may be, pursuant to the Specified Repayment. In the event any such Lender desires to waive its right to receive any or all of its percentage of the Specified Repayment, such Lender shall so advise in writing the Administrative Agent no later than 5:00 P.M. (New York time) two Business Days after the date of such notice from the Administrative Agent, which reply shall also include the amount, if any, of its portion of the Specified Repayment that such Lender still desires to receive. If any such Lender does not reply to the Administrative Agent within the two Business Day period or responds but does not specify the amount of the Specified

Repayment that such Lender wishes to receive, if any, such Lender will be deemed to have elected to receive 100% of the Specified Repayment. In the event that any such Lender waives its right to any such Specified Repayment, the Administrative Agent shall apply 100% of the amount so waived by such Lenders to repay the A Term Loans as otherwise provided in this Section 4.02(B) but not to reduce the Total A Term Commitment. All payments of the B Term Loans and C Term Loans shall be made PRO RATA among same reduced for any Lender who has waived any of its portion of a Specified Repayment by the amount so waived.

               4.03 METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent for the ratable account of the Lenders entitled thereto, not later than 1:00 P.M. (New York time) on the date when due and shall be made in immediately available funds and in Dollars at the Payment Office, it being understood that written notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 1:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

               4.04 NET PAYMENTS. (a) All payments made by any Credit Party hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender, in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower will furnish to the Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

               (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Agent on or prior to the Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 12.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04 Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 4.04 Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 12.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 12.04(b), the Borrower agrees to pay any additional amounts and to indemnify each Lender in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

               SECTION 5.  CONDITIONS PRECEDENT.

               5.01 CONDITIONS PRECEDENT TO INITIAL BORROWING DATE. The obligation of the Lenders to make Loans, and of the Letter of Credit Issuer to issue Letters of Credit, on the Initial Borrowing Date is subject to the satisfaction of each of the following conditions at such time:

               (a) EFFECTIVENESS; NOTES. (i) The Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each Lender the appropriate Note or Notes executed by the Borrower, in each case, in the amount, maturity and as otherwise provided herein.

               (b) OPINIONS OF COUNSEL. The Administrative Agent shall have received opinions, addressed to each Agent and each of the Lenders and dated the Initial Borrowing Date, from (i) Latham & Watkins, special counsel to the Credit Parties, which opinion shall cover the matters contained in Exhibit E-1 hereto,
(ii) White & Case, special counsel to the Agents, which opinion shall cover the matters contained in Exhibit E-2 hereto and (iii) such local counsel, if any, satisfactory to the Administrative Agent as it may request, which opinions shall cover the perfection of the security interests granted pursuant to the Mortgages and such other matters incident to the transactions contemplated herein as the Agents may reasonably request and shall be in form and substance satisfactory to the Agents.

               (c) CORPORATE PROCEEDINGS. (I) The Administrative Agent shall have received a certificate, dated the Initial Borrowing Date, signed by the President or any Vice-President of the Borrower in the form of Exhibit F with appropriate insertions and deletions, together with (x) copies of the certificate of incorporation, by-laws or other organizational documents of each Credit Party, (y) the resolutions of each Credit Party referred to in such certificate and all of the foregoing (including each such certificate of incorporation and by-laws) shall be satisfactory to the Administrative Agent and
(z) a statement that all of the applicable conditions set forth in Sections 5.01(h) and (i) and 5.03 exist as of such date.

               (II) On the Initial Borrowing Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates and any other records of corporate proceedings and governmental approvals, if any, which the Agents may have reasonably requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

               (d) PLANS; ETC. On or prior to the Initial Borrowing Date, there shall have been made available to the Administrative Agent true and correct copies of:

               (i) all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information), and for each Plan that is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor) and any other "employee benefit plans," as defined in Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of Holdings, the Borrower or any of its Subsidiaries or any ERISA Affiliate (provided that the foregoing shall apply in the case of any multiemployer plan, as defined in 4001(a)(3) of ERISA, only to the extent that any document described therein is in the possession of Holdings, the Borrower or any

     Subsidiary of the Borrower or any ERISA Affiliate or reasonably available thereto from the sponsor or trustee of any such plan);

               (ii) any collective bargaining agreements or any other similar agreement or arrangements covering the employees of Holdings or any of its Subsidiaries;

               (iii) all agreements entered into by Holdings or any Subsidiary governing the terms and relative rights of its capital stock;

               (iv) any material agreement with respect to the management of Holdings or any of its Subsidiaries;

               (v) any material employment agreements entered into by Holdings or any of its Subsidiaries; and

               (vi) any tax sharing, tax allocation and other similar agreements entered into by Holdings and/or any of its Subsidiaries with any entity not a Credit Party;

with all of the foregoing to be reasonably satisfactory to the Administrative Agent.

               (e) ADVERSE CHANGE, ETC. Since August 24, 1997, nothing shall have occurred, and the Administrative Agent shall not have become aware of any facts or conditions not previously known, in each case which the Administrative Agent shall determine (a) is reasonably likely to have, a material adverse effect on the rights or remedies of the Lenders or the Agents hereunder or under any other Credit Document, or on the ability of the Credit Parties taken as a whole to perform their obligations under the Credit Documents or (b) has had or is reasonably likely to have a Material Adverse Effect.

               (f) LITIGATION. There shall be no actions, suits or proceedings pending or threatened (a) with respect to the Transaction, this Agreement or any other Credit Document or (b) which the Administrative Agent shall determine has had or is reasonably likely to have (i) a Material Adverse Effect or (ii) a material adverse effect on the rights or remedies of the Lenders or the Agents hereunder or under any other Credit Document or on the ability of the Credit Parties taken as a whole to perform their obligations under the Credit Documents.

               (g) APPROVALS. Except as set forth on Annex XI, all material necessary governmental and third party approvals in connection with the Transaction and/or the Credit Documents shall have been obtained and remain in effect (other than immaterial approvals and/or consents with respect to the Acquisition), and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains or prevents such transactions or imposes, in the reasonable judgment of the Administrative Agent, materially adverse conditions upon the consummation of the Transaction.

               (h) CAPITALIZATION. (I) On or prior to the Initial Borrowing Date, (i) the Initial Investors shall have contributed approximately $173 million in cash to Holdings as a common equity contribution (the "Equity Contribution") in compliance with the Equity Documents and all applicable law and, as a result thereof, Carlyle and Carlyle Affiliates shall own not less than 67% of all of the issued and outstanding equity of Holdings, (ii) Holdings shall have contributed the full amount received by it pursuant to preceding clause (i) to the capital of the Borrower as a common equity contribution, (iii) the Borrower shall have utilized the full amount of such cash contribution to make payments owing in connection with the Transaction prior to, or concurrently with, the utilization of any proceeds of Loans for such purpose and (iv) the amount of the Equity Contribution, when aggregated with the cash proceeds of the issuance or incurrence of the Senior Subordinated Notes, the Seller Note, the Term Loans and Revolving Loans of up to $15 million, shall be sufficient to consummate the Acquisition and to pay all fees and expenses arising in connection with the Transaction.

               (II) On or prior to the Initial Borrowing Date, (i) the Borrower shall have received gross cash proceeds of at least $200 million from the issuance by the Borrower of the Senior Subordinated Notes and shall have utilized the full amount of such cash proceeds to make payments owing in connection with the Transaction prior to, or concurrently with, the utilization of any proceeds of Loans for such purpose.

               (i) CONSUMMATION OF THE ACQUISITION, ETC. (I) On or prior to the Initial Borrowing Date, (i) the Acquisition, including all of the terms and conditions thereof, shall have been duly approved by the board of directors and (if required by applicable law) the shareholders of Holdings, the Borrower and the Sellers and (ii) the Acquisition shall have been consummated in accordance with the Acquisition Documents and all applicable laws.

               (II) On or prior to the Initial Borrowing Date, the Administrative Agent shall have received true and correct copies of each of the Transaction Documents certified as such by an Authorized Officer of the Borrower, each of which shall have been duly authorized, executed and delivered by the parties thereto and shall be in full force and effect and in form and substance (including all terms and conditions thereof) satisfactory to the Administrative Agent. On or prior to the Initial Borrowing Date, all conditions precedent set forth in the Acquisition Documents and the Equity Documents shall have been satisfied and not waived (unless waived with the consent of the Administrative Agent).

               (j) SUBSIDIARY GUARANTY. Each Domestic Subsidiary (other than any Inactive Subsidiary) existing on the Initial Borrowing Date shall have duly authorized, executed and delivered a Subsidiary Guaranty in the form of Exhibit G hereto (as modified, amended or supplemented from time to time in accordance with the terms hereof and thereof, the "Subsidiary Guaranty"), and the Subsidiary Guaranty shall be in full force and effect.

               (k) SECURITY DOCUMENTS. (I) Each Credit Party shall have each duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit H (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as pledgee thereunder, all of the certificates representing the Pledged Securities referred to therein, endorsed in blank or accompanied by executed and undated stock powers, and the Pledge Agreement shall be in full force and effect.

               (II) Each Credit Party shall have each duly authorized, executed and delivered a Security Agreement substantially in the form of Exhibit I (as modified, supplemented or amended from time to time, the "Security Agreement") covering all of such Credit Party's present and future Security Agreement Collateral, in each case together with:

               (i) executed copies of Financing Statements (Form UCC-1) in appropriate form for filing under the UCC of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Security Agreement;

               (ii) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, each of recent date listing all effective financing statements that name any Credit Party as debtor and that are filed in the jurisdictions referred to in clause (i), together with copies of such financing statements (none of which shall cover the Collateral except (x) those with respect to which appropriate termination statements executed by the secured lender thereunder have been filed or delivered to the Administrative Agent and (y) to the extent evidencing Permitted Liens);

              (iii) evidence of the completion of or arrangements for all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Security Agreement; and

               (iv) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken;

and the Security Agreement shall be in full force and effect.

               (III)  The Collateral Agent shall have received:

               (i) fully executed counterparts of deeds of trust, mortgages and similar documents, in each case in form and substance reasonably satisfactory to the Collateral Agent (as amended, modified or supplemented from time to time in accordance with the terms thereof and hereof, each a "Mortgage" and, collectively, the "Mortgages") with respect to each of the Mortgaged Properties, and arrangements reasonably satisfactory to the Collateral Agent shall be in place to provide that counterparts of such Mortgages shall be recorded on the Initial Borrowing Date in all places to the extent necessary or desirable, in the reasonable judgment of the Collateral Agent, effectively to create a valid and enforceable first priority mortgage Lien, subject only to Permitted Liens, on each such Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Agents and the Lenders; and

               (ii) mortgagee title insurance policies (or binding commitments to issue such title insurance policies) issued by title insurers reasonably satisfactory to the Collateral Agent (the "Mortgage Policies") in amounts reasonably satisfactory to the Collateral Agent and assuring the Collateral Agent that the Mortgages are valid and enforceable first priority mortgage Liens on the respective Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Liens, and such Mortgage Policies shall be in form and substance reasonably satisfactory to the Collateral Agent and (A) shall include (to the extent available in the respective jurisdiction of each Mortgaged Property) an endorsement for future advances under this Agreement, the Notes and the Mortgages, and for such other matters that the Collateral Agent in its discretion may reasonably request and (B) shall not include an exception for mechanics' liens.

               (l) SOLVENCY. The Borrower shall have delivered to the Administrative Agent, a solvency opinion, dated the Initial Borrowing Date, in form and substance satisfactory to the Administrative Agent from Valuation Research setting forth the conclusions that, after giving effect to the Transaction and the incurrence of all the financings contemplated herein, Holdings and its Subsidiaries taken as a whole are not insolvent and will not be rendered insolvent by the indebtedness incurred in connection therewith, and will not be left with unreasonably small capital with which to engage in their businesses and will not have incurred debts beyond their ability to pay such debts as they mature.

               (m) INSURANCE POLICIES. The Collateral Agent shall have received evidence of insurance complying with the requirements of Section 7.03 for the business and properties of Holdings and its Subsidiary Guarantors, in form and substance reasonably satisfactory to the Administrative Agent and, with respect to all casualty insurance, naming the Collateral Agent as an additional insured and/or loss payee, and stating that such insurance shall not be cancelled or revised without at least 30 days' prior written notice by the insurer to the Collateral Agent.

               (n) EXISTING INDEBTEDNESS. On the Initial Borrowing Date and after giving effect to the Transaction and the Loans then incurred, neither Holdings nor any of its Subsidiaries shall have any preferred stock or Indebtedness outstanding except for (i) the Loans, (ii) the Senior Subordinated Notes, (iii) the Seller Note, (iv) the Indebtedness set forth on Annex V hereto and (v) up to $3,000,000 of additional Indebtedness not described in clauses
(i)-(iv) above) (the amounts specified in clauses (iv) and (v), the "Existing Indebtedness"), with all of the Existing Indebtedness (x) to remain outstanding without any default or events of default existing thereunder as of the Initial Borrowing Date or arising as a result of the Transaction and (y) to be satisfactory to the Administrative Agent as to amount and terms and conditions.

               (o) CONSENT LETTER. The Administrative Agent shall have received a letter from CT Corporation System, substantially in the form of Exhibit J hereto, indicating its consent to its appointment by each Credit Party as its agent to receive service of process.

               (p) FEES. The Borrower shall have paid to the Agents and the Lenders all Fees and expenses agreed upon by such parties to be paid on or prior to the Initial Borrowing Date.

               5.02 CONDITIONS PRECEDENT TO A SUBSEQUENT BORROWING DATE. The obligation of the Lenders to make A Term Loans on a Subsequent Borrowing Date is subject at the time of such incurrence of A Term Loans, to the satisfaction of the following conditions:

               (a) Either (i) the Borrower shall have obtained all consents, approvals and/or agreements, in each case on terms and conditions satisfactory to the Administrative Agent, with the government of Turkey (and all agencies thereof, including, without limitation, the Under Secretariat for Defense Industries), FNSS and Nurol Inasaat ve Ticaret A.S. (collectively, the "Turkish Entities") evidencing the Turkish Entities' acknowledgement of the Acquisition and consent to the change of ownership and control effected thereby; or (ii) the one year anniversary of the Initial Borrowing Date shall have occurred without any interruption during such year in the payments to UDLP pursuant to the Turkish JV Agreement; or (iii) the Borrower is then required pursuant to the terms of the Seller Note Documents to repay the Seller Note in an amount not less than the amount of the requested Borrowing of A Term Loans.

               (b) There shall have been no material amendment, modification or change (other than any amendment, modification or change satisfactory to the Administrative Agent) to the Turkish JV Agreement which is materially adverse to the interests of the Lenders.

               5.03 CONDITIONS PRECEDENT TO ALL CREDIT EVENTS. The obligation of each Lender to make Loans (including Loans made on the Initial Borrowing
Date) and the obligation of the Letter of Credit Issuer to issue any Letter of Credit is subject, at the time of each such Credit Event, to the satisfaction of the following conditions:

               (a) NOTICE OF BORROWING; LETTER OF CREDIT REQUEST. The Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.02 or a Letter of Credit Request meeting the requirements of Section 2.02, as the case may be.

               (b) NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of each Credit Event and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, except to the extent that such representations and warranties expressly relate to an earlier date.

               The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrower that all of the applicable conditions specified in Section 5.01 (in the case of Credit Events occurring on the Initial Borrowing Date), 5.02 (in the case of A Term Loans incurred on the Second Borrowing Date) and/or 5.03, as the case may be, exist as of that time. All of the certificates, legal opinions and other documents and papers referred to in Section 5.01, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and, except for the Notes, in sufficient counterparts for each of the Lenders and shall be reasonably satisfactory in form and substance to the Administrative Agent.

               SECTION 6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. In order to induce the Lenders to enter into this Agreement and to make the Loans and issue and/or participate in Letters of Credit provided for herein, each of Holdings and the Borrower makes the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans:

               6.01  CORPORATE STATUS.  Each of Holdings and its Subsidiaries
(i) is a duly organized and validly existing corporation, partnership and/or limited liability company and is in good standing, in each case under the laws of the jurisdiction of its organization and has the organizational power and authority to own its property and assets and to transact the business in which it is engaged and (ii) is duly qualified and is authorized to do business and, to the extent relevant, is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified, authorized or in good standing is reasonably likely to have a Material Adverse Effect.

               6.02 CORPORATE POWER AND AUTHORITY. Each Credit Party has the organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (regardless of whether enforcement is sought in equity or at law).

               6.03 NO VIOLATION. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of Holdings or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust or other material agreement or instrument to which Holdings or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of the organizational documents (including by-laws) of Holdings or any of its Subsidiaries.

               6.04 LITIGATION. Except as set forth in Annex XII, there are no actions, suits or proceedings pending or, to the best of its knowledge, threatened with respect to Holdings or any of its Subsidiaries (i) that have, or that could reasonably be expected to have, a Material Adverse Effect or (ii) that have, or that could reasonably be expected to have, a material adverse effect on (a) the rights or remedies of the Lenders or on the ability of the Credit Parties taken as a whole to perform their obligations under the other Credit Documents or (b) the consummation of the Transaction.

               6.05 USE OF PROCEEDS; MARGIN REGULATIONS . (a) The proceeds of all Term Loans incurred on the Initial Borrowing Date shall be utilized (i) to finance the Acquisition and (ii) to pay certain fees and expenses relating to the Transaction. The proceeds of all A Term Loans incurred on the Second Borrowing Date shall be utilized solely to repay the Seller Note.

               (b) (i) The proceeds of all Revolving Loans and all Swingline Loans may be used after the Initial Borrowing Date for general corporate and working capital purposes provided that no more than $15,000,000 of the proceeds of Revolving Loans may be used for the purposes described in the first sentence of Section 6.05(a), and PROVIDED FURTHER that after the Total Term Commitment has terminated, Revolving Loans may also be used to refinance the Seller Note.

               (c) Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

               6.06 GOVERNMENTAL APPROVALS. Except for filings and recordings in connection with the Security Documents and to the extent any Notices are required to be filed, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document except, in any such case, as expressly provided herein or in the Security Documents.

               6.07 INVESTMENT COMPANY ACT. Neither Holdings nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

               6.08 PUBLIC UTILITY HOLDING COMPANY ACT . Neither Holdings nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

               6.09 TRUE AND COMPLETE DISCLOSURE. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of Holdings or any of its Subsidiaries in writing to the Agents or any Lender for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any Credit Party in writing to the Lenders hereunder will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. The projections and PRO FORMA financial information contained in such materials are based on good faith estimates and assumptions believed by Holdings and the Borrower to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no fact known to Holdings or any of its Subsidiaries (other than matters relating to general economic conditions or conditions affecting the Business generally) which would have a Material Adverse Effect, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby.

               6.10 FINANCIAL CONDITION; FINANCIAL STATEMENTS. (a) On and as of the Initial Borrowing Date, on a PRO FORMA basis after giving effect to the Transaction and all Indebtedness incurred, and to be incurred (including, without limitation, the Loans and the Senior Subordinated Notes), and Liens created, and to be created, by each Credit Party in connection therewith, (x) the fair valuation of all of the tangible and intangible assets of Holdings and its Subsidiaries (on a consolidated basis) will exceed their debts, (y) Holdings and its Subsidiaries will not have incurred or intended to incur debts beyond their ability to pay such debts as such debts mature and (z) Holdings and its Subsidiaries will not have unreasonably small capital with which to conduct their business. For purposes of this Section 6.10, "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

               (b) The consolidated balance sheet of UDLP at December 31, 1996 and June 30, 1997 and the related consolidated statements of operations and cash flows of UDLP for the fiscal year or the six-month period, as the case may be, ended as of said dates, which, in the case of the annual financial statements, have been audited by Ernst & Young LLP independent certified public accountants, who delivered an unqualified opinion in respect therewith, copies of all of which have heretofore been furnished to each Lender, present fairly the consolidated financial position of UDLP and its Subsidiaries at the dates of said statements and the results for the periods covered thereby in accordance with GAAP, except to the extent provided in the notes to said financial statements and, in the case of the June 30, 1997 financial statements, subject to normal year-end audit adjustment. All such financial statements have been prepared in accordance with GAAP and practices consistently applied except to the extent provided in the notes to said financial statements. The PRO FORMA consolidated balance sheet of the Borrower as of June 30, 1997, a copy of which has heretofore been furnished to each Lender, presents a good faith estimate of the consolidated PRO FORMA financial condition of the Borrower (after giving effect to the Transaction) as at the date thereof. Nothing has occurred since June 30, 1997 that has had or is reasonably likely to have a Material Adverse Effect.

               (c)  Except as reflected in the financial statements described in
Section 6.10(b) or in the footnotes thereto, there were as of the Initial Borrowing Date no liabilities or obligations with respect to Holdings or any of its Subsidiaries of a nature (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to Holdings and its Subsidiaries taken as a whole, except as incurred in the ordinary course of business consistent with past practices.

               6.11 SECURITY INTERESTS. On and after the Initial Borrowing Date, each of the Security Documents creates, as security for the obligations purported to be secured thereby, a valid and enforceable security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons and subject to no other Liens (other than Permitted Liens relating thereto), in favor of the Collateral Agent for the benefit of the Secured Creditors, which have been (or will be within the time required by the Credit Documents) perfected under applicable law. No filings or recordings are required in order to perfect, or continue the perfection of, the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document (other than the Pledge Agreement) which (x) shall have been made upon or prior to (or are the subject of arrangements, reasonably satisfactory to the Administrative Agent, for filing on or promptly after the date of) the execution and delivery thereof and/or (y) constitute supplemental filings in respect of after acquired property or continuation statements.

               6.12 CONSUMMATION OF CERTAIN TRANSACTIONS. As of the Initial Borrowing Date, the Acquisition and the Equity Contribution shall have been consummated in accordance with the material terms and conditions of the respective Transaction Documents and all applicable laws. All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the consummation of the Acquisition and/or Equity Contribution. All representations and warranties (except by Persons other than Holdings or the Borrower) set forth in the Transaction Documents and, to the knowledge of Holdings and the Borrower, all representations and warranties made by all other Persons in the Transaction Documents were true and correct in all material respects as of the time such representations and warranties were made and shall be true and correct in all material respects as of the Initial Borrowing Date as if such representations and warranties were made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

               6.13 TAX RETURNS AND PAYMENTS. Each of Holdings and its Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, except for those contested in good faith and adequately disclosed and fully provided for on the financial statements of Holdings, the Borrower and their respective Subsidiaries if and to the extent required by generally accepted accounting principles. Each of Holdings and its Subsidiaries have at all times paid, or have provided adequate reserves (in the good faith judgment of the management of the Borrower) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years which are still open for audit and for the current fiscal year to date. There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of Holdings or the Borrower, threatened by any authority regarding any taxes relating to Holdings or any of its Subsidiaries which is reasonably likely to have a Material Adverse Effect.

               6.14 COMPLIANCE WITH ERISA. (a) (i) Annex VI sets forth each Plan and Multiemployer Plan; (ii) except as set forth on Annex VI, each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred with respect to a Plan; to the knowledge of Borrower, no Multiemployer Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans, exceeds $10,000,000; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan or a Multiemployer Plan have been timely made; neither Holdings, the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan or a Multiemployer Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201,
4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or reasonably expects to incur any such liability under any of the foregoing sections with respect to any Plan or any Multiemployer Plan; no condition exists which presents a material risk to Holdings, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a liability to or on account of a Plan or, to the knowledge of Borrower, of any Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of Holdings, the Borrower and its Subsidiaries and its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal there-from, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $10,000,000; except as would not result in a material liability, each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of Holdings, the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of Holdings, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or is reasonably likely to arise on account of any Plan; and Holdings, the Borrower and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

               (ii) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. All contributions required to be made with respect to a Foreign Pension Plan have been timely made. Neither Holdings, the Borrower nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Borrower's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities by more than $1,000,000.

               6.15 SUBSIDIARIES. On and as of the Initial Borrowing Date and after giving effect to the consummation of the Transaction, (i) Holdings has no direct Subsidiaries other than the Borrower and (ii) the Borrower has no Subsidiaries other than those Subsidiaries listed on Annex III. Annex III correctly sets forth, as of the Initial Borrowing Date and after giving effect to the Transaction, the percentage ownership (direct and indirect) of the Borrower in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof.

               6.16 INTELLECTUAL PROPERTY. Each of Holdings and its Subsidiaries owns or holds a valid license to use all the patents, trademarks, service marks, trade names, technology, know-how, copyrights, licenses, franchises and formulas or rights with respect to the foregoing, that are used in the operation of the business of Holdings or such Subsidiary as presently conducted and are material to such business where the failure to own or hold a valid license is reasonably likely to have a Material Adverse Effect.

               6.17 ENVIRONMENTAL MATTERS. (a) Each of Holdings and its Subsidiaries is in compliance with all applicable Environmental Laws governing its business for which failure to comply is reasonably likely to have a Material Adverse Effect, and neither Holdings nor any of its Subsidiaries is liable for any material penalties, fines or forfeitures for failure to comply with any of the foregoing in the manner set forth above. All licenses, permits, registrations or approvals required for the business of Holdings and each of its Subsidiaries, as conducted as of the Initial Borrowing Date, under any Environmental Law have been secured and each of Holdings and its Subsidiaries is in substantial compliance therewith, except such licenses, permits, registrations or approvals the failure to secure or to comply therewith is not reasonably likely to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries is in any respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which Holdings or such Subsidiary is a party or which could affect the ability of Holdings or such Subsidiary to operate any real property and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would reasonably be expected to constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliance, breaches or defaults as are not reasonably likely to, in the aggregate, have a Material Adverse Effect. There are as of the Initial Borrowing Date no Environmental Claims pending or, to the best knowledge of Holdings or the Borrower threatened, which (i) question the validity, term or entitlement of the Borrower or any Subsidiary for any permit, license, order or registration required for the operation of any facility which the Borrower or any of its Subsidiaries currently operates and (ii) wherein any decision, ruling or finding is reasonably likely to have a Material Adverse Effect. There are no facts, circumstances, conditions or occurrences concerning the business or operations of the Borrower or any of its Subsidiaries, or any Real Property at any time owned or operated by the Borrower or any of its Subsidiaries or on any property adjacent to any such Real Property that could reasonably be expected
(i) to form the basis of an Environmental Claim against Holdings, any of its Subsidiaries or any of their respective Real Property or (ii) to cause any such currently owned or operated Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law, except in each such case, such Environmental Claims or restrictions that individually, or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

               (b) Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by Holdings or any of its Subsidiaries or (ii) released on or from any such Real Property, in each case where such occurrence or event individually or in the aggregate is reasonably likely to have a Material Adverse Effect.

               6.18 PROPERTIES. Holdings and each of its Subsidiaries have good and marketable title to, or a validly subsisting leasehold interest in, all material properties owned and used by them, including all Real Property reflected in the consolidated balance sheets of UDLP at December 31, 1996 referred to in Section 6.10(b), free and clear of all Liens, other than (i) as referred to in the consolidated balance sheet or in the notes thereto or (ii) otherwise permitted by Section 8.03. Annex IV contains a true and complete list of each Real Property owned or leased by the Borrower or any of its Subsidiaries (with an annual base rental obligation in excess of $250,000) as of the Initial Borrowing Date and after giving effect to the Transaction, and the type of interest therein held by Holdings or the respective Subsidiary.

               6.19 LABOR RELATIONS. No Credit Party is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against any Credit Party or, to the best of its knowledge, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any Credit Party or, to the best of its knowledge, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against any Credit Party or, to the best of its knowledge, threatened against any Credit Party and (iii) no union representation question existing with respect to the employees of any Credit Party and no union organizing activities are taking place, except with respect to any matter specified in clause (i),
(ii) or (iii) above, either individually or in the aggregate, such as is not reasonably likely to have a Material Adverse Effect.

               6.20 COMPLIANCE WITH STATUTES, ETC. Each of Holdings and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such non-compliance as is not reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.

               6.21 SUBORDINATION. The subordination provisions contained in the Senior Subordinated Notes and the Seller Note Documents are enforceable by the Lenders against the Borrower and the holders of such Senior Subordinated Notes or the Seller Note, as the case may be, and all Obligations of the Borrower are or will be within the definition of "Senior Indebtedness" included in such provisions of the Senior Subordinated Note Documents and the Seller Note Documents.

               6.22 SPECIAL PURPOSE CORPORATIONS. Each of Holdings and the Borrower was formed to effect the Transaction. Prior to the consummation of the Transaction, (i) Holdings had no significant assets (other than the capital stock of the Borrower) or liabilities and (ii) the Borrower had no significant assets or liabilities (other than those liabilities under the Acquisition Documents).

               SECTION 7. AFFIRMATIVE COVENANTS. Holdings and the Borrower hereby covenant and agree that for so long as this Agreement is in effect and until the Commitments have terminated, no Letters of Credit or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations (other than any indemnities described in Section 12.13 which are not then owing) incurred hereunder, are paid in full:

               7.01  INFORMATION COVENANTS.  Holdings will furnish to each
Lender:

               (a) ANNUAL FINANCIAL STATEMENTS. Within 90 days after the close of each fiscal year of the Borrower, the audited consolidated balance sheet of the Borrower and its Subsidiaries, as at the end of such fiscal year and the related consolidated statements of operations and of cash flows for such fiscal year, in each case commencing with the year ended December 31, 1998, setting forth comparative consolidated figures for the preceding fiscal year, and examined by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit and as to the status of the Borrower or any Subsidiary Guarantor as a going concern, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, no Default or Event of Default which has occurred and is continuing has come to their attention or, if such a Default or Event of Default has come to their attention a statement as to the nature thereof.

               (b) QUARTERLY FINANCIAL STATEMENTS. Within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year, the unaudited consolidated balance sheet of the Borrower and its Subsidiaries, as at the end of such quarterly period and the related unaudited consolidated statements of operations and of cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and in each case, commencing with the quarter ending March 31, 1999, setting forth comparative consolidated figures for the related periods in the prior fiscal year, all of which shall be in reasonable detail and certified by the chief financial officer or controller of the Borrower, subject to changes resulting from audit and normal year-end audit adjustments.

               (c) MONTHLY REPORTS. Within 30 days after the end of each monthly accounting period of each fiscal year (other than the last monthly accounting period in such fiscal year) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries, as at the end of such period and the related unaudited consolidated statements of operations and cash flows for such period, and commencing with the January 1999 report, setting forth comparative figures for the corresponding period of the previous year, all of which shall be certified by the chief financial officer or controller of the Borrower subject to changes resulting from audit and normal year-end audit adjustments.

               (d) BUDGETS; ETC. Not more than 30 days after the commencement of each fiscal year of the Borrower, a consolidated budget of the Borrower and its Subsidiaries in reasonable detail for each of the twelve months of such fiscal year as customarily prepared by management for its internal use setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based. Together with each delivery of consolidated financial statements pursuant to Sections 7.01(a) and (b), a comparison of the current year-to-date financial results against the budgets required to be submitted pursuant to this clause (d) shall be presented.

               (e) OFFICER'S CERTIFICATES. At the time of the delivery of the financial statements provided for in Sections 7.01(a), (b) and (c), a certificate of the chief financial officer, controller or other Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate (x) in the case of the certificate delivered pursuant to Sections 7.01(a) and (b), shall set forth the calculations required to establish (I) the Leverage Ratio for the Test Period ending on the last day of the fiscal period covered by such financial statements and (II) whether Holdings and its Subsidiaries were in compliance with the provisions of Sections 8.11, 8.12, 8.13 and 8.14 as at the end of such fiscal period, and (y) in the case of the certificate delivered pursuant to Section 7.01(a), for each year commencing with the year ending December 31, 1998, shall set forth the amount of the Excess Cash Flow for the relevant period ending on the last day of the fiscal year covered by such financial statements.

               (f) NOTICE OF DEFAULT OR LITIGATION. Promptly, and in any event within ten Business Days after any officer of Holdings or the Borrower obtains knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or Event of Default which notice shall specify the nature thereof, the period of existence thereof and what action Holdings or the Borrower proposes to take with respect thereto and (y) the commencement of, or any significant adverse development in, any litigation or governmental proceeding pending against Holdings or any of its Subsidiaries which is reasonably likely to have a Material Adverse Effect or is reasonably likely to have a material adverse effect on the ability of the Credit Parties to perform their obligations under the Credit Documents.

               (g) ENVIRONMENTAL MATTERS. Promptly after obtaining knowledge of any of the following (but only to the extent (A) not disclosed in an environmental report delivered to the Administrative Agent on or prior to the Initial Borrowing Date and (B) that any of the following could reasonably be expected to (x) have a Material Adverse Effect, either individually or in the aggregate, or (y) result in a remedial cost to UDLP (I) in respect of liabilities not otherwise covered by existing indemnities, in excess of $2,000,000 or (II) in respect of liabilities covered by existing indemnities, in excess of $20,000,000), written notice of:

               (i) any pending or threatened Environmental Claim against Holdings or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries;

               (ii) any condition or occurrence on any Real Property owned or operated by the Borrower or any of its Subsidiaries that (x) results in noncompliance by Holdings or any of its Subsidiaries with any applicable Environmental Law or (y) is reasonably likely to result in an Environmental Claim against Holdings or any of its Subsidiaries or any such Real Property;

              (iii) any condition or occurrence on any Real Property owned or operated by the Borrower or any of its Subsidiaries that is reasonably likely to result in such Real Property being subject to any restrictions on the ownership, occupancy, use or transferability by Holdings or its Subsidiary, as the case may be, of its interest in such Real Property under any Environmental Law; and

               (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by the Borrower or any of its Subsidiaries.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Holdings' or the relevant Subsidiary's response or proposed response thereto. In addition, the Borrower agrees to provide the Lenders with such detailed reports relating to any of the matters set forth in clauses (i)-(iv) above as may reasonably be requested by the Administrative Agent or the Required Lenders.

               (h) OTHER INFORMATION. Promptly upon transmission thereof, (i) copies of any filings and registrations with, and reports to, the Securities and Exchange Commission or any successor thereto (the "SEC") by Holdings or any of its Subsidiaries, (ii) copies of all financial statements, proxy statements, notices and reports as Holdings or any of its Subsidiaries shall send generally to analysts and the holders of the Senior Subordinated Notes in their capacity as such holders (to the extent not otherwise delivered to the Lenders pursuant to this Agreement) and with reasonable promptness, such other information or documents (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of the Required Lenders may reasonably request from time to time.

               7.02 BOOKS, RECORDS AND INSPECTIONS. Holdings will, and will cause its Subsidiaries to, permit, upon reasonable notice to the chief financial officer, controller or any other Authorized Officer of the Borrower, officers and designated representatives of the Administrative Agent or the Required Lenders to visit and inspect any of the properties or assets of Holdings and any of its Subsidiaries in their possession and to examine the books of account of Holdings and any of its Subsidiaries and discuss the affairs, finances and accounts of Holdings and of any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Lenders may desire.

               7.03 INSURANCE. Holdings will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance with reputable and solvent insurers in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice (which, in any event, shall not include earthquake insurance for leased office, lab and shop space). Holdings will, and will cause each of its Subsidiaries to, furnish to the Administrative Agent on the Initial Borrowing Date and thereafter annually, upon request of the Administrative Agent, a summary of the insurance carried together with certificates of insurance and other evidence of such insurance, if any, naming the Collateral Agent as an additional insured and/or loss payee, to the extent of its interests therein.

               7.04 PAYMENT OF TAXES. Holdings will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, would become a Lien or charge upon any material properties of Holdings or any of its Subsidiaries, PROVIDED that neither Holdings nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of Holdings) with respect thereto in accordance with GAAP.

               7.05 CORPORATE FRANCHISES. Holdings will do, and will cause each Subsidiary to do, or cause to be done, all things reasonably necessary to preserve and keep in full force and effect its existence and to preserve its material rights and franchises, other than those the failure to preserve which could not reasonably be expected to have a Material Adverse Effect, PROVIDED that any transaction permitted by Section 8.02 will not constitute a breach of this Section 7.05.

               7.06 COMPLIANCE WITH STATUTES, ETC. The Borrower will, and will cause each Subsidiary to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property other than those the non-compliance with which is not reasonably likely to have a Material Adverse Effect or have a material adverse effect on the ability of the Credit Parties to perform their obligations under the Credit Documents.

               7.07  ERISA.  As soon as possible and, in any event, within ten
(10) days after Holdings or the Borrower knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Lender a certificate of the chief financial officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that Holdings, the Borrower, any Subsidiary or any ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by Holdings, the Borrower, any Subsidiary, any ERISA Affiliate, the PBGC, a Plan or Multiemployer Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the Lender a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may reasonably be expected to be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan, Multiemployer Plan or Foreign Pension Plan has not been timely made; that a Plan or Multiemployer Plan has been or may be reasonably be expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans, exceeds the aggregate amount of such Unfunded Current Liabilities that existed on the Initial Borrowing Date by $10,000,000; that proceedings may reasonably be expected to be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; that Holdings, the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or may reasonably be expected to incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that Holdings, the Borrower or any Subsidiary of the Borrower may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan in addition to the liability that existed on the Initial Borrowing Date pursuant to any such plan or plans. Upon request by any Lender, the Borrower will deliver to such Lender a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of any records, documents or other information required to be furnished to the PBGC, and any material notices received by Holdings, the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan, Multiemployer Plan or Foreign Pension Plan shall be delivered to the Lender no later than ten days after the date such records, documents and/or information has been furnished to the PBGC or such notice has been received by Holdings, the Borrower, the Subsidiary or the ERISA Affiliate, as applicable.

               7.08 GOOD REPAIR. Holdings will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used or useful in its business are kept in good repair, working order and condition, normal wear and tear excepted, and, subject to Section 8.05, that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

               7.09 END OF FISCAL YEARS; FISCAL QUARTERS. Holdings will, for financial reporting purposes, cause (i) each of its, and each of its Subsidiaries', fiscal years and fourth fiscal quarters to end on December 31 of each year and (ii) each of its, and each of its Subsidiaries', first three fiscal quarters to end on the last day of March, June and September of each year.

               7.10 ADDITIONAL SECURITY; FURTHER ASSURANCES. (a) Holdings will cause the Borrower and the Subsidiary Guarantors to grant to the Collateral Agent security interests and mortgages in owned Real Property with a fair market value of $5,000,000 or more acquired after the Initial Borrowing Date as may be reasonably requested from time to time by the Administrative Agent and/or the Required Lenders (collectively, the "Additional Mortgages"). All such security interests and mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable Liens superior to and prior to the rights of all third Persons and subject to no other Liens except Permitted Liens. The Additional Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. Furthermore, Holdings shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Administrative Agent to assure itself that this Section 7.10(a) has been complied with.

               (b) Holdings will, and will cause its Subsidiaries to, at the expense of the Borrower make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or confirmatory instruments and take such further steps relating to the collateral covered by any of the Security Documents as the Collateral Agent may reasonably require.

               (c) Prior to the 60 day after the Initial Borrowing Date, the Borrower shall have delivered to the Collateral Agent surveys, in form and substance satisfactory to the Collateral Agent, of the Mortgaged Properties, dated a recent date and certified in a manner acceptable to the Collateral Agent by a licensed surveyor satisfactory to the Collateral Agent.

               (d) Each of the Credit Parties agrees that each action required above by this Section 7.10(a) and (b) shall be completed as soon as possible, but in no event later than 60 days after such action is requested to be taken by the Administrative Agent, the Collateral Agent or the Required Lenders, as the case may be, PROVIDED that in no event shall the Borrower be required to take any action, other than using its reasonable commercial efforts without any material expenditure, to obtain consents from third parties with respect to its compliance with this Section 7.10.

               7.11 INTEREST RATE AGREEMENT. The Borrower (x) will, no later than the date occurring 90 days after the Initial Borrowing Date, enter into Interest Rate Agreements which cover for at least three years from the Initial Borrowing Date at least 35% of the outstanding Term Loans establishing a ceiling on the Eurodollar Rate of 9% on terms reasonably satisfactory to the Administrative Agent and (y) may enter into Interest Rate Agreements which cover additional amounts of outstanding Term Loans on terms (and in such amounts) reasonably satisfactory to the Administrative Agent.

               7.12 COMPLIANCE WITH ENVIRONMENTAL LAWS. (a)(i) The Borrower will comply, and will cause each of its Subsidiaries to comply, with all Environmental Laws applicable to the ownership, lease or use of all Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws and (ii) neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except to the extent that the failure to comply with the requirements specified in clause (i) or (ii) above, either individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect. If legally required to do so under any applicable directive or order of any governmental agency, the Borrower agrees to undertake, and cause each of its Subsidiaries to undertake, any clean up, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries in accordance with, in all material respects, the requirements of all applicable Environmental Laws and in accordance with, in all material respects, such orders and directives of all governmental authorities, except to the extent that the Borrower or such Subsidiary is contesting such order or directive in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP; PROVIDED that it will not constitute a breach of this Section 7.12 if a Person other than the Borrower and its Subsidiaries takes such action on behalf of the Borrower and its Subsidiaries.

               (b) At the request of the Administrative Agent or the Required Lenders at any time and from time to time during the continuance of an Event of Default, upon the reasonable belief by the Administrative Agent that the Borrower or any of its Subsidiaries has breached in any material respect any representation or covenant herein with respect to any environmental matters affecting any Mortgaged Property and such breach is continuing and/or a notice has been provided under Section 7.01(g), the Borrower will provide, at its sole cost and expense (or will cause the relevant Subsidiary to provide at its sole cost and expense), an environmental site assessment report reasonable in scope concerning any Mortgaged Property that is the subject of the breach or notice of the Borrower or its Subsidiaries, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or Release or absence of Hazardous Materials on or from any such Mortgaged Property and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Mortgaged Property. If the Borrower fails to provide the same after thirty days' notice and the Event of Default is continuing, the Administrative Agent may order the same, and the Borrower shall grant and hereby grants to the Administrative Agent and the Lenders and their agents access to such Mortgaged Property and specifically grants the Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment all at the Borrower's reasonable expense, which assessments, if obtained, will be provided to the Borrower.

               7.13 FNSS DISPOSITION. The Borrower will cause UDLP to apply the proceeds from an FNSS Disposition consummated while the Seller Note is outstanding to the repayment of the Seller Note (to the extent required by the terms of the Seller Note).

               7.14 FMC ARABIA. Upon the request of the Administrative Agent or the Required Lenders, the Borrower and/or UDLP will require FMC Corporation to transfer record ownership of the interests in FMC Arabia beneficially owned by UDLP to UDLP free and clear of all Liens at any time no adverse tax consequences would result therefrom.

               7.15 NOTICES OF ASSIGNMENT. At any time, upon the written request, and in the sole discretion, of the Required Lenders, each Credit Party shall promptly, and in any event within 5 Business Days of the delivery of such written request, deliver to the Administrative Agent duly completed Notices of Assignment (the "Notices") pursuant to the provisions of the Assignment of Claims Act of 1940, 31 U.S.C. Section 3727(c), with respect to each material contract of a Credit Party with the U.S. government or any branch, agency, bureau or subdivision thereof and, until otherwise directed by the Required Lenders, shall thereafter update each such Notice, and provide (and update) Notices with respect to any additional contracts between a Credit Party and the U.S. government or any branch, agency, bureau or subdivision thereof. Upon the occurrence and during the continuation of any Event of Default, the Required Banks may direct the Administrative Agent to file Notices with respect to any or all of the contracts of the Credit Parties with the U.S. government or any branch, agency, bureau or subdivision thereof. After any such filing and for so long as an Event of Default is continuing, the Credit Parties shall take all action necessary to maintain such filings and to make filings with respect to any additional material contracts between a Credit Party and the U.S. government or any branch, agency, bureau or subdivision thereof.

               SECTION 8. NEGATIVE COVENANTS. Holdings and the Borrower hereby covenant and agree that for so long as this Agreement is in effect and until the Commitments have terminated, no Letters of Credit or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations (other than any indemnities described in Section 12.13 which are not then owing) incurred hereunder, are paid in full:

               8.01 CHANGES IN BUSINESS. (a) The Borrower will not permit at any time the business activities taken as a whole conducted by the Borrower and its Subsidiaries to be materially different from the business activities taken as a whole (including incidental activities) conducted by the Borrower and its Subsidiaries on the Initial Borrowing Date (after giving effect to the Transaction) and businesses reasonably related thereto and reasonable extensions thereof targeted to governmental, commercial and other customers (the "Business").

               (b) Holdings will not engage in any business other than its ownership of the capital stock of, and the management of, the Borrower, provided that Holdings may engage in those activities that are incidental to (x) the maintenance of its corporate existence in compliance with applicable law, (y) legal, tax and accounting matters in connection with any of the foregoing activities and (z) the entering into, and performing its obligations under, this Agreement and the other Documents to which it is a party.

               8.02 CONSOLIDATION, MERGER, SALE OR PURCHASE OF ASSETS, ETC. Holdings will not, and will not permit any Subsidiary to, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets (other than inventory or obsolete equipment or excess equipment no longer needed in the conduct of the business in the ordinary course of business) or purchase, lease or otherwise acquire all or any part of the property or assets of any Person (other than purchases or other acquisitions of inventory, leases, materials and equipment in the ordinary course of business) or agree to do any of the foregoing at any future time without a contingency relating to obtaining any required approval hereunder, except that the following shall be permitted:

               (a) any Subsidiary of the Borrower may be merged or consolidated with or into, or be liquidated into, the Borrower or a Subsidiary Guarantor (so long as the Borrower or such Subsidiary Guarantor is the surviving corporation), or all or any part of its business, properties and assets may be conveyed, leased, sold or transferred to the Borrower or any Subsidiary Guarantor, PROVIDED that neither the Borrower nor any Subsidiary Guarantor may be a party to any merger, consolidation or liquidation otherwise permitted by this clause (a) involving a Person that is not a Wholly-Owned Subsidiary other than in a Permitted Acquisition;

               (b) capital expenditures to the extent within the limitations set forth in Section 8.05 hereof;

               (c) the investments, acquisitions and transfers or dispositions of properties permitted pursuant to Section 8.06;

               (d) each of the Borrower and any Subsidiary may lease (as lessee) real or personal property in the ordinary course of business (so long as such lease does not create a Capitalized Lease Obligation not otherwise permitted by Section 8.04(d) or would not violate Section 8.07);

               (e) licenses or sublicenses by the Borrower and its Subsidiaries of intellectual property in the ordinary course of business, PROVIDED, that such licenses or sublicenses shall not interfere with the business of the Borrower or any Subsidiary;

               (f) other sales or dispositions of assets to the extent that the aggregate Net Cash Proceeds received from all such sales and dispositions permitted by this clause (f) shall not exceed $55 million in the aggregate and $25 million in any fiscal year of the Borrower, PROVIDED that (x) each such sale shall be in an amount at least equal to the fair market value thereof and for proceeds consisting of at least 75% cash (with the assumption of Indebtedness and the sale for cash within 30 days of receipt of securities received counted as cash) and
     (y) the Net Cash Proceeds of any such sale are applied to repay the Loans to the extent required by Section 4.02(A)(c), and, PROVIDED FURTHER, that the sale or disposition of the capital stock of any Subsidiary of the Borrower shall be prohibited unless it is for all of the outstanding capital stock of such Subsidiary owned by the Borrower and its Subsidiaries;

               (g)  the Acquisition;

               (h)  leases and subleases permitted under Section 8.03(g);

               (i) the transfer of the stock of FMC Arabia to a new Subsidiary to preserve tax benefits; and

               (j) involuntary sales of interests in Joint Ventures and Foreign Subsidiaries pursuant to mandatory puts, calls and similar arrangements (to the extent in effect on the date hereof in the case of the Existing Joint Ventures).

               8.03 LIENS. Holdings will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of Holdings or any such Subsidiary whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to Holdings or any of its Subsidiaries) or assign any right to receive income, except:

               (a) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established;

               (b) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

               (c) Liens created by or pursuant to this Agreement or the other Credit Documents;

               (d)  Liens created pursuant to Capital Leases permitted by
     Section 8.04(c).

               (e) Liens arising from judgments, decrees or attachments and Liens securing appeal bonds arising from judgments, in each case in circumstances not constituting an Event of Default under Section 9.09;

               (f) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

               (g) leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

               (h) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Holdings or any of its Subsidiaries;

               (i) Liens arising from UCC financing statements regarding leases permitted by this Agreement;

               (j) (x) receipt of progress payments and advances from customers in the ordinary course of business to the extent same creates a Lien on the related inventory and (y) purchase money Liens securing payables arising from the purchase by the Borrower or any Subsidiary Guarantor of any equipment or goods in the normal course of business, PROVIDED that such payables shall not constitute Indebtedness;

               (k) any interest or title of a lessor under any lease permitted by this Agreement;

               (l) Liens in existence on, and which are to continue in effect after, the Initial Borrowing Date which are listed, and the property subject thereto described in, Annex VII, without giving effect to any extension or renewal thereof; and

               (m) Liens arising pursuant to purchase money mortgages or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of assets acquired by the Borrower or any Subsidiary Guarantor after the Initial Borrowing Date, PROVIDED that (x) any such Liens attach only to the assets so acquired, (y) the Indebtedness secured by any such Lien does not exceed 100%, nor is less than 70%, of the lesser of the fair market value or purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (z) all Indebtedness secured by Liens created pursuant to this clause (m) shall not exceed $15,000,000 at any time outstanding.

               8.04 INDEBTEDNESS. Holdings will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

               (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

               (b) Indebtedness owing by (i) any Subsidiary Guarantor to another Subsidiary Guarantor or the Borrower and/or (ii) the Borrower to any Subsidiary Guarantor;

               (c) Capitalized Lease Obligations of the Borrower and its Subsidiary Guarantors initially incurred after the Initial Borrowing Date, PROVIDED that the aggregate Capitalized Lease Obligations under all Capital Leases entered into after Initial Borrowing Date shall not exceed $15,000,000;

               (d) Indebtedness under Interest Rate Agreements to the extent entered into in compliance with Section 7.11;

               (e) Indebtedness incurred pursuant to purchase money mortgages permitted by Section 8.03(m);

               (f) Indebtedness of the Borrower evidenced by the Senior Subordinated Notes and the guaranty of such Indebtedness by the Guarantors;

               (g) Indebtedness of the Borrower evidenced by the Seller Note in an aggregate principal amount not to exceed $50,000,000, less the aggregate amount of all repayments of principal thereon effected after the Initial Borrowing Date, and the guaranty of such Indebtedness by the Guarantors;

               (h) Existing Indebtedness, without giving effect to any subsequent extension, renewal or refinancing thereof;

               (i) Contingent Obligations (including under letters of credit and other guaranties) of the Borrower and its Subsidiaries with respect to Indebtedness and other obligations of Joint Ventures and Foreign Subsidiaries in an aggregate amount at any time outstanding which, when added to all investments, loans and advances made pursuant to Section 8.06(j) and then outstanding, is not in excess of the Investment Basket;

               (j) letters of credit under which the Borrower is the account party denominated in other than Dollars in an aggregate amount not in excess of the equivalent of $25,000,000; and

               (k) additional unsecured Indebtedness of the Borrower and the Subsidiary Guarantors not to exceed an aggregate outstanding principal amount of $10,000,000 at any time.

               8.05 CAPITAL EXPENDITURES. (a) Holdings will not, and will not permit any of its Subsidiaries to, incur Consolidated Capital Expenditures, provided that the Borrower and its Subsidiaries may make Consolidated Capital Expenditures not to exceed in the aggregate (x) $12,000,000 during the period from the Initial Borrowing Date to the end of its fiscal year ending December 31, 1997, (y) $32,000,000 during each of its next two subsequent fiscal years and (z) $30,000,000 during each subsequent fiscal year thereafter.

               (b) In the event that the maximum amount which is permitted to be expended in respect of Consolidated Capital Expenditures during any fiscal year pursuant to Section 8.05(a) (without giving effect to this clause (b)) is not fully expended during such fiscal year, the maximum amount which may be expended during the immediately succeeding fiscal year pursuant to Section 8.05(a) shall be increased by such unutilized amount up to a maximum increase in any fiscal year of not more than $10,000,000.

               8.06 ADVANCES, INVESTMENTS AND LOANS. Holdings will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to any Person, except:

               (a) the Borrower or any Subsidiary may invest in cash and Cash Equivalents;

               (b) the Borrower and any Subsidiary may acquire and hold receivables owing to them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms and/or reasonable extensions thereof;

               (c) the intercompany Indebtedness described in Section 8.04(b) shall be permitted;

               (d) loans and advances to officers, directors and employees in the ordinary course of business (x) for relocation purposes and (y) otherwise in an aggregate principal amount not to exceed $500,000 at any time outstanding shall be permitted;

               (e) the Borrower and each Subsidiary may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

               (f)  Interest Rate Agreements entered into pursuant to Section
     7.11 shall be permitted;

               (g) advances, loans and investments in existence on the Effective Date and listed on Annex VIII, without giving effect to any additions thereto or replacements thereof, shall be permitted;

               (h) the Borrower and each Subsidiary may make capital contributions to any of their Subsidiaries to the extent a Subsidiary Guarantor;

               (i) Subsidiaries may be established or created in accordance with the provisions of Section 8.07;

               (j) the Borrower or any Subsidiary may enter into, invest in (including contributions of cash, copyrights, patents and other intellectual property, and the use of personnel and/or the issuance of non-exclusive licenses of intellectual property) and make Loans and advances to Joint Ventures and Foreign Subsidiaries in an aggregate amount (calculated without regard to any write-downs or write-offs and excluding the value of the use of personnel and/or non-exclusive licenses of intellectual property) at any time outstanding (x) not in excess of (A) the Investment Basket at such time less (B) $15 million and (y) which, when added to the aggregate amount of all Contingent Obligations then outstanding pursuant to Section 8.04(i), is not in excess of the Investment Basket at such time;

               (k) the Borrower or any Subsidiary Guarantor may maintain the loans to and investments in the Existing Joint Ventures and Foreign Subsidiaries which are outstanding on the Initial Borrowing Date;

               (l) the Borrower or any Subsidiary Guarantor may acquire assets from, or all of the equity interests in, any Person engaged in the Business for cash consideration not exceeding $30 million in the aggregate, provided that the Borrower shall be in compliance on a PRO FORMA basis with all the Covenants contained in this Agreement after giving effect to each such acquisition (a "Permitted Acquisition"); and

               (m) loans and investments not otherwise permitted by the foregoing clauses (a) through (l), provided that the aggregate amount of the loans and investments made pursuant to this clause (m) shall not exceed $5,000,000.

               8.07 LIMITATION ON CREATION OF SUBSIDIARIES. Holdings will not, and will not permit any Subsidiary Guarantor to, establish, create or acquire any direct Subsidiary and will not permit any Inactive Subsidiary to acquire assets or commence business; PROVIDED that, the Borrower and its Subsidiaries shall be permitted to establish, create or acquire (x) Wholly-Owned Subsidiaries, and/or an Inactive Subsidiary may cease to continue to be an Inactive Subsidiary so long as (i) 100% of the capital stock of such new Subsidiary is pledged pursuant to the Pledge Agreement and the certificates representing such stock, together with stock powers duly executed in blank, are delivered to the Collateral Agent and (ii) such new Subsidiary or former Inactive Subsidiary, if in each case a Domestic Subsidiary, executes a counterpart of the Subsidiary Guaranty, the Pledge Agreement and the Security Agreement, in each case on the same basis (and to the same extent) as such Subsidiary or former Inactive Subsidiary would have executed such Credit Documents if it were a Credit Party on the Initial Borrowing Date and (y) Joint Ventures and Foreign Subsidiaries to the extent otherwise permitted hereunder.

               8.08 MODIFICATIONS. Holdings will not, and will not permit any of its Subsidiaries to:

               (a) make (or give any notice in respect thereof) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange of the Senior Subordinated Notes, the Seller Note or any Existing Indebtedness;

               (b) amend or modify (or permit the amendment or modification of) in any manner adverse to the interests of the Lenders, any provisions of any Senior Subordinated Note Documents or any Seller Note Document; and/or

               (c) amend, modify or change in any manner adverse to the interests of the Lenders the organizational documents (including by-laws) of any Credit Party or any agreement entered into by the Borrower with respect to its capital stock, or any

     Acquisition Document or enter into any new agreement in any manner adverse to the interests of the Lenders with respect to the capital stock of the Borrower.

               8.09 DIVIDENDS, ETC. (a) Holdings will not, and will not permit any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in capital stock of such Person) or return any capital to, its stockholders, members and/or other owners or authorize or make any other distribution, payment or delivery of property or cash to its stockholders, members and/or other owners as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock or other ownership interests now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock or other ownership interests of Holdings or any other Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing "Dividends"), except that:

               (i) Holdings may pay Dividends in connection with a recapitalization or other restructuring of its capital provided that (i) all such Dividends will be paid to Carlyle and/or Carlyle Affiliates and
     (ii) the amount of Dividends so paid shall be not in excess of the proceeds of substantially contemporaneous equity issuances to Carlyle and/or Carlyle Affiliates;

               (ii) any Subsidiary of the Borrower may pay dividends or return capital or make distributions and other similar payments with regard to its capital stock or other membership interests to the Borrower or to a Subsidiary of the Borrower; and

               (iii) each of Holdings and the Borrower may redeem or repurchase its membership interests or stock from officers, employees and directors (or their estates) upon the death, permanent disability, retirement or termination of employment of any such Person or otherwise in accordance with any stock option plan or any employee stock ownership plan, PROVIDED that (x) no Default or Event of Default is then in existence or would arise therefrom and (y) the aggregate amount of all cash paid in respect of all such shares and interests so redeemed or repurchased in any calendar year does not exceed $2,000,000.

               (b) Holdings will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist (other than as a result of a requirement of law) any encumbrance or restriction which prohibits or otherwise restricts (A) the ability of any Subsidiary to (a) pay dividends or make other distributions or pay any Indebtedness owed to Holdings or any Subsidiary, (b) make loans or advances to Holdings or any Subsidiary, (c) transfer any of its properties or assets to Holdings or any Subsidiary or (B) the ability of Holdings or any other Subsidiary of Holdings to create, incur, assume or suffer to exist any Lien upon its property or assets to secure the Obligations, other than prohibitions or restrictions existing under or by reason of: (i) this Agreement, the other Credit Documents and the Senior Subordinated Note Documents; (ii) applicable law; (iii) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices; (iv) any restriction or encumbrance with respect to a Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the capital stock or assets of such Subsidiary, so long as such sale or disposition is permitted under this Agreement; and (v) Liens permitted under Sections 8.03(d) and (m) and any documents or instruments governing the terms of any Indebtedness or other obligations secured by any such Liens, PROVIDED that such prohibitions or restrictions apply only to the assets subject to such Liens.

               8.10 TRANSACTIONS WITH AFFILIATES. Holdings will not, and will not permit any Subsidiary to, enter into any transaction or series of transactions after the Initial Borrowing Date whether or not in the ordinary course of business, with any Affiliate other than on terms and conditions substantially as favorable to Holdings or such Subsidiary as would be obtainable by Holdings or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate, PROVIDED that the foregoing restrictions shall not apply to (i) the Management Agreement, (ii) employment arrangements entered into in the ordinary course of business with officers of Holdings and its Subsidiaries and (iii) customary fees paid to members of the Board of Directors of Holdings and of its Subsidiaries.

               8.11 INTEREST COVERAGE RATIO. The Borrower will not permit the ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense for any Test Period ending on the last day of any fiscal quarter set forth below to be less than the ratio set forth opposite such fiscal quarter:

               FISCAL QUARTER ENDING:                       RATIO
               ----------------------                       -----
               December 31, 1997
                through September 30, 2000              1.75:1.00

               December 31, 2000
                through September 30, 2001              1.80:1.00

               December 31, 2001
                through September 30, 2002              2.00:1.00

               December 31, 2002
                through September 30, 2003              2.20:1.00

               December 31, 2003
                through September 2004                  2.30:1.00

               December 31, 2004
                through September 2005                  2.50:1.00

               Thereafter                               2.70:1.00


               8.12 LEVERAGE RATIO. The Borrower will not permit the Leverage Ratio determined as at the end of any Test Period ending on the last day of any fiscal quarter set forth below, to be more than the ratio set forth opposite such fiscal quarter:

               FISCAL QUARTER ENDING:                       RATIO
               ----------------------                       -----

               December 31, 1997
                through September 30, 2000              6.25:1.00

               December 31, 2000
                 through September 30, 2001             5.75:1.00

               December 31, 2001
                 through September 30, 2002             5.25:1.00

               December 31, 2002
                 through September 30, 2003             4.75:1.00

               December 31, 2003
                 through September 30, 2004             4.25:1.00

               December 31, 2004
                 through September 30, 2005             3.75:1.00

               Thereafter                               3.25:1.00


               8.13 MINIMUM CONSOLIDATED NET WORTH. The Borrower will not permit Consolidated Net Worth at any time to be less than $25,000,000.

               8.14 MINIMUM CONSOLIDATED EBITDA. The Borrower will not permit Consolidated EBITDA for any Test Period ending on the last day of any fiscal quarter set forth below to be less than the amount set forth opposite such fiscal quarter:

          FISCAL QUARTER ENDING:                          AMOUNT
          ----------------------                          ------

          December 31, 1997
            through September 30, 1998               $116,000,000

          December 31, 1998
            through September 30, 1999               $112,000,000

          December 31, 1999
            through September 30, 2001               $100,000,000

          Thereafter                                 $104,000,000


               8.15 LIMITATION ON ISSUANCE OF STOCK. Holdings will not permit any of its Subsidiaries, directly or indirectly, to issue any shares of its capital stock or other securities (or warrants, rights or options to acquire shares or other equity securities), except (i) for replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and similar issuances which do not decrease the percentage ownership of the Borrower and its Subsidiaries taken as a whole in any class of the capital stock of such Subsidiary, (iii) for issuances to the Borrower or any of its Subsidiaries in connection with the creation of new Wholly-Owned Subsidiaries permitted under
Section 8.07 and (iv) to qualify directors to the extent required by applicable law.

               SECTION 9. EVENTS OF DEFAULT. Upon the occurrence of any of the following specified events (each, an "Event of Default"):

               9.01 PAYMENTS. The Borrower shall (i) default in the payment when due of any principal of the Loans or any Unpaid Drawing or (ii) default, and such default shall continue for three or more Business Days, in the payment when due of any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

               9.02 REPRESENTATIONS, ETC. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

               9.03 COVENANTS. Any Credit Party shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 7.11 or 8, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 9.01, 9.02 or clause (a) of this Section 9.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after written notice to the defaulting party by the Administrative Agent or the Required Lenders; or

               9.04 DEFAULT UNDER OTHER AGREEMENTS. (a) Holdings or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations or the Seller Note) beyond the period of grace, if any, applicable thereto or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or (b) any such Indebtedness of Holdings or any of its Subsidiaries shall be declared to be due and payable (or shall be required to be prepaid as a result of a default thereunder or of an event of the type that constitutes an Event of Default) prior to the stated maturity thereof, PROVIDED that it shall not constitute an Event of Default pursuant to this Section 9.04 unless the aggregate principal amount of all Indebtedness referred to in clauses (a) and
(b) above exceeds $10,000,000 in the aggregate at any one time; or

               9.05 BANKRUPTCY, ETC. Holdings or any of its Material Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy", as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Holdings or any of its Material Subsidiaries and the petition is not controverted within 20 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings or any of its Material Subsidiaries; or Holdings or any of its Material Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings or any of its Material Subsidiaries; or there is commenced against Holdings or any of its Material Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or Holdings or any of its Material Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; Holdings or any of its Material Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings or any of its Material Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by Holdings or any of its Material Subsidiaries for the purpose of effecting any of the foregoing; or

               9.06 ERISA. (a) Any Plan or Multiemployer Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under
Section 412 of the Code or Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection .62, .63, .64,
 .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan or Multiemployer Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan, Multiemployer Plan or a Foreign Pension Plan has not been timely made, Holdings, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan or Multiemployer Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971
or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or Holdings, the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Lenders, has had, or is reasonably likely to have, a Material Adverse Effect; or

               9.07 SECURITY DOCUMENTS. (a) Except in each case to the extent resulting from the negligent or willful failure of the Collateral Agent, any Security Document shall cease to be, in any material respect, in full force and effect, or shall cease, in any material respect, to give the Collateral Agent the Liens, powers and privileges purported to be created thereby in favor of the Collateral Agent, or (b) any Credit Party shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue unremedied for a period of at least 30 days after written notice to the respective Credit Party by the Administrative Agent; or

               9.08 GUARANTY. Any of the Guaranties or any material provision thereof shall cease to be in full force and effect, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under any Guaranty; or

               9.09 JUDGMENTS. One or more judgments or decrees shall be entered against Holdings or any of its Subsidiaries involving a liability (to the extent not paid or covered by insurance) in excess of $10,000,000 in the aggregate for all such judgments and decrees for Holdings and its Subsidiaries and all such judgments and decrees in excess of such amount shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

               9.10 ANCILLARY AGREEMENTS. Any default or defaults shall occur under any of the Ancillary Agreements which individually or in the aggregate is reasonably likely to have a Material Adverse Effect; or

               9.11 CHANGE OF CONTROL. A Change of Control shall occur and be continuing;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower and Holdings, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against any Guarantor or the Borrower, except as otherwise specifically provided for in this Agreement (PROVIDED that, if an Event of Default specified in Section 9.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all obligations owing hereunder (including Unpaid Drawings) and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Security Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; and (v) direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 9.05 in respect of the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amounts of cash, to be held as security for the Borrower's reimbursement obligations in respect of Letters of Credit then outstanding equal to the aggregate Stated Amount of all Letters of Credit then outstanding.

               SECTION 10. DEFINITIONS. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

               "A Term Commitment" shall mean, with respect to each Lender, the amount, if any, set forth opposite such Lender's name on Annex I hereto directly below the column entitled "A Term Commitment" as the same may be (x) reduced or terminated from time to time pursuant to Section 3.02, 3.03 and/or 9 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 and/or 12.04

               "A Term Facility" shall mean the Facility evidenced by the Total A Term Commitment.

               "A Term Loan" shall have the meaning provided in Section 1.01(a).

               "A Term Note" shall have the meaning provided in Section 1.05(a).

               "A Termination Date" shall mean the third anniversary of the Initial Borrowing Date.

               "A TF Percentage" shall mean, at any time of determination thereof, a fraction (expressed as a percentage) the numerator of which is equal to the sum of (x) the aggregate principal amount of A Term Loans outstanding at such time and (y) the Total A Term Commitment at such time and the denominator of which is equal to the sum of (x) the aggregate principal amount of Term Loans outstanding at such time and (y) the Total A Term Commitment at such time provided that at any time that no A Term Loans are outstanding (including upon the application of only a portion of any required prepayment of Term Loans under
Section 4.02(A)), the A TF Percentage shall be zero.

               "Acquisition" shall mean the acquisition by the Borrower directly and indirectly of all the outstanding partnership interests of UDLP pursuant to the Acquisition Documents.

               "Acquisition Agreement" shall mean the Purchase Agreement, dated as of August 25, 1997 among FMC Corporation, Harsco Corporation, Harsco UDLP Corporation and United Defense Industries, Inc. (f/k/a Iron Horse Acquisition Corp.), as supplemented.

               "Acquisition Documents" shall mean the Acquisition Agreement and all other material agreements and documents relating to the Acquisition (including the Ancillary Agreements), as same may be amended, modified or supplemented from time to time pursuant to the terms hereof and thereof.

               "Additional Mortgages" shall have the meaning provided in Section 7.10.

               "Adjusted Cash Flow" for any fiscal year shall mean Consolidated Net Income for such fiscal year (after provision for taxes) PLUS (without duplication) the amount of all net non-cash charges (including, without limitation, depreciation, deferred tax expense, non-cash interest expense, amortization and other non-cash charges) that were deducted in arriving at Consolidated Net Income for such fiscal year to the extent not representing a cash payment to be made in the future, MINUS (without duplication) (x) the amount of all non-cash gains and gains from sales of assets (other than sales of inventory and equipment in the normal course of business) that were added in arriving at Consolidated Net Income for such fiscal year and (y) the positive difference, if any, between actual taxes paid in respect of such fiscal year and tax expense deducted in arriving at Consolidated Net Income for such fiscal year.

               "Adjusted RF Percentage" shall mean (x) at a time when no Lender Default exists, for each Lender, such Lender's RF Percentage and (y) at a time when a Lender Default exists (i) for each Lender that is a Defaulting Lender, zero and (ii) for each Lender that is a Non-Defaulting Lender, the percentage determined by dividing such Lender's Revolving Commitment at such time by the Adjusted Total Revolving Commitment at such time, it being understood that all references herein to Revolving Commitments and the Adjusted Total Revolving Commitment at a time when the Total Revolving Commitment has been terminated shall be references to the Revolving Commitments or Adjusted Total Revolving Commitment, as the case may be, in effect immediately prior to such termination, PROVIDED that (A) no Lender's Adjusted RF Percentage shall change upon the occurrence of a Lender Default from that in effect immediately prior to such Lender Default if after giving effect to such Lender Default, and any repayment of Revolving Loans and Swingline Loans at such time pursuant to Section 4.02(A)(a) or otherwise, the sum of (i) the aggregate outstanding principal amount of Revolving Loans of all Non-Defaulting Lenders, plus (ii) the aggregate outstanding principal amount of all Swingline Loans, plus (iii) the aggregate amount of Letter of Credit Outstandings, exceeds the Adjusted Total Revolving Commitment; (B) the changes to the Adjusted RF Percentage that would have become effective upon the occurrence of a Lender Default but that did not become effective as a result of the preceding clause (A) shall become effective on the first date after the occurrence of the relevant Lender Default on which the sum of (i) the aggregate outstanding principal amount of the Revolving Loans of all Non-Defaulting Lenders, plus (ii) the aggregate outstanding principal amount of all Swingline Loans, plus (iii) the aggregate amount of Letter of Credit Outstandings is equal to or less than the Adjusted Total Revolving Commitment; and (C) if (i) a Non-Defaulting Lender's Adjusted RF Percentage is changed pursuant to the preceding clause (B) and (ii) any repayment of such Lender's Revolving Loans, Swingline Loans or Unpaid Drawings that were made during the period commencing after the date of the relevant Lender Default and ending on the date of such change to its Adjusted RF Percentage must be returned to the Borrower as a preferential or similar payment in any bankruptcy or similar proceeding of the Borrower, then the change to such Non-Defaulting Lender's Adjusted RF Percentage effected pursuant to said clause (B) shall be reduced to that positive change, if any, as would have been made to its Adjusted RF Percentage if (x) such repayments had not been made and (y) the maximum change to its Adjusted RF Percentage would have resulted in the sum of the outstanding principal of Revolving Loans made by such Lender plus such Lender's new Adjusted RF Percentage of the outstanding principal amount of Swingline Loans and of Letter of Credit Outstandings equalling such Lender's Revolving Commitment at such time.

               "Adjusted Total Revolving Commitment" shall mean at any time the Total Revolving Commitment less the aggregate Revolving Commitments of all Defaulting Lenders.

               "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 11.09.

               "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

               "Agents" shall have the meaning provided in the first paragraph of this Agreement.

               "Agreement" shall mean this Credit Agreement, as the same may be from time to time further modified, amended and/or supplemented.

               "Ancillary Agreements" shall have the meaning provided in the Acquisition Agreement.

               "Anticipated Reinvestment Amount" shall mean, with respect to any Reinvestment Election, the amount specified in the Reinvestment Notice delivered by the Borrower in connection therewith as the amount of the Net Cash Proceeds from the related Asset Sale that the Borrower intends to use to purchase, construct or otherwise acquire Reinvestment Assets.

               "Applicable Base Rate Margin" shall mean (i) in the case of A Term Loans, Revolving Loans and Swingline Loans, 1.25% LESS the Margin Reduction Discount, if any, (ii) in the case of B Term Loans, 1.50% LESS the Margin Reduction Discount, if any, and (iii) in the case of C Term Loans, 1.75% LESS the Margin Reduction Discount, if any.

               "Applicable CC Percentage" shall mean (i) .25% at any time that the Applicable Eurodollar Margin for Revolving Loans is 1.125%; (ii) .375% at any time the Applicable Eurodollar Margin for Revolving Loans is greater than 1.125% but less than 2.00%; and (iii) .50% at all other times.

               "Applicable Eurodollar Margin" shall mean (i) in the case of A Term Loans and Revolving Loans, 2.25% LESS the Margin Reduction Discount, if any, (ii) in the case of B Term Loans, 2.50% LESS the Margin Reduction Discount, if any, and (iii) in the case of C Term Loans, 2.75% LESS the Margin Reduction Discount, if any.

               "A/RF Maturity Date" shall mean the sixth anniversary of the Initial Borrowing Date.

               "Asset Sale" shall mean and include (x) the sale, transfer or other disposition by Holdings or any Subsidiary to any Person other than the Borrower or any Subsidiary Guarantor of any asset of the Borrower or such Subsidiary (other than sales, transfers or other dispositions in the ordinary course of business of inventory and/or obsolete or excess equipment) and/or (y) the receipt by Holdings or any Subsidiary of any insurance, condemnation or similar proceeds in connection with a casualty or taking of any of its assets in excess of the costs incurred by Holdings and its Subsidiaries in respect of such event and of repairing or replacing the assets so damaged, destroyed or taken but in all cases only to the extent that the aggregate Net Cash Proceeds of all such sales, transfers, dispositions and receipts after the Initial Borrowing Date are in excess of $10 million.

               "Assignment Agreement" shall mean the Assignment Agreement in the form of Exhibit K (appropriately completed).

               "Authorized Officer" shall mean any senior officer of Holdings or the Borrower designated as such in writing to the Administrative Agent by Holdings or by the Borrower.

               "Average Daily Amount of Revolving Loans" for any Test Period shall mean the average daily outstanding principal amount of Revolving Loans during such Test Period.

               "B Maturity Date" shall mean the eighth anniversary of the Initial Borrowing Date.

               "B Term Commitment" shall mean, with respect to each Lender, the amount, if any, set forth opposite such Lender's name on Annex I hereto directly below the column entitled "B Term Commitment" as the same may be terminated pursuant to Section 3.03.

               "B Term Facility" shall mean the Facility evidenced by the Total B Term Commitment.

               "B Term Loan" shall have the meaning provided in Section 1.01(b).

               "B Term Note" shall have the meaning provided in Section 1.05(a).

               "B TF Percentage" shall mean, at any time of determination thereof, a fraction (expressed as a percentage) the numerator of which is equal to the aggregate principle amount of B Term Loans outstanding at such time and the denominator of which is equal to the sum of (x) the aggregate principle amount of Term Loans outstanding at such time and, if any A Term Loans are then outstanding, (y) the Total A Term Commitment at such time, PROVIDED that the B TF Percentage shall be readjusted for any required repayment of Term Loans under
Section 4.02(A) at such time, if any, that no A Term Loans remain outstanding.

               "Bankruptcy Code" shall have the meaning provided in Section
9.05.

               "Base Rate" at any time shall mean the higher of (i) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate and (ii) the Prime Lending Rate.

               "Base Rate Loan" shall mean each Loan bearing interest at the rates provided in Section 1.08(a).

               "Borrower" shall mean United Defense Industries, Inc., a Delaware corporation.

               "Borrowing" shall mean the incurrence of (i) Swingline Loans by the Borrower from the Swingline Lender on a given date or (ii) one Type of Loan pursuant to a single Facility by the Borrower from the Lenders having Commitments with respect to such Facility on a PRO RATA basis on a given date (or resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period; PROVIDED that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of any related Borrowing of Eurodollar Loans.

               "BTCo" shall mean Bankers Trust Company in its individual capacity.

               "Business" shall have the meaning provided in Section 8.01(a).

               "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and
(ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the interbank Eurodollar market.

               "C Term Commitment" shall mean, with respect to each Lender, the amount, if any, set forth opposite such Lender's name on Annex I hereto directly below the column entitled "C Term Commitment" as the same may be terminated pursuant to Section 3.03.

               "C Term Facility" shall mean the Facility evidenced by the Total C Term Commitment.

               "C Term Loan" shall have the meaning provided in Section 1.01(c).

               "C Term Note" shall have the meaning provided in Section 1.05(a).

               "C TF Percentage" shall mean, at any time of determination thereof, a percentage equal to 100% minus the sum of the A TF Percentage at such time and the B TF Percentage at such time.

               "Capital Lease" as applied to any Person shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

               "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the Borrower or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

               "Carlyle" shall mean TC Group L.L.C. (which operates under the trade name "the Carlyle Group"), a Delaware limited liability company.

               "Carlyle Affiliate" shall mean any entity controlled directly or indirectly by Carlyle.

               "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) Dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Lender that is a domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (y) any bank (or the parent company of such bank) whose short-term commercial paper rating from Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc. ("S&P") is at least A-1 or the equivalent thereof or from Moody's Investors Service, Inc. ("Moody's") is at least P-1 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than one year from the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition, (v) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, and (vi) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses (i) through
(v) above.

               "Cash Proceeds" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by the Borrower and/or any Subsidiary from such Asset Sale.

               "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 ET SEQ.

               "Change of Control" shall mean, at any time and for any reason whatsoever, (a) Holdings shall cease to own directly 100% on a fully diluted basis of the economic and voting interest in the Borrower's capital stock other than up to 10% of such capital stock (on a fully diluted basis) representing stock issued or issuable to management pursuant to stock option plans or (b) Carlyle and Carlyle Affiliates shall cease to have beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) on a fully diluted basis in the aggregate (i) prior to any public offerings by Holdings of at least $40,000,000 of its capital stock or membership interests (a "PO"), at least 51% of the economic and voting interest in Holdings' capital stock and/or membership interests or on and after a PO, at least 30% of the voting interests in Holdings capital stock and/or membership interests or such higher percentage that exceeds the highest percentage of Holdings' capital stock and/or membership interests owned by any other person or group (as defined in Section 13(d) of the Exchange Act) or (c) the Board of Directors of Holdings shall cease to consist of a majority of Continuing Directors or (d) a "change of control" or similar event shall occur as provided in the Senior Subordinated Note Indenture.

               "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

               "Collateral" shall mean all of the Collateral as defined in each of the Security Documents.

               "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Lenders.

               "Commitment" shall mean, with respect to each Lender, such Lender's Term Commitment and Revolving Commitment.

               "Commitment Commission" shall mean the RL Commitment Commission and the TL Commitment Commission.

               "Consolidated Capital Expenditures" shall mean, for any period, the aggregate of all cash expenditures (including in all events all amounts expended under Capital Leases but excluding any amount representing capitalized interest) by the Borrower and its Subsidiaries during that period that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the consolidated balance sheet of the Borrower and its Subsidiaries, PROVIDED that Consolidated Capital Expenditures shall in any event
(x) exclude the purchase price paid in cash in connection with the acquisition of any Person (including through the purchase of all of the capital stock or other ownership interests of such Person or through merger or consolidation) to the extent allocable to property, plant and equipment and (y) exclude amounts expended to acquire Reinvestment Assets.

               "Consolidated Debt" shall mean, as of any date of determination,
(i) the aggregate stated balance sheet amount of all Indebtedness of the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP plus (ii) any Indebtedness for borrowed money of any other Person as to which the Borrower and/or any of its Subsidiaries has created a guarantee or other Contingent Obligation (but only to the extent of such guarantee or other Contingent Obligation).

               "Consolidated EBIT" shall mean, for any period, (A) the sum of the amounts for such period of (i) Consolidated Net Income, (ii) provisions for taxes based on income, (iii) Consolidated Interest Expense, (iv) amortization or write-off of deferred financing costs to the extent deducted in determining Consolidated Net Income and (v) losses on sales of assets (excluding sales in the ordinary course of business) and other extraordinary losses and other one-time charges LESS (B) the sum of (i) any cash payments made in such period in respect of an event as to which a one-time non-cash charge was previously incurred and (ii) gains on sales of assets (excluding sales in the ordinary course of business) and other extraordinary gains and other one-time non-cash gains, all as determined on a consolidated basis in accordance with GAAP.

               "Consolidated EBITDA" shall mean, for any period, the sum of the amounts for such period of (i) Consolidated EBIT, (ii) depreciation expense,
(iii) amortization expense including any amortization or write-off related to the write-up of any assets as a result of purchase accounting and (iv) LIFO charges, provided that (A) Consolidated EBITDA for any Test Period ending on or prior to June 30, 1998 shall mean the sum of (x) Consolidated EBITDA of the Borrower for the period commencing October 6, 1997 and ending on such date, as determined without regard to this proviso, PLUS (y) the amounts set forth in Annex X hereto as applicable to Consolidated EBITDA for such Test Period and (B) when determining the Leverage Ratio, Consolidated EBITDA for any Test Period during which a Permitted Acquisition is consummated shall be determined on a PRO FORMA basis as if such Permitted Acquisition was consummated on the first day of such Test Period.

               "Consolidated Interest Expense" shall mean, for any period, total interest expense (including the portion that is attributable to Capital Leases in accordance with GAAP) of the Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and without duplication net costs and/or net benefits under Interest Rate Agreements, but excluding, however, amortization of deferred financing costs to the extent included in total interest expense) less (y) the interest income of such Persons for such period PROVIDED that Consolidated Interest Expense for any Test Period ending on or prior to June 30, 1998 shall mean Consolidated Interest Expense for such Test Period as determined without regard to this proviso that is annualized.

               "Consolidated Net Income" shall mean for any period, the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, PROVIDED that there shall be excluded from the calculation thereof (without duplication) (i) the income (or loss) of any Person (other than Subsidiaries of the Borrower) in which any other Person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person's assets are acquired by the Borrower or any of its Subsidiaries and (iii) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

               "Consolidated Net Worth" shall mean, at any time for the determination thereof, all amounts which, in conformity with GAAP, would be included under the caption "total shareholders' equity" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries as at such date, PROVIDED that any amortization of purchase accounting write-ups for inventory, property, plant and equipment, and in-place research and development shall be excluded from the calculation of Consolidated Net Worth.

               "Contingent Obligations" shall mean as to any Person any obligation of such Person guaranteeing or intending to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof, PROVIDED, HOWEVER, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated maximum of the Contingent Obligation or, if none, the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if there is no stated or determinable amount of the primary obligation, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

               "Continuing Directors" shall mean the directors of Holdings on the Initial Borrowing Date and each other director if such director's nomination for the election to the Board of Directors of Holdings is recommended by a majority of the then Continuing Directors.

               "Credit Documents" shall mean this Agreement, the Notes, the Security Documents, the Subsidiary Guaranty and any documents executed in connection therewith.

               "Credit Event" shall mean and include the making of a Loan or the issuance of a Letter of Credit.

               "Credit Party" shall mean Holdings, the Borrower and the Subsidiary Guarantors.

               "Deemed ECF" shall mean for any fiscal year of Holdings any prepayments of the principal of Term Loans made during such year pursuant to
Section 4.01.

               "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

               "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

               "Dividends" shall have the meaning provided in Section 8.09.

               "Documentation Agents" shall have the meaning provided in the first paragraph of this Agreement.

               "Documents" shall mean, collectively, the Credit Documents and the Transaction Documents.

               "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

               "Domestic Subsidiary" shall mean each Subsidiary of the Borrower that is not a Foreign Subsidiary.

               "Effective Date" shall have the meaning provided in Section
12.10.

               "Eligible Transferee" shall mean and include a commercial bank, financial institution or other institutional "accredited investor" as defined in SEC Regulation D.

               "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by the Borrower or any of its Subsidiaries solely in the ordinary course of such Person's business and not in response to any third party action or request of any kind) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment.

               "Environmental Law" means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to the environment or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 ET SEQ.; the Toxic Substances Control Act, 15 U.S.C. Section 7401 ET SEQ.; the Clean Air
Act, 42 U.S.C. Section 7401 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C.
Section 3808 ET SEQ.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 ET SEQ.; and any applicable state and local or foreign counterparts or equivalents.

               "EP Percentage" shall mean in the case of (i) equity issued to, or equity contributions made by, Persons (or controlling or controlled affiliates thereof) who are owners of the equity of Holdings on the Initial Borrowing Date, except for any such issuance or contribution described in the following clause (ii), 50%, (ii) equity issued to, or equity contributions made by, any Person (whether or not an existing shareholder of Holdings) that are to be utilized solely for investments in privatizations, co-productions, Joint Ventures and Foreign Subsidiaries, 0% and (iii) all other equity issuances and equity contributions, 100%.

               "Equity Contribution" shall have the meaning provided in Section 5.01(h).

               "Equity Documents" shall mean all the agreements governing or relating to the Equity Contribution.

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this

Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

               "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Holdings, the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of
Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

               "Eurodollar Loans" shall mean each Loan bearing interest at the rates provided in Section 1.08(b).

               "Eurodollar Rate" shall mean with respect to each Interest Period for a Eurodollar Loan, (i) the offered quotation to first-class banks in the interbank Eurodollar market by the Administrative Agent for dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurodollar Loans for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loans, determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

               "Event of Default" shall have the meaning provided in Section 9.

               "Excess Cash Flow" shall mean, for any period, the remainder of
(i) Adjusted Cash Flow for such period, plus (ii) to the extent not included in
(i) above, any amounts received by Holdings and its Subsidiaries in settlement of, or in payment of any judgments resulting from, actions, suits or proceedings with respect to Holdings and/or its Subsidiaries from the first day to the last day of such period, minus (iii) the sum of (x) the amount of Consolidated Capital Expenditures made in compliance with Section 8.05 during such period (less any amount thereof financed through the incurrence of Indebtedness), (y) any repayments or prepayments during such period of the principal amount of Term Loans, except prepayments of the principal amount of Term Loans made pursuant to Sections 4.02(A)(c), (d), (e), (f) and/or (g) and (z) the net amount of investments, loans and advances made pursuant to Section 8.06 during such period (giving effect to any return on any such investment, loan or advance) except to the extent made in reliance on clause (ii) of the definition of Investment Basket.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               "Existing Indebtedness" shall have the meaning provided in
Section 5.01(n).

               "Existing Joint Ventures" shall mean each of FNSS and FMC Arabia.

               "Existing Letters of Credit" shall mean each letter of credit outstanding on the Initial Borrowing Date that is (x) issued by a Person that becomes a Lender hereunder on or prior to the Initial Borrowing Date, (y) to remain outstanding after the Initial Borrowing Date and (z) listed on Annex V,
Part II, hereto, it being understood that each such letter of credit shall retain the expiry applicable to it on the Initial Borrowing Date and may be extendable upon expiry for successive periods of up to 12 months, but not beyond the third Business Day prior to the A/RF Maturity Date, on terms acceptable to the respective Letter of Credit Issuer and the Administrative Agent.

               "Expiration Date" shall mean November 26, 1997.

               "Facility" shall mean any of the credit facilities established under this Agreement, I.E., the A Term Facility, the B Term Facility, the C Term Facility or the Revolving Facility.

               "Facing Fee" shall have the meaning provided in Section 3.01(d).

               "Federal Funds Effective Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

               "Fees" shall mean all amounts payable pursuant to, or referred to in, Section 3.01.

               "Final Maturity Date" shall mean the ninth anniversary of the Initial Borrowing Date.

               "FMC Arabia" shall mean FMC Arabia Limited, a limited liability company organized under the laws of the Kingdom of Saudi Arabia.

               "FNSS" shall mean FMC-Nurol Savunma Sanayii A.S. and its successors.

               "FNSS Disposition" shall mean any disposition of all or substantially all of UDLP's Turkish businesses or of any of the UDLP interests in FNSS, including pursuant to a Call or Liquidation (as both terms are defined in the Seller Note).

               "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by Holdings, the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

               "Foreign Subsidiary" shall mean each Subsidiary of the Borrower which is not incorporated or organized in the United States or any State or territory thereof.

               "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the date of this Agreement; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 8, including defined terms as used therein, are subject (to the extent provided therein) to Section 12.07(a).

               "Guaranteed Creditors" shall mean and include each of the Agents, the Collateral Agent, the Lenders and each party (other than any Credit Party) party to an Interest Rate Agreement to the extent that such party constitutes a Secured Creditor.

               "Guaranteed Obligations" shall mean (i) the principal and interest on each Note issued by the Borrower, and Loans made, under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrower to any Lender or any Agent and/or the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Credit Document and the due performance and compliance with all the terms, conditions and agreements contained in the Credit Documents by the Borrower and
(ii) all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of the Borrower owing under any Interest Rate Agreement entered into by the Borrower with a Secured Creditor, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

               "Guarantor" shall mean Holdings and each Subsidiary Guarantor.

               "Guaranty" shall mean and include each of the Holdings Guaranty and the Subsidiary Guaranty.

               "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contains, electric fluid containing levels of polychlorinated biphenyls, and radon gas and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law.

               "Holdings" shall mean Iron Horse Investors, L.L.C., a Delaware limited liability company.

               "Holdings Guaranty" shall mean the guaranty of Holdings pursuant to Section 13.

               "Inactive Subsidiary" shall mean any Subsidiary of the Borrower that owns (and continues to own) no assets (other than nominal assets, which shall not include any partnership interest in UDLP) and is (and continues to be) inactive.

               "Indebtedness" of any Person shall mean, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such indebtedness has been assumed (to the extent of the fair market value of such property), (v) all Capitalized Lease Obligations of such Person,
(vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, I.E., take-or-pay and similar obligations, (vii) all net obligations of such Person under Interest Rate Agreements and (viii) all Contingent Obligations of such Person, (other than Contingent Obligations arising from the guaranty by such Person of the obligations of the Borrower and/or its Subsidiaries to the extent such guaranteed obligations do not constitute Indebtedness and are otherwise permitted hereunder), PROVIDED that Indebtedness shall not include trade payables, accrued expenses and receipt of progress and advance payments, in each case arising in the ordinary course of business.

               "Initial Borrowing Date" shall mean the date upon which the initial Borrowing of Loans occurs.

               "Initial Investors" shall mean Carlyle, Carlyle Affiliates and the other owners of the capital stock of Holdings on the Initial Borrowing Date, after giving effect to the Transaction.

               "Interest Period" with respect to any Loan shall mean the interest period applicable thereto, as determined pursuant to Section 1.09.

               "Interest Rate Agreement" shall mean any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement designed to protect the Borrower or any Subsidiary against fluctuations in interest rates.

               "Investment Basket" shall mean at any time (i) $30 million plus
(ii) 25% (or, if the Leverage Ratio on the last day of such fiscal year is less than 4.0:1.0, 50%) of aggregate Excess Cash Flow for each period (an "ECF Period") then ended for which Excess Cash Flow had been, at the time, determined for purposes of Section 4.02(A)(f) and as to which at least 90 days have passed since the end of such period plus (iii) 25% (or if the Leverage Ratio on the last day of such fiscal year is less than 4.0:1.0, 50%) of aggregate Deemed ECF for each ECF Period plus (iv) if the Leverage Ratio at the end of the last Test Period then ended was less than 4.0:1.0, $50 million plus (v) only in the case of any determination prior to the 90th day following the fiscal year ending December 31, 1998, the lesser of $7,500,000 and 25% of the principal payments of Term Loans made pursuant to Section 4.01 after the Initial Borrowing Date and on or prior to December 31, 1997.

               "Joint Venture" means any Person formed for the purpose of exploiting business opportunities to the extent, in the case of any Person organized or created under the laws of the United States or any State thereof, less than 80% of the ownership interests therein are owned directly and indirectly by the Borrower, and shall include in any event the Existing Joint Ventures to the extent the Borrower continues to own directly and indirectly less than 80% of the ownership interest therein.

               "Leasehold" of any Person means all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

               "Lender" shall have the meaning provided in the first paragraph of this Agreement.

               "Lender Default" shall mean (i) the refusal (which has not been retracted) of a Lender to make available its portion of any incurrence of Loans or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Lender having notified the Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under Section 1.01 or under
Section 2.04(c), in the case of either clause (i) or (ii) as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

               "Lender Register" shall have the meaning provided in Section
12.16.

               "Letter of Credit" shall have the meaning provided in Section 2.01(a).

               "Letter of Credit Fee" shall have the meaning provided in Section 3.01(c).

               "Letter of Credit Issuer" shall mean (i) BTCo, (ii) with respect to each Existing Letter of Credit, the Lender issuing same and (iii) any Lender which at the request of the Borrower and with the consent of the Administrative Agent agrees in such Lender's sole discretion to become a Letter of Credit issuer for the purpose of issuing Letters of Credit pursuant to Section 2.

               "Letter of Credit Outstandings" shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

               "Letter of Credit Request" shall have the meaning provided in
Section 2.02(a).

               "Leverage Ratio" shall mean, at any date of determination, the ratio of (x) the sum of (i) Consolidated Debt on such date less the outstanding principal amount of Revolving Loans on such date included in Consolidated Debt plus (ii) the Average Daily Amount of Revolving Loans for the Test Period ended on such date to (y) Consolidated EBITDA for the Test Period ending on such date.

               "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

               "Loan" shall have the meaning provided in Section 1.01.

               "Management Agreement" shall mean the management agreement with Carlyle and/or Carlyle Affiliates, as in effect on the Initial Borrowing Date.

               "Mandatory Borrowing" shall have the meaning provided in Section 1.01(f).

               "Margin Reduction Discount" shall mean zero, PROVIDED that the Margin Reduction Discount shall be increased to .25%, .625%, .875% or 1.125%, per annum as the case may be, as specified in clauses (i), (ii), (iii) or (iv) below, at any time after the Initial Borrowing Date, when, and for so long as, the ratio set forth in such clause has been satisfied as at the end of the then Relevant Test Periods:

               (i) the Margin Reduction Discount shall be .25% per annum in the event that as of the end of the Relevant Test Period the Leverage Ratio is equal to or greater than 4.50 to 1 but less than 4.75 to 1; or

               (ii) the Margin Reduction Discount shall be .625% per annum in the event that as of the end of the Relevant Test Period the Leverage Ratio is equal to or greater than 4.25 to 1 but less than 4.50 to 1;

               (iii) the Margin Reduction Discount shall be .875% per annum in the event that as of the end of the Relevant Test Period the Leverage Ratio is equal to greater than 3.75 to 1 but less than 4.25 to 1; and

               (iv) the Margin Reduction Discount shall be 1.125% per annum (or, in the case of B Term Loans or C Term Loans, 1.00%) in the event that as of the end of the Relevant Test Period the Leverage Ratio is less than 3.75 to 1.

The Leverage Ratio shall be determined for the Relevant Test Period, by delivery of an officer's certificate of the Borrower to the Lenders pursuant to Section 7.01(e), which certificate shall set forth the calculation of the Leverage Ratio. The Margin Reduction Discount so determined shall apply, except as set forth below, from the date on which such officer's certificate is delivered to the Administrative Agent to the earlier of (x) the date on which the next certificate is delivered to the Administrative Agent pursuant to Section 7.01(e) and (y) the 45th day following the end of the fiscal quarter in which such first certificate was delivered to the Administrative Agent (or the 90th day if such fiscal quarter was the last fiscal quarter of a fiscal year). Notwithstanding anything to the contrary contained above, the Margin Reduction Discount shall be zero (x) if no officer's certificate has been delivered to the Lenders pursuant to Section 7.01(e) which sets forth the Leverage Ratio for the Relevant Test Period or the financial statements upon which any such calculations are based have not been delivered, until such a certificate and/or financial statements are delivered and (y) at all times when there shall exist a Default under
Section 9.01 or an Event of Default. It is understood and agreed that the Margin Reduction Discount as provided above shall in no event be cumulative and only the Margin Reduction Discount available pursuant to any of clause (i),
(ii), (iii) or (iv) if any, contained in this definition shall be applicable.

               "Margin Stock" shall have the meaning provided in Regulation U.

               "Material Adverse Effect" shall mean a material adverse effect on the business, property, assets, liabilities or condition (financial or otherwise) of (x) Holdings and its Subsidiaries taken as a whole after giving effect to the Transaction and (y) for purposes of Section 5.01, the Business.

               "Material Subsidiary" shall mean any Subsidiary having gross assets at any time with a value of at least 5% of consolidated gross assets of the Borrower and its Subsidiaries and/or gross revenues for the last four fiscal quarters of at least 5% of the consolidated gross revenues of the Borrower and its Subsidiaries.

               "Maximum RL Amount" shall mean at any time $150 million.

               "Maximum Swingline Amount" shall mean the lesser of $20,000,000 and the amount of the Total Revolving Commitment.

               "Minimum Borrowing Amount" shall mean (i) for Term Loans, Revolving Loans and Swingline Loans maintained as Base Rate Loans, $250,000 and
(ii) for Term Loans and Revolving Loans maintained as Eurodollar Loans, $1,000,000.

               "Mortgage" shall have the meaning provided in Section
5.01(k)(III).

               "Mortgage Policies" shall have the meaning provided in Section 5.01(k)(III).

               "Mortgaged Properties" shall mean the Real Property of UDLP and its Subsidiaries listed on Annex IV and designated as "Mortgaged Properties" therein.

               "Multiemployer Plan" shall mean any multiemployer plan as defined in section 4001(a)(3) of ERISA which is contributed to by (or to which there is an obligation to contribute of) Holdings or any of its Subsidiaries or an ERISA Affiliate and each such plan for the five year period immediately following the latest date on which Holdings, any such Subsidiary or ERISA Affiliate contributed to or had an obligation to contribute to such plan.

               "Net Cash Proceeds" shall mean, with respect to any Asset Sale, the Cash Proceeds resulting therefrom net (without duplication) of expenses of sale (including payment of principal, premium and interest of Indebtedness secured by the assets the subject of the Asset Sale and required to be, and which is, repaid under the terms thereof as a result of such Asset Sale), and incremental taxes paid or payable as a result thereof and other amounts owing to governmental entities as a result of such sale, it being understood that the Net Cash Proceeds from an FNSS Disposition consummated while the Seller Note is outstanding will be reduced by the amount of the proceeds of such FNSS Disposition applied to repay the Seller Note.

               "Non-Defaulting Lender" shall mean a Lender that is not a Defaulting Lender.

               "Note" shall mean and include each A Term Note, each B Term Note, each C Term Note, each Revolving Note and the Swingline Note.

               "Notice" shall have the meaning provided in Section 7.15.

               "Notice of Borrowing" shall have the meaning provided in Section 1.03.

               "Notice of Conversion" shall have the meaning provided in Section 1.06.

               "Notice Office" shall mean the office of the Administrative Agent at 130 Liberty Street, New York, New York or such other office as the Administrative Agent may designate to the Borrower in writing from time to time.

               "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Administrative Agent, the Collateral Agent, the Documentation Agents or any Lender pursuant to the terms of this Agreement or any other Credit Document.

               "Participant" shall have the meaning provided in Section 2.04(a).

               "Payment Office" shall mean the office of the Administrative Agent at 130 Liberty Street, New York, New York or such other office as the Administrative Agent may designate to the Borrower in writing from time to time.

               "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

               "Permitted Acquisition" shall have the meaning provided in
Section 8.06(l).

               "Permitted Liens" shall mean Liens described in Section 8.03.

               "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

               "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA (other than a multiemployer plan as defined in Section 3(37) of ERISA), which is maintained or contributed to by (or to which there is an obligation to contribute of) Holdings or any of its Subsidiaries or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which Holdings, any such Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

               "Pledge Agreement" shall have the meaning provided in Section 5.01(k)(I).

               "Pledged Securities" shall mean all the Pledged Securities as defined in the Pledge Agreement.

               "Prime Lending Rate" shall mean the rate which Bankers Trust Company announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Bankers Trust Company may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

               "RCRA" shall mean the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 ET SEQ.

               "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

               "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

               "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

               "Reinvestment Assets" shall mean any assets to be employed in the business of the Borrower and its Subsidiaries as described in Section 8.01.

               "Reinvestment Election" shall have the meaning provided in
Section 4.02(A)(c).

               "Reinvestment Notice" shall mean a written notice signed by an Authorized Officer of the Borrower stating that the Borrower, in good faith, intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale to purchase, construct or otherwise acquire Reinvestment Assets.

               "Reinvestment Prepayment Amount" shall mean, with respect to any Reinvestment Election, the amount, if any, on the Reinvestment Prepayment Date relating thereto by which (a) the Anticipated Reinvestment Amount in respect of such Reinvestment Election exceeds (b) the aggregate amount thereof expended by Holdings and its Subsidiaries to acquire Reinvestment Assets.

               "Reinvestment Prepayment Date" shall mean, with respect to any Reinvestment Election, the earliest of (i) the date, if any, upon which the Administrative Agent, on behalf of the Required Lenders, shall have delivered a written termination notice to the Borrower, provided that such notice may only be given while an Event of Default under 9.01 exists, (ii) the date occurring 360 days after such Reinvestment Election and (iii) the date on which the Borrower shall have determined not to proceed with the purchase, construction or other acquisition of Reinvestment Assets with the related Anticipated Reinvestment Amount.

               "Relevant Test Period" shall mean, at any time, the Test Period ending on the last day of the then most recently ended fiscal quarter of the Borrower with respect to which an officer's certificate has been delivered to the Lenders pursuant to Section 7.01(e).

               "Replaced Lender" shall have the meaning provided in Section
1.13.

               "Replacement Lender" shall have the meaning provided in Section 1.13.

               "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

               "Required Lenders" shall mean Non-Defaulting Lenders the outstanding principal amount of Term Loans of which plus the Revolving Commitments (or, if the Total Revolving Commitment has been terminated, the Revolving Commitment immediately prior to such termination) of which constitute greater than 50% of the sum of the total outstanding principal amount of Term Loans and of the Revolving Commitments (or, if the Total Revolving Commitment has been terminated, the Revolving Commitment immediately prior to such termination) of all Non-Defaulting Lenders.

               "Required TF Lenders" with respect to the A Term Facility, the B Term Facility or the C Term Facility, respectively, shall mean Lenders the sum of whose out-standing Term Loans under such Facility represents an amount greater than 50% of the sum of all outstanding Term Loans under such Facility.

               "Revolving Commitment" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name in Annex I hereto directly below the column entitled "Revolving Commitment," as the same may be (x) reduced or terminated from time to time pursuant to Section 3.02, 3.03 and/or 9 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 and/or 12.04.

               "Revolving Facility" shall mean the Facility evidenced by the Total Revolving Commitment.

               "Revolving Loan" shall have the meaning provided in Section 1.01(d).

               "Revolving Note" shall have the meaning provided in Section 1.05(a).

               "RF Lender" shall mean at any time each Lender with a Revolving Commitment or with outstanding Revolving Loans.

               "RF Percentage" shall mean at any time for each RF Lender, the percentage obtained by dividing such Lender's Revolving Commitment by the Total Revolving Commitment provided that if the Total Revolving Commitment has been terminated, the RF Percentage of each RF Lender shall be determined by dividing such RF Lender's Revolving Commitment immediately prior to such termination by the Total Revolving Commitment immediately prior to such termination.

               "RL Commitment Commission" shall have the meaning provided in
Section 3.01(b).

               "Scheduled Repayment" shall have the meaning provided in Section 4.02(A)(b).

               "SEC" shall have the meaning provided in Section 7.01(h).

               "SEC Regulation D" shall mean Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

               "Section 4.04 Certificate" shall have the meaning provided in
Section 4.04(b)(ii).

               "Secured Creditor" shall mean and include any Secured Creditor as defined in any Security Document.

               "Security Agreement" shall have the meaning provided in Section 5.01(k)(II).

               "Security Agreement Collateral" shall mean all "Collateral" as defined in the relevant Security Agreement.

               "Security Documents" shall mean the Pledge Agreement, the Security Agreement, each Mortgage and each Additional Mortgage, if any.

               "Seller" shall have the meaning provided in the Acquisition Agreement.

               "Seller Note" shall mean the promissory note issued by the Borrower to FMC Corporation, Harsco Corporation and/or Harsco UDLP Corporation in the principal amount of $50,000,000 pursuant to the Acquisition Agreement, which promissory note shall be consistent with the term sheet attached to the Supplemental Agreement No. 1, dated as of August 25, 1997, to the Acquisition Agreement and otherwise on terms and conditions satisfactory to the Administrative Agent.

               "Seller Note Documents" shall mean all agreements (including Supplemental Agreement No. 1, dated as of August 25, 1997, to the Acquisition Agreement), instruments governing and/or evidencing the Seller Note.

               "Senior Subordinated Note Documents" shall mean and include each of the documents, instruments (including the Senior Subordinated Notes) and other agreements entered into by the Borrower (including, without limitation, the Senior Subordinated Note Indenture and any documents in respect of any Senior Subordinated Notes issued upon the exchange offer as contemplated by the Senior Subordinated Note Indenture) relating to the issuance by the Borrower of the Senior Subordinated Notes, as in effect on the Initial Borrowing Date and as the same may be entered into, supplemented, amended or modified from time to time in accordance with the terms hereof and thereof.

               "Senior Subordinated Note Indenture" shall mean an Indenture entered into by and between the Borrower and Norwest Bank Minnesota, N.A., as trustee thereunder, with respect to Senior Subordinated Notes as in effect on the Initial Borrowing Date and as the same may be executed, modified, amended or supplemented from time to time in accordance with the terms hereof and thereof.

               "Senior Subordinated Notes" shall mean the Senior Subordinated Notes due 2007 in an initial aggregate amount of $200,000,000 and issued by the Borrower under the Senior Subordinated Note Indenture and all Senior Subordinated Notes with substantially similar terms issued upon the exchange offer as contemplated in the Senior Subordinated Note Indenture, as in effect on the Initial Borrowing Date and as the same may be issued, supplemented, amended or modified from time to time in accordance with the terms thereof and hereof.

               "Specified Repayment" shall have the meaning provided in Section 4.02(B)(c).

               "Standby Letter of Credit" shall have the meaning provided in
Section 2.01(a).

               "Stated Amount" of each Letter of Credit shall mean the maximum available to be drawn thereunder (regardless of whether any conditions for drawing could then be met).

               "Subsequent Borrowing Date" shall mean each date occurring after the Initial Borrowing Date and on or prior to the A Termination Date on which A Term Loans are incurred to refinance all or a portion of the Seller Note.

               "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time, provided that "Subsidiary" shall in no event include any Joint Venture or any Foreign Subsidiary. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of Holdings.

               "Subsidiary Guarantors" shall mean each Domestic Subsidiary other than Inactive Subsidiaries.

               "Subsidiary Guaranty" shall have the meaning provided in Section 5.01(j).

               "Supermajority Lenders" shall mean Non-Defaulting Lenders the outstanding principal amount of Term Loans of which plus the Revolving Commitments (or, if the Total Revolving Commitment has been terminated, the Revolving Commitment immediately prior to such termination) of which constitute greater than 75% of the sum of the total outstanding principal amount of Term Loans and of the Revolving Commitments (or, if the Total Revolving Commitment has been terminated, the Revolving Commitment immediately prior to such termination) of all Non-Defaulting Lenders.

               "Swingline Expiry Date" shall mean the date which is five Business Days prior to the A/RF Maturity Date.

               "Swingline Lender" shall mean BTCo or, in the event BTCo ceases to be Swingline Lender upon agreement with the Borrower, any Lender which at the request of the Borrower and the consent of the Administrative Agent agrees in such Lender's sole discretion to become the Swingline Lender.

               "Swingline Loan" shall have the meaning provided in Section 1.01(e).

               "Swingline Note" shall have the meaning provided in Section 1.05(a).

               "Taxes" shall have the meaning provided in Section 4.04(a).

               "Term Commitment" shall mean for any Lender the sum of its A Term Commitment, its B Term Commitment and its C Term Commitment.

               "Term Loans" shall mean, collectively, the A Term Loans, the B Term Loans and the C Term Loans.

               "Test Period" shall mean at any time (i) for any determination made on or prior to September 30, 1998, the period (taken as one accounting period) from the Initial Borrowing Date to the last day of the fiscal quarter of the Borrower then ending or then last ended and (ii) for any determination made thereafter, the four consecutive fiscal quarters of the Borrower (taken as one accounting period) then ending or then last ended.

               "TL Commitment Commission" shall the meaning provided in Section 3.01(a).

               "Total A Term Commitment" shall mean the sum of the A Term Commitments of each of the Lenders.

               "Total B Term Commitment" shall mean the sum of the B Term Commitments of each of the Lenders.

               "Total C Term Commitment" shall mean the sum of the C Term Commitments of each of the Lenders.

               "Total Commitment" shall mean the sum of the Total A Term Commitment, the Total B Term Commitment, the Total C Term Commitment and the Total Revolving Commitment.

               "Total Revolving Commitment" shall mean the sum of the Revolving Commitments of each of the Lenders.

               "Total Term Commitment" shall mean, at any time, the sum of the Total A Term Commitment, Total B Term Commitment and Total C Term Commitment.

               "Total Unutilized Revolving Commitment" shall mean, at any time,
(i) the Total Revolving Commitment at such time less (ii) the sum of the aggregate principal amount of all Revolving Loans and Swingline Loans at such time plus the Letter of Credit Outstandings at such time.

               "Trade Letter of Credit" shall have the meaning provided in
Section 2.01(a).

               "Transaction" shall mean (i) the consummation of the Equity Contribution, (ii) the consummation of the Acquisition, (iii) the issuance of the Senior Subordinated Notes and (iv) the incurrence of Term Loans and issuance of Letters of Credit, if any, on the Initial Borrowing Date.

               "Transaction Documents" shall mean the Acquisition Documents, the Equity Documents and the Senior Subordinated Note Documents.

               "Turkish JV Agreement" shall mean the Restated Joint Venture Agreement of FNSS, dated as of July 1, 1997, as in effect on the date hereof.

               "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, I.E., a Base Rate Loan or Eurodollar Loan.

               "UCC" shall mean the Uniform Commercial Code.

               "UDLP" shall mean United Defense, L.P., a Delaware limited partnership.

               "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with actuarial assumptions at such time consistent with Statement of Financial Accounting Standards No. 87, exceeds the market value of the assets allocable thereto.

               "Unpaid Drawing" shall have the meaning provided in Section 2.03(a).

               "Unutilized Revolving Commitment" for any RF Lender at any time shall mean the excess of (i) the Revolving Commitment of such Lender over (ii) the sum of (x) the aggregate outstanding principal amount of Revolving Loans and Swingline Loans made by such Lender plus (y) an amount equal to such Lender's Adjusted RF Percentage of the Letter of Credit Outstandings at such time.

               "U.S." shall mean the United States of America.

               "Wholly-Owned Subsidiary" of any Person shall mean any Subsidiary of such Person to the extent all of the capital stock or other ownership interests in such Subsidiary, other than directors' qualifying shares, is owned directly or indirectly by such Person.

               "Written" or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile transmission, telegraph or cable.

               SECTION 11.  THE AGENT.

               11.01 APPOINTMENT. The Lenders hereby designate BTCo as Administrative Agent (for purposes of this Section 11, the terms "Administrative Agent" shall include BTCo in its capacity as Syndication Agent pursuant to this Agreement and as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. The Lenders hereby designate Citibank, N.A. and Lehman Commercial Paper Inc. as Documentation Agents to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, any Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of each Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Each Agent may perform any of their duties hereunder by or through their respective officers, directors, agents, employees or affiliates.

               11.02 NATURE OF DUTIES. The Agents shall not have any duties or responsibilities except those expressly set forth in this Agreement and the Security Documents. No Agent nor or any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by their gross negligence or willful misconduct.
The duties of the Agents shall be mechanical and administrative in nature; the Agents shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agents any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

               11.03 LACK OF RELIANCE ON THE AGENTS. Independently and without reliance upon the Agents, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Holdings and its Subsidiaries and, except as expressly provided in this Agreement, the Agents shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Agents shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of Holdings and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of Holdings and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

               11.04 CERTAIN RIGHTS OF THE AGENTS. If the Agents shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Agents shall be entitled to refrain from such act or taking such action unless and until the Agents shall have received instructions from the Required Lenders; and the Agents shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against the Agents as a result of the Agents acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

               11.05 RELIANCE. Each of the Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype, facsimile or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that such Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by such Agent.

               11.06 INDEMNIFICATION. To the extent the Agents are not reimbursed and indemnified by the Borrower, each Defaulting Lender (to the extent so able) and the Non-Defaulting Lenders will reimburse and indemnify the Agents, in proportion to their respective Loans and Commitments, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Agents in performing their respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of any Agent.

               11.07 THE AGENTS IN THEIR INDIVIDUAL CAPACITY. With respect to its obligation to make Loans under this Agreement, the Agents shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders," "Required Lenders," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Agents in their individual capacity. The Agents may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from Holdings, or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

               11.08 HOLDERS. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

               11.09 RESIGNATION BY THE ADMINISTRATIVE AGENT. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

               (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

               (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Bor-rower, shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

               (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 30th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

               (e) Either Documentation Agent may resign from the performance of all of its functions and duties hereunder and/or under the other Credit Documents at any time by giving 5 Business Days' prior written notice to the Lenders. Such resignation shall take effect at the end of such 5 Business Days.

               SECTION 12.  MISCELLANEOUS.

               12.01 PAYMENT OF EXPENSES, ETC. The Borrower agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of White & Case) and of the Agents and each of the Lenders in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for the Agents and for each of the Lenders, provided that, except in the case of a bankruptcy of any Credit Party, no more than one counsel for the Agents and the Lenders may be used in any jurisdiction); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify each Lender (including in its capacity as Agent or Letter of Credit Issuer), its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Agents or any Lender is a party thereto and whether or not any such investigation, litigation or other proceeding is between or among the Agents, any Lender, any Credit Party or any third Person or otherwise) related to the entering into and/or performance of any Document or the use of the proceeds of any Loans hereunder or the Transaction or the consummation of any transactions contemplated in any Credit Document, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries, the release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Borrower or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against the Borrower, any of its Subsidiaries or any Real Property owned or at any time operated by Holdings or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified or of any other Indemnitee who is such Person or an affiliate of such Person).

               12.02 RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, if an Event of Default then exists, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special but not trust accounts) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of such Credit Party purchased by such Lender pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

               12.03 NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, faxed, cabled or delivered, if to a Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents, as the case may be; if to any Lender, at its address specified for such Lender on Annex II hereto; or, at such other address as shall be designated by any party in a written notice to the other parties hereto.

All such notices and communications shall be mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, and shall be effective when received.

               12.04 BENEFIT OF AGREEMENT. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, PROVIDED that neither the Borrower nor Holdings may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lenders. Each Lender may at any time grant participations in any of its rights hereunder or under any of the Notes to another financial institution, PROVIDED that in the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, except that the participant shall be entitled to the benefits of Sections 1.10, 2.05 and 4.04 of this Agreement to the extent that such Lender would be entitled to such benefits if the participation had not been entered into or sold, and, PROVIDED FURTHER, that no Lender shall transfer, grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan or Note in which such participant is participating (it being understood that any waiver of the application of any prepayment or the method of any application of any prepayment to, the amortization of the Term Loans shall not constitute an extension of the final maturity date), or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant's participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment, or a mandatory prepayment, shall not constitute a change in the terms of any Commitment), (ii) release all or substantially all of the Collateral or (iii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or any other Credit Document.

               (b) Notwithstanding the foregoing, (x) any Lender may assign all or a portion of its outstanding A Term Loans, B Term Loans and/or C Term Loans and/or A Term Commitment and/or Revolving Commitment and its rights and obligations hereunder to (i) one or more Lenders and/or Affiliates of such Lender which are Eligible Transferees or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed and/or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor, and (y) with the consent of the Administrative Agent and the Borrower (which consents shall not be unreasonably withheld), any Lender may assign all or a portion of its outstanding A Term Loans, B Term Loans and/or C Term

Loans its A Term Commitment and/or Revolving Commitment) and its rights and obligations hereunder to one or more Eligible Transferees (treating any fund that invests in loans and any other fund that invests in loans and is managed and/or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee). No assignment pursuant to the immediately preceding sentence shall to the extent such assignment represents an assignment to an institution other than one or more Lenders hereunder, be in an aggregate amount less than $5,000,000 unless the entire Commitment of the assigning Lender is so assigned. If any Lender so sells or assigns all or a part of its rights hereunder or under the Notes, any reference in this Agreement or the Notes to such assigning Lender shall thereafter refer to such Lender and to the respective assignee to the extent of their respective interests and the respective assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would if it were such assigning Lender. Each assignment pursuant to this Section 12.04(b) shall be effected by the assigning Lender and the assignee Lender executing an Assignment Agreement and giving the Administrative Agent written notice thereof. At the time of any such assignment, (i) either the assigning or the assignee Lender shall pay to the Administrative Agent a nonrefundable assignment fee of $3,500, (ii) Annex I shall be deemed to be amended to reflect the Commitments and Loans of the respective assignee (which shall result in a direct reduction to the Commitment or Commitments of the assigning Lender) and of the other Lenders, and (iii) upon surrender of the old Notes the Borrower will, at its own expense, issue new Notes to the respective assignee and to the assigning Lender in conformity with the requirements of Section 1.05, PROVIDED FURTHER that such transfer or assignment will not become effective until recorded by the Administrative Agent on the Lender Register pursuant to Section 12.16. To the extent of any assignment pursuant to this Section 12.04(b) to a Person which is not already a Lender hereunder and which is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04 Certificate) described in Section 4.04(b). To the extent that an assignment pursuant to this Section 12.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 1.11, 2.05, or
4.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment). Nothing in this clause (b) shall prevent or prohibit any Lender from pledging its Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with the consent of the Administrative Agent and the Borrower, any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee in support of its obligations to its trustee.

               (c) Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any State.

               (d) Each Lender initially party to this Agreement hereby represents, and each Person that became a Lender pursuant to an assignment permitted by this Section 12 will, upon its becoming party to this Agreement, represent that it is an Eligible Transferee which makes or invests in loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business, PROVIDED that subject to the preceding clauses (a) and (b), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Lender shall at all times be within its exclusive control.

               12.05 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and any Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agents or the Lenders to any other or further action in any circumstances without notice or demand.

               12.06 PAYMENTS PRO RATA. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party hereunder, it shall distribute such payment to the Lenders (other than any Lender that has expressly waived its right to receive its pro rata share thereof) PRO RATA based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

               (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount, PROVIDED that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

               (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 12.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

               12.07 CALCULATIONS; COMPUTATIONS. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders), PROVIDED that (x) except as otherwise specifically provided herein, all computations of Excess Cash Flow and all computations determining compliance with Sections 8.11 through 8.14, inclusive, including definitions used therein, shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the December 31, 1996 historical financial statements of UDLP delivered to the Lenders pursuant to Section 6.10(b) and (y) that if at any time such computations utilize accounting principles different from those utilized in the financial statements furnished to the Lenders, such financial statements shall be accompanied by reconciliation work-sheets.

               (b) All computations of interest and Fees hereunder shall be made on the actual number of days elapsed over a year of 365 or 366 days, as the case may be, provided that interest on Eurodollar Loans shall be calculated on the actual number of days elapsed over a year of 360 days.

               12.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) This Agreement and the other Credit Documents and the rights and obligations of the parties hereunder and thereunder shall be construed in accordance with and be governed by the law of the state of New York. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York sitting in the Borough of Manhattan or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Credit Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each Credit Party located outside New York City and by hand delivery to each Credit Party located within New York City, at its address for notices pursuant to Section 12.03, such service to become effective 30 days after such mailing. Each Credit Party hereby irrevocably designates appoints and empowers CT Corporation System, with offices on the date hereof located at 1633 Broadway, New York, New York 10019, as its agent for service of process in respect of any such action or proceeding. Nothing herein shall affect the right of the Administrative Agent, any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

               (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

               (c) Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the other Credit Documents or the transactions contemplated hereby or thereby.

               12.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

               12.10 EFFECTIVENESS. This Agreement shall become effective on the date (the "Effective Date") on which Holdings, the Borrower and each of the Lenders shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at the Payment Office of the Administrative Agent or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written telex or facsimile transmission notice (actually received) at such office that the same has been signed and mailed to it.

               12.11 HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

               12.12 AMENDMENT OR WAIVER. Neither this Agreement nor any terms hereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower, Holdings and the Required Lenders,

PROVIDED that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) directly affected thereby, (i) extend the A TF Maturity Date, the B TF Maturity Date, the C TF Maturity Date or the RF Maturity Date (it being understood that any waiver of any prepayment of, or the method of application of any prepayment to the amortization of, the Loans shall not constitute any such extension), or extend any stated maturity of any Letter of Credit beyond the A/RF Maturity Date, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) or Fees thereon, or reduce the principal amount thereof, or increase the Commitment of any Lender over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment or an adjustment of the Adjusted RF Percentages as a result of a Defaulting Lender shall not constitute a change in the terms of any Commitment of any Lender), (ii) amend, modify or waive any provision of this Section 12.12, (iii) reduce the percentage specified in, or (except to give effect to any additional facilities hereunder) otherwise modify, the definition of Required Lenders, (iv) consent to the assignment or transfer by the Borrower or Holdings of any of its rights and obligations under this Agreement or (v) release all or substantially all of the Collateral; PROVIDED FURTHER, that no such change, waiver, discharge or termination shall, (x) without the consent of the Required TF Lenders under a Facility, amend the definition of Required TF Lenders or amend, waive or reduce any Scheduled Repayment applicable to such Facility, (y) without the consent of the Letter of Credit Issuer or the Administrative Agent, as the case may be, amend any provision of Section 2 or 11, as the case may be or (z) without the consent of the Supermajority Lenders, release UDLP from the Subsidiary Guaranty.

               12.13 SURVIVAL. All indemnities set forth herein including, without limitation, in Section 1.10, 1.11, 2.05, 4.04, 11.06 or 12.01 shall survive the execution and delivery of this Agreement and the making and repayment of the Loans.

               12.14 DOMICILE OF LOANS. Each Lender may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender, PROVIDED that the Borrower shall not be responsible for costs arising under Section 1.10, 2.05 or 4.04 resulting from any such transfer (other than a transfer pursuant to Section 1.12) to the extent not otherwise applicable to such Lender prior to such transfer.

               12.15 CONFIDENTIALITY. Each of the Lenders agrees that it will use its best efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, counsel or other professional advisors, to affiliates or to another Lender if the Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to Holdings or any of its Subsidiaries which is furnished pursuant to this Agreement and which is designated by Holdings or the Borrower to the Lenders in writing as confidential;

PROVIDED, that any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors or to the NAIC, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation (notice of which will be promptly sent to the Borrower to the extent permitted by Law), (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, and (e) to any prospective transferee in connection with any contemplated transfer of any of the Notes or any interest therein by such Lender; PROVIDED, that such prospective transferee is notified of the confidentiality requirements relating thereto and agrees to abide by such requirements. No Lender shall be obligated or required to return any materials furnished by Holdings or any Subsidiary. The Borrower and Holdings hereby agree that the failure of a Lender to comply with the provisions of this Section 12.15 shall not relieve the Credit Parties of any of their obligations to such Lender under this Agreement and the other Credit Documents.

               12.16 LENDER REGISTER. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 12.16, to maintain a register (the "Lender Register") on which it will record the Commitments from time to time of each of the Lender, the Loans made by each of the Lender and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Lender Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Lender Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment Agreement pursuant to Section 12.04(b). The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section
12.16 (but excluding such losses, claims, liabilities or liabilities incurred by reason of the Administrative Agent's gross negligence or willful misconduct).

               SECTION 13.  HOLDINGS GUARANTY.

               13.01 THE GUARANTY. In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by Holdings from the proceeds of the Loans and the issuance of the Letters of Credit, Holdings hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations. If any of the Guaranteed Obligations becomes due and payable hereunder, Holdings unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Guaranteed Creditors in collecting any of the Guaranteed Obligations. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event Holdings agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Holdings, notwithstanding any revocation of this Guaranty or any other instrument evidencing any liability of the Borrower, and Holdings shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

               13.02 BANKRUPTCY. Additionally, Holdings unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations to the Guaranteed Creditors whether or not due or payable by the Borrower upon the occurrence in respect of the Borrower of any of the events specified in
Section 9.05, and unconditionally promises to pay such indebtedness on demand, in lawful money to the United States.

               13.03 NATURE OF LIABILITY. The liability of Holdings hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations whether executed by Holdings, any other guarantor or by any other party, and the liability of Holdings hereunder is not affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty or undertaking as to the Guaranteed Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Guaranteed Creditors on the Guaranteed Obligations which any such Guaranteed Creditor repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Holdings waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

               13.04 INDEPENDENT OBLIGATION. The obligations of Holdings hereunder are independent of the obligations of any other guarantor, any other party or the Borrower, and a separate action or actions may be brought and prosecuted against Holdings whether or not action is brought against any other guarantor, any other party or the Borrower and whether or not any other guarantor, any other party or the Borrower be joined in any such action or actions. Holdings waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to Holdings.

               13.05 AUTHORIZATION. Holdings authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

               (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

               (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

               (c) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

               (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

               (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may substitute the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Guaranteed Creditors;

               (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Guaranteed Creditors regardless of what liability or liabilities of the Borrower remain unpaid;

               (g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document or any of such other instruments or agreements; and/or

               (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of Holdings from its liabilities under this Guaranty.

               13.06 RELIANCE. It is not necessary for the Guaranteed Creditors to inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

               13.07 SUBORDINATION. Any of the indebtedness of the Borrower now or hereafter owing to Holdings is hereby subordinated to the Guaranteed Obligations of the Borrower; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrower to Holdings shall be collected, enforced and received by Holdings for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations, but without affecting or impairing in any manner the liability of Holdings under the other provisions of this Guaranty. Prior to the transfer by Holdings of any note or negotiable instrument evidencing any of the indebtedness of the Borrower to Holdings, shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, Holdings hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

               13.08 WAIVER. (a) Holdings waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. Holdings waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower than payment in full of the Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of Holdings hereunder except to the extent the Guaranteed Obligations have been paid.

               (b) Holdings waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Holdings assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances, bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which Holdings assumes and incurs hereunder, and agrees that the Guaranteed Creditors shall have no duty to advise Holdings of information known to them regarding such circumstances or risks.

               13.09 ENFORCEMENT. The Guaranteed Creditors agree that this Guaranty may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Lenders and no Guaranteed Creditor shall have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security to be granted by the Security Documents, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent for the benefit of the Creditors upon the terms of this Guaranty and the Security Documents.




                             *             *            *

               IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.



1001 Pennsylvania Avenue, N.W.     IRON HORSE INVESTORS, L.L.C.
Suite 220 South
Washington, D.C.  20004
Telecopy No.:  202-347-9250        By: /s/ Allan M. Holt
Attention:  Allan M. Holt              Name: Allan M. Holt
                                       Title: Chairman


1001 Pennsylvania Avenue, N.W.     UNITED DEFENSE INDUSTRIES, INC.
Suite 220 South
Washington, D.C.  20004
Telecopy No.:  202-347-9250        By: /s/ Peter Clare
Attention:  Allan M. Holt              Name:  Peter Clare
                                       Title: Secretary


                                   BANKERS TRUST COMPANY,
                                   Individually and as Administrative Agent and as Syndication Agent


                                   By: /s/ Anthony LoGrippo
                                       Name:  Anthony LoGrippo
                                       Title: Vice President


                                   CITICORP USA, INC.,
                                   Individually and as a Documentation Agent


                                   By: /s/ Thomas M. Hatsch
                                       Name: Thomas M. Hatsch
                                       Title: Attorney-In-Fact

                                   LEHMAN COMMERCIAL PAPER INC.,
                                   Individually and as a Documentation Agent


                                   By: /s/ Authorized Signatory
                                       Name:
                                       Title:


                                   BANK OF AMERICA NATIONAL TRUST &
                                     SAVINGS ASSOCIATION


                                   By: /s/ Authorized Signatory
                                       Name:
                                       Title:


                                   THE BANK OF NOVA SCOTIA


                                   By: /s/ J.R. Trimble
                                       Name: J.R. Trimble
                                       Title: Senior Relationship Manager


                                   COMPAGNIE FINANCIERE DE CIC ET
                                     DE L'UNION EUROPEENNE


                                   By: /s/ Sean Mounier
                                       Name: Sean Mounier
                                       Title: First Vice President


                                   By: /s/ Marcus Edward
                                       Name: Marcus Edward
                                       Title: Vice President

                                   CREDIT LYONNAIS NEW YORK BRANCH


                                   By: /s/ Attila Koc
                                       Name: Attila Koc
                                       Title: First Vice President


                                   FLEET NATIONAL BANK


                                   By: /s/ Robert C. Rubino
                                       Name: Robert C. Rubino
                                       Title: Senior Vice President


                                   MERITA BANK LTD NEW YORK BRANCH


                                   By: /s/ Frank Maffei
                                       Name: Frank Maffei
                                       Title: Vice President


                                   By: /s/ Clifford Abramsky
                                       Name: Clifford Abramsky
                                       Title: Vice President


                                   NATIONAL CITY BANK


                                   By: /s/ Andrew J. Walshaw
                                       Name: Andrew J. Walshaw
                                       Title: Assistant Vice President


                                   THE FIRST NATIONAL BANK OF CHICAGO


                                   By: /s/ Sarah J. May
                                       Name: Sarah J. May
                                       Title: Assistant Vice President

                                   PNC BANK, NATIONAL ASSOCIATION


                                   By: /s/ Thomas Colwell
                                       Name: Thomas Colwell
                                       Title: Vice President


                                   THE BANK OF NEW YORK


                                   By: /s/ Alan F. Lyster, Jr.
                                       Name: Alan F. Lyster, Jr.
                                       Title: Vice President


                                   THE MITSUBISHI TRUST AND
                                     BANKING CORPORATION


                                   By: /s/ Beatrice Kossodo
                                       Name: Beatrice Kossodo
                                       Title: Senior Vice President


                                   SANWA BUSINESS CREDIT CORPORATION


                                   By: /s/ Gregory R. Cooper
                                       Name: Gregory R. Cooper
                                       Title: Vice President


                                   BANKBOSTON, N.A.


                                   By: /s/ Gregory R. D. Clark
                                       Name: Gregory R. D. Clark
                                       Title: Managing Director

                                   NATEXIS BANQUE BFCE, formerly BANQUE
                                     FRANCAISE DU COMMERCE EXTERIEUR


                                   By: /s/ Kevin Dooley
                                       Name: Kevin Dooley
                                       Title: Vice President

                                   By: /s/ William C. Maier
                                       Name: William C. Maier
                                       Title: Vice President-Group Manager


                                   CORESTATES BANK, N.A.


                                   By: /s/ John D. Brady
                                       Name: John D. Brady
                                       Title: Assistant Vice President


                                   CREDITANSTALT CORPORATE FINANCE, INC.


                                   By: /s/ Greg Roux
                                       Name: Greg Roux
                                       Title: Vice President

                                   By: /s/ James F. McCann
                                       Name: James F. McCann
                                       Title: Vice President


                                   DRESDNER BANK AG, NEW YORK AND
                                     GRAND CAYMAN BRANCHES


                                   By: /s/ Richard W. Conroy
                                       Name: Richard W. Conroy
                                       Title: Vice President


                                   By: /s/ Ben Marzouk
                                       Name: Ben Marzouk

                                       Title: Vice President


                                   FIRST SOURCE FINANCIAL LLP
                                   FIRST SOURCE FINANCIAL INC., its
                                   Agent/Manager


                                   By: /s/ James W. Wilson
                                       Name: James W. Wilson
                                       Title: Senior Vice President


                                   FIRST UNION NATIONAL BANK


                                   By: /s/ Michael P. Doherty
                                       Name: Michael P. Doherty
                                       Title: Vice President


                                   HELLER FINANCIAL, INC.


                                   By: /s/ Linda W. Wolf
                                       Name: Linda W. Wolf
                                       Title: Senior Vice President


                                   IMPERIAL BANK


                                   By: /s/ Ray Vadalma
                                       Name: Ray Vadalma
                                       Title: Senior Vice President


                                   THE ROYAL BANK OF CANADA


                                   By: /s/ Michael Korina
                                       Name: Michael Korina
                                       Title: Senior Manager

                         SOUTHERN PACIFIC THRIFT &
                           LOAN ASSOCIATION


                         By: /s/ Chris Kelleher
                             Name: Chris Kelleher
                             Title: Vice President


                         ALLSTATE LIFE INSURANCE COMPANY


                         By: /s/ Judith P. Greffin
                             Name: Judith P. Greffin
                             Title: Authorized Signatory

                         By: /s/ Ronald A. Mendel
                             Name: Ronald A. Mendel
                             Title: Authorized Signatory


                         PRIME INCOME TRUST


                         By: /s/ Rafael Scolari
                             Name: Rafael Scolari
                             Title: Vice President, Portfolio Manager


                         ING HIGH INCOME PRINCIPAL PRESERVATION
                            OFFERING, L.P.
                         ING CAPITAL ADVISORS, INC.,
                            as Investment Advisor


                         By: /s/ Kathleen A Lenarcic
                             Name: Kathleen A. Lenarcic
                             Title: Vice President & Portfolio Manager


                         MASSACHUSETTS MUTUAL

                         By: /s/ John B. Wheeler
                             Name: John B. Wheeler
                             Title: Managing Director


                         METROPOLITAN LIFE INSURANCE COMPANY


                         By: /s/ James R. Dingler
                             Name: James R. Dingler
                             Title: Assistant Vice President


                         OAK HILL SECURITIES FUND, L.P.

                         By: OAK HILL SECURITIES GENPAR, L.P.,
                           its General Partner

                         By: OAK HILL SECURITIES MGP, INC.,
                           its General Partner

                         By: /s/ Scott D. Krase
                             Name: Scott D. Krase
                             Title: Vice President


                         OCTAGON CREDIT INVESTORS LOAN
                           PORTFOLIO (A UNIT OF THE CHASE
                           MANHATTAN BANK)


                         By: /s/ Richard W. Stewart
                             Name: Richard W. Stewart
                             Title: Managing Director

                         ROYALTON COMPANY

                         By: PACIFIC INVESTMENT MANAGEMENT
                              COMPANY, as its Investment Advisor


                         By: /s/ Raymond Kennedy
                             Name: Raymond Kennedy
                             Title: Vice President


                         PILGRIM AMERICA PRIME RATE TRUST


                         By: /s/ Michael J. Bacevich
                             Name: Michael J. Bacevich
                             Title: Vice President


                         PPM AMERICA INC.


                         By: /s/ Michael DiRe
                             Name: Michael DiRe
                             Title: Managing Director


                         PARIBAS CAPITAL FUNDING LLC


                         By: /s/ Eric A. Green
                             Name: Eric A. Green
                             Title: Director

                                                                       ANNEX I
                                                                       -------

                                                                 COMMITMENTS
                                                                 -----------

                                           A Term             B Term            C Term         Revolving
          Lender                       Commitment         Commitment        Commitment        Commitment
          ------                       ----------         ----------        ----------        ----------
Bankers Trust Company               $9,868,421.05     $86,739,130.43    $84,260,869.57    $15,131,578.95

Citicorp USA, Inc.                  $9,868,421.05     $_____________    $_____________    $15,131,578.95

Lehman Commercial Paper Inc.        $9,868,421.05     $ 5,072,463.77    $ 4,927,536.23    $15,131,578.95

Bank of America N.T. & S.A.         $8,684,210.57     $_____________    $_____________    $13,315,789.43

Prime Income Trust                  $____________     $10,652,173.91    $10,347,826.09    $_____________

Oak Hill Securities Fund, L.P.      $____________     $10,652,173.91    $10,347,826.09    $_____________

Pilgrim America Prime Rate Trust    $____________     $10,652,173.91    $10,347,826.09    $_____________

The Bank of New York                $6,710,526.32     $_____________    $_____________    $10,289,473.68

Corestates Bank, N.A.               $6,710,526.32     $_____________    $_____________    $10,289,473.68

The First National Bank of Chicago  $6,710,526.32     $_____________    $_____________    $10,289,473.68

The Royal Bank of Canada            $6,710,526.32     $_____________    $_____________    $10,289,473.68

Southern Pacific Thrift & Loan
Assocation                          $6,710,526.32     $_____________    $_____________    $10,289,473.68

Appaloosa Limited Partnership       $____________     $ 8,115,942.03    $ 7,884,057.97    $_____________

ING Capital Advisors, Inc.          $____________     $ 3,043,478.26    $ 2,956,521.74    $_____________

Massachusetts Mutual                $____________     $ 8,115,942.03    $ 7,884,057.97    $_____________

PPM America, Inc.                   $____________     $ 8,115,942.03    $ 7,884,057.97    $_____________

The Bank of Nova Scotia             $4,342,105.26     $_____________    $_____________    $ 6,657,894.74

BankBoston, N.A.                    $4,342,105.26     $_____________    $_____________    $ 6,657,894.74

Banque Francaise du Commerce
Exterieur                           $4,342,105.26     $_____________    $_____________    $ 6,657,894.74

Banque Paribas                      $4,342,105.26     $_____________    $_____________    $ 6,657,894.74

Compagnie Financiere de CIC         $4,342,105.26     $_____________    $_____________    $ 6,657,894.74

Credit Lyonnais New York Branch     $4,342,105.26     $_____________    $_____________    $ 6,657,894.74


                                                                        ANNEX I
                                                                         Page 2

CreditAnstaldt Corporate
Finance, Inc.                       $4,342,105.26     $_____________    $_____________    $ 6,657,894.74

Dresdner Bank, AG                   $4,342,105.26     $_____________    $_____________    $ 6,657,894.74

Fleet National Bank                 $4,342,105.26     $_____________    $_____________    $ 6,657,894.74

First Source Financial Inc.         $4,342,105.26     $_____________    $_____________    $ 6,657,894.74

First Union National Bank           $4,342,105.26     $_____________    $_____________    $ 6,657,894.74

Heller Financial, Inc.              $4,342,105.26     $_____________    $_____________    $ 6,657,894.74

Imperial Bank                       $4,342,105.26     $_____________    $_____________    $ 6,657,894.74

Merita Bank Ltd New York Branch     $4,342,105.26     $_____________    $_____________    $ 6,657,894.74

The Mitsubishi Trust and Banking
Corporation                         $4,342,105.26     $_____________    $_____________    $ 6,657,894.74

National City Bank                  $4,342,105.26     $_____________    $_____________    $ 6,657,894.74

PNC Bank, N.A.                      $4,342,105.26     $_____________    $_____________    $ 6,657,894.74

Sanwa Business Credit Corporation   $4,342,105.26     $_____________    $_____________    $ 6,657,894.74

Allstate Life Insurance Company     $____________     $ 5,072,463.77    $ 4,927,536.23    $_____________

Metropolitan Life                   $____________     $ 5,072,463.77    $ 4,927,536.23    $_____________

Octagon Credit Investors            $____________     $ 5,072,463.77    $ 4,927,536.23    $_____________

KZH Soleil                          $____________     $ 5,072,463.77    $ 4,927,536.23    $_____________

Royalton Company                    $____________     $ 3,550,724.64    $ 3,449,275.36    $_____________

                  Total:          $150,000,000.00    $175,000,000.00   $170,000,000.00   $230,000,000.00
                                  ---------------    ---------------   ---------------   ---------------
                                  ---------------    ---------------   ---------------   ---------------

                                                                    ANNEX II
                                                                    --------

                                              ADDRESSES
                                              ---------

Allstate Life Insurance Company
Allstate Plaza West
Northbrook, IL 60062

     Attention:  Jane Nelson
     Telephone No.:  (847) 402-5000
     Telecopier No.:  (847) 402-5199


Appaloosa Limited Partnership
51 JFK Parkway
Short Hills, NJ 07078

     Attention:  Jim Bolin
     Telephone No.:  (201) 376-5400
     Telecopier No.:  (201) 376-5415


Bank of America National Trust &
  Savings Association
335 Madison Avenue
New York, New York  10017

     Attention:  Elizabeth Borow
     Telephone No.:  212-503-8236
     Telecopier No.:  212-503-7502

                                                                      ANNEX II
                                                                        Page 2

Bankers Trust Company
130 Liberty Street
New York, New York  10006

     Attention: Anthony Logrippo
     Telephone. No.:  212-250-4886
     Telecopier No.:  212-250-7218


Citicorp USA, Inc.
399 Park Avenue
New York, New York  10043

     Attention:  John Podkowsky
     Telephone No.:  212-559-3540
     Telecopier No.:  212-793-1290


BankBoston, N.A.
100 Federal Street
Diversified Finance
Boston, MA  02110

     Attention:  Gregory Clark
     Telephone No.:  (617) 434-8223
     Telecopier No.:  (617) 434-4929

Banque Francaise du Commerce Exterieur
645 Fifth Avenue
New York, NY 10022

     Attention:  Bill Maier
     Telephone No.: (212) 872-5050
     Telecopier No.: (212) 872-5045

                                                                       ANNEX II
                                                                         Page 3
Compagnie Financiere de CIC
et de L'Union Europeenne
520 Madison Avenue - 37th Floor
New York, NY  10022

     Attention:  Brian O'Leary
     Telephone No.:  (212) 715-4422
     Telecopier No.:  (212) 715-4535


Corestates Bank, N.A.
1339 Chestnut Street
Philadelphia, PA 19107

     Attention:  John Brady
     Telephone No.: (215) 973-2160
     Telecopier No.: (215) 973-6745


CreditAnstalt Corporate Finance, Inc.
4 Embarcadero Center
Suite 1630
San Francisco, CA  94111

     Attention:  Greg Roux
     Telephone No.: (415) 788-1371
     Telecopier No.: (415) 788-0622

Credit Lyonnais New York Branch
1301 Avenue of the Americas
18th Floor
New York, NY 10019

     Attention:  Attila Koc
     Telephone No.:  (212) 261-7358
     Telecopier No.:  (212) 459-3176

                                                                     ANNEX II
                                                                       Page 4

Dresdner Bank, AG
75 Wall Street
New York, NY  10005

     Attention:  Peter Kay
     Telephone No.: (212) 429-3203
     Telecopier No.: (212) 429-2781


First Source Financial LLP
2850 West Golf Road
5th Floor
Rolling Meadows, IL 60008

     Attention:  Mike Danehl
     Telephone No.: (847) 734-2059
     Telecopier No.: (847) 734-7910


Fleet National Bank
One Federal Street
Mail Stop: MA OF 0308
Boston, MA 02110

     Attention:  Robert Rubino
     Telephone No.: (617) 346-4853
     Telecopier No.: (617) 346-4806


with a copy to:

One Landmark Square
12th Floor
Stamford, CT  06904

     Attention:  Gary Kearns
     Telephone No.: (203) 358-2029
     Telecopier No.: (203) 358-6111


The First National Bank of Chicago
One First National Plaza
Chicago, IL  60670

                                                                     ANNEX II
                                                                       Page 5


     Attention:  Ann Kalaska
     Telephone No.: (312) 732-1028
     Telecopier No.: (312) 732-3596

with a copy to:

153 West 51st Street
New York, NY  10019

     Attention:  Lynn Dillon
     Telephone No.:  (212) 373-1373
     Telecopier No.:  (212) 373-1403

     Attention:  Amy Golz
     Telephone No.:  (212) 373-1023
     Telecopier No.:  (212) 373-1180


First Union National Bank
301 South College Street, 19th Floor
TW 18
Charlotte, NC  28288

     Attention:  Dave Sozio
     Telephone No.:  (704) 760-5943
     Telecopier No.:  (704) 760-3300

     Attention:  Kevin McGrath
     Telephone No.:  (704) 760-5920
     Telecopier No.:  (704) 760-3300


Heller Financial, Inc.
500 West Monroe Street
Chicago, IL  60661

     Attention:  Kathy Inorio
     Telephone No.:  (312) 441-7775
     Telecopier No.:  (312) 441-7357

                                                                     ANNEX II
                                                                       Page 6

Imperial Bank
9920 S. La Cienega Blvd, 14th Fl.
Inglewood, CA, 90301

     Attention:  John Faivace
     Telephone No.:  (310) 417-5676
     Telecopier No.:  (310) 417-5997

ING High Income Principal Preservation
333 South Grand Avenue
Los Angeles, CA 90071

     Attention:  Kathleen Lenarcic
     Telephone No.:  (213) 346-3971
     Telecopier No.:  (213) 346-3995


KZH-Soleil Corporation
c/o The Chase Manhattan Bank
450 West 33rd Street, 15th Floor
New York, NY  10001

     Attention:  Virginia Conway
     Telephone No.:  (212) 946-7575
     Telecopier No.:  (212) 946-7776


Lehman Commercial Paper Inc.
3 World Financial Center
New York, New York  10285

     Attention:  Dennis Dee
     Telephone No.:  212-566-4059
     Telecopier No.:  212-528-0819

     Attention:  Michelle Swanson
     Telephone No.:  212-526-0330
     Telecopier No.:  212-528-0819

                                                                    ANNEX II
                                                                      Page 7
Merita Bank Ltd New York Branch
437 Madison Avenue
21st Floor
New York, NY 10022

     Attention:  Frank Maffei
     Telephone No.:  (212) 318-9561
     Telecopier No.:  (212) 318-9318


Massachusetts Mutual
1295 State Street
Springfield, MA 01111

     Attention:  John Wheeler
     Telephone No.:  (413) 744-6228
     Telecopier No.:  (413) 744-2022


Metropolitan Life
334 Madison Street
Convent Station, NJ 07691

     Attention:  James Dingler
     Telephone No.:  (201) 254-3206
     Telecopier No.:  (201) 254-3050


National City Bank
National City Center
1900 East Ninth Street - Location #2102
Cleveland, OH  44114

     Attention:  Andrew Walshaw
     Telephone No.:  (216) 575-2193
     Telecopier No.:  (216) 575-9396


Oak Hill Securities
65 East 55th St., 32nd Floor
New York, NY 10022

     Attention:  Scott Krase
     Telephone No.:  (212) 326-1551
     Telecopier No.:  (212) 593-3596

                                                                     ANNEX II
                                                                       Page 8

Octagon Credit Investors
380 Madison Avenue
12th Floor
New York, NY 10017

     Attention:  Richard Stewart
     Telephone No.:  (212) 622-3070
     Telecopier No.:  (212) 622-3797


Paribas Capital Funding LLC
787 Seventh Avenue
New York, NY 10019

     Attention:  Eric Green
     Telephone No.:  (212) 841-2535
     Telecopier No.:  (212) 841-2144


Pilgrim America Prime Rate Trust
Pilgrim America Prime Income Trust
Two Renaissance Square
40 North Central Avenue
Suite 1200
Phoenix, AZ 85004

     Attention:  Tim Hunt
     Telephone No.:  (602) 417-8257
     Telecopier No.:  (602) 417-8327

                                                                     ANNEX II
                                                                       Page 9

PNC Bank, National Association
Fifth Avenue and Wood Street
Suite 3140
Pittsburgh, PA  15522

     Attention:  Jim Fink
     Telephone No.:  (412) 762-8746
     Telecopier No.:  (412) ________

with a copy to:

345 Park Avenue - 29th Floor
New York, NY  10154

     Attention:  Tom Colwell
     Telephone No.:  (212) 409-3700
     Telecopier No.:  (212) 409-3737


PPM America Inc.
225 West Wacker Drive
Suite 1200
Chicago, IL 60606

     Attention:  Michael Dire
     Telephone No.:  (312) 634-2500
     Telecopier No.:  (312) 634-0054


Prime Income Trust
Two World Trade Center
New York, NY 10048

     Attention:  Rafael Scolari
     Telephone No.:  (212) 392-5686
     Telecopier No.:  (212) 392-5345

                                                                     ANNEX II
                                                                      Page 10

Royal Bank of Canada
1 Financial Square
Old Slip and Front Street
24th Floor
New York, NY  10005

     Attention:  Michael Korine
     Telephone No.:  (212) 428-6258
     Telecopier No.:  (212) 428-6459


Royalton Company
840 Newport Center Drive
Newport Beach, CA 92658

     Attention:  Jason Roziak
     Telephone No.:  (714) 640-3407
     Telecopier No.:  (714) 725-6839


Sanwa Business Credit Corporation
One South Wacker Drive
Suite 2800
Chicago, IL  60606

     Attention:  Greg Cooper
     Telephone No.:  (312) 853-1401
     Telecopier No.:  (312) 782-6035


Southern Pacific Thrift & Loan Association
12300 Wilshire Blvd.
Suite 200
Los Angeles, CA  90025

     Attention:  Chris Kelleher
     Telephone No.:  (310) 442-3351
     Telecopier No.:  (310) 207-4067

                                                                  ANNEX II
                                                                   Page 11

The Bank of New York
One Wall Street
New York, NY 10286

     Attention:  David Seigel
     Telephone No.:  (212) 635-6899
     Telecopier No.:  (212) 635-6434

     Attention:  Helen Sarro
     Telephone No.:  (212) 635-7196
     Telecopier No.:  (212) 635-7345

     Attention:  Alan Lyster
     Telephone No.:  (212) 635-6895

     Attention:  Helen Sarrow
     Telephone No.:  (212) 635-6898
     Telecopier No.:  (212) 635-6434


The Bank of Nova Scotia
One Liberty Plaza
New York, NY 10006

     Attention:  James Trimbel
     Telephone No.:  (212) 225-5011
     Telecopier No.:  (212) 225-5090


The Mitsubishi Trust and Banking Corporation
520 Madison Avenue
26th Floor
New York, NY 10022

     Attention:  David Lerner
     Telephone No.:  (212) 891-8371
     Telecopier No.:  (212) 644-6825

                                                                      ANNEX II
                                                                       Page 12

                                                                      ANNEX X

                                     ADDED EBITDA


     Test Period Ending:           Amount
     -------------------           ------

     December 31, 1997             $100,600,000 plus September EBITDA
                                   (as defined below)

     March 31, 1998                $ 50,900,000 plus September EBITDA

     June 30, 1998                 September EBITDA

September EBITDA shall mean the Consolidated EBITDA of UDLP for the quarter ending September 30, 1997 as provided to the Administrative Agent no later than 60 days after the Initial Borrowing Date by the Borrower, provided same is calculated on a basis satisfactory to the Administrative Agent.

                                                                    ANNEX III


                              SUBSIDIARIES OF BORROWER

                                   Class of Stock

                                        and

Name                       Percentage Ownership       Direct Owner
----                       --------------------       ------------


United Defense, L.P.       100%                       Borrower - 99%
                                                      UDLP Holdings Corp. - 1%

UDLP Holdings Corp.        Common - 100%              Borrower

UDLP International, Inc.   Common - 100%              United Defense, L.P.

                                                                    ANNEX IV

                                  REAL PROPERTIES

MORTGAGED PROPERTIES:



1. Aiken, SC - Subject to the exceptions specified in the applicable title commitment, Lot #1 in the Aiken Airport Industrial Park and the entrance road between Lots #1 and #2 of the Aiken Airport Industrial Park.

2. Minneapolis, MN - Subject to the exceptions specified in the applicable title commitment, the properties approximately comprising Sections Thirty-four and Twenty- seven, Township Thirty, Range Twenty-four, Anoka County, Minnesota.

3. West Manchester Township, PA - Subject to the exceptions specified in the applicable title commitment, the three tracts of land situate in West Manchester Township, York County, Pennsylvania.

4. Anniston, AL - Subject to the exceptions specified in the applicable title commitment, the properties approximately comprising Sections 1 and 12 in Township 16 South in Range 7 East, Lot Number Nine of
     Section 12, Township 16, Range 8 East, and Lots 1 and 17 inclusive in Block 10, and certain parts of Lots 18 and 19, lying South of Eulaton road and Lots 1, 2, 3 and 4 in Block 9 of the Pipe Works Subdivision, excluding the building known as the "Schoolhouse" and the approximately 8 acres of land thereunder or appurtenant thereto conveyed in Huron Valley Steel on August 15, 1997.

Owned Property:

1. Aberdeen, SD - Subject to the exceptions specified in the applicable title commitment, the properties comprising approximately 21.5 acres in Brown County, South Dakota, described as FMC Outlet 1, located in the West Half of the Southeast Quarter of Section 8, Township 123 North, Range 63, West of the Fifth P.M., except the public roadway thereof.

LEASED PROPERTIES:


1. Louisville, KY - Subject to the exceptions therefrom specified in the applicable Sublease of Real and Personal Property, the Naval Surface Welfare Center in Louisville, Kentucky.

2. Fridley, MN - Subject to the exceptions therefrom specified in the contract #N00024-93-E-8521, the Naval Industrial Reserve Ordnance Plan in Fridley, Minnesota.

3.   San Jose, CA -

     LEASED FROM FMC:

     Subject to the exceptions therefrom specified in the applicable Lease, the following properties:

     a.   1105 Coleman Avenue
     b.   1115 Coleman Avenue
     c.   1125 Coleman Avenue
     d.   1450 Coleman Avenue
     e.   328 Brokaw
     f.   340 Brokaw
     g. Certain offices and lab space at 1205 Coleman Avenue (the Corporate Technology Center)

     LEASE FROM OTHER LANDLORDS:

     a.   2830 De La Cruz
     b.   2890 De La Cruz
     c.   215 Devcon
     d.   150 Brokaw

4. Aiken, SC - Subject to the exceptions therefrom specified in the Sublease and Assignment of Option to Purchase Aiken, South Carolina Facilities, Lots 2 and 3 of the Aiken Airport Industrial Park.

5. Fayette County, PA - Lease from Brier Hill Steel Company of 40.94 acres at 300 University Drive, Lemont Furnace, Fayette County.

6. Anniston, AL - Lease on plant for M113 upgrade work until May 31, 1998, and options to extend in five successive periods of one year each.

7.   Arlington, VA - Office lease for world headquarters.

                                                                       ANNEX V


                                    INDEBTEDNESS


PART I:   INDEBTEDNESS

1.   Industrial Revenue Bond with respect to the lease for the property in
     Aiken, South   Carolina.
2.   Guaranties - See attached page.
3.   Surety Bonds - See attached page.
4.   Letters of Credit of Bank of America


                                                       Current
                                                       ($000)
Opening Bank        Number    Beneficiary              Amount    Expiry
------------        ------    -----------              -------   ------

Bank of America     C7335016  Norwegian Army             399     9/16/98
                              Material Command

Bank of America     C7274563  Egyptian Tank Plant        115     7/15/97

Bank of America     C7278772  Korea Heavy Ind. &          91    10/31/97
                              Const.

Bank of America     C7288185  Egyptian Tank Plant         63    12/30/97

Bank of America     C7278051  Royal Thai Army          5,166    12/31/97

Bank of America     C7278040  Royal Thai Army          4,272     9/30/99

Bank of America     C7274574  Egyptian Tank Plant      1,180    10/15/97

Bank of America     C7305616  Gov. of A.R.E.          20,528     8/31/98

Bank of Amercia     C7288196  Egyptian Tank Plant        625    12/31/97

Bank of America     C7305627  Gov. of A.R.E.           3,289     1/15/99

Bank of America     119314A   Toxic Substance Control    481     4/30/98
                              Division

5.   Other Letters of Credit - See attached pages.

PART II: EXISTING LETTERS OF CREDIT
-----------------------------------


                                                         Current
                                                          ($000)
OPENING BANK        NUMBER    BENEFICIARY                 AMOUNT         EXPIRY
------------        ------    -----------                 ------         ------

Corestates Bank     519512-P  Capital Blue Cross             86          6/30/98

Corestates Bank     514418-P  Capital Blue Cross             92         10/31/97

Corestates Bank     513888-P  PA Dept. Environmental         70          4/30/98

Corestates Bank     401166-P  Banco Bilbao Vizcaya        7,000          3/31/00
                              Admiral/Ship
                              Construction

PARENT GUARANTEES

UDLP Gtys.xis                 DATE: 10/3/97         Replaces: 9/29/97       FMC "Backstop" Calculation
-------------                       -------                   -------

            BENEFICIARY
            -----------

                                                    Purpose &       Original         Date                           Dates
Name                            Number               Division      Amt.($000)       Opened         Expiry          Amended
----                            ------               --------      ----------       ------         ------          -------
Rafael Ordnance -               FMC                 Import            2,737        10-Jun-96     31-Oct-97
Israel                                              UDLP-C

Swiss Ordnance Enterpr. -       FMC                 Performance         413         7-Apr-97     31-May-98
Switzerland                                         UDLP-C

Hagglunds Vehicle AB -          FMC                 Performance      11,000        28-Apr-97     31-Dec-05
Sweden                                              UDLP-C

Hagglunds Vehicle AB -          FMC                 Performance       4,000        28-Apr-97     31-Dec-05
Sweden                                              UDLP-C

Minowitz Mfg. Co. -             FMC                 Import              838         17-Apr-97    30-Jan-98
USA                                                 UDLP-C

Commonwealth of Australia -     FMC                 A/P                 701         20-May-97    31-Mar-98
                                                                     ------
Australia                                           UDLP-C

Total - All                                                          19,689
                                                                     ------
                                                                     ------



SURETY BONDS
------------

UDLP Gtys.xis    DATE: 10/3/97        Replaces: 9/29/97      FMC "Backstop" Calculation
---------------------  -------                  -------

         BENEFICIARY          OPENING SURETY CO.
         -----------          ------------------


                                                           Purpose &       Original      Date               Curr. Bal.     Dates
Name          Contract No.        Name          Number      Division      Amt.($000)    Opened    Expiry      $000        Amended
----          ------------        ----          ------      --------      ----------    ------    ------      ----        -------

PA D.O.T. -   Hauling         American Home   FMC-90457     Guarantee -         2
USA           Permit                                        York

U.S. Customs  Duty            Ins. Co. of PA  FMC-92324     Guarantee -
              Drawback                                      FMC

U.S. Customs  Import Bond     Ins. Co. of PA  FMC-92327     Guarantee -
                                                            FMC
Totals                                                                          2


      STANDBY LETTERS OF CREDIT
      -------------------------

UDLP Gtys.xis       DATE: 10/3/97        Replaces: 9/29/97            FMC "Backstop" Calculation
-------------             -------                  -------


OPENING BANK   ADVISING BANK & BENEFICIARY
------------   ---------------------------


                                                        Purpose &    Original     Date                 Curr. Bal.       Dates
Name/Number              Name                Number      Division    Amt.($000)   Opened     Expiry       $000          Amended
-----------              ----                ------      --------    ----------   ------     ------       ----          -------

Chase Bank/     Gov. of A.R.E. - Armaments                 YORK                            15-Jan-98      1,932     10/1: reduced to
P750439                                                                                                             $1,932

Chase Bank/     Greek Min. Nat'l. Defense                  YORK                             1-Jun-02      1,534
P383909

Chase Bank/     Hellenic Min. of Defense                   YORK                             30-Dec-99    12,777
P383834

Chase Bank/     Hellenic Min. of Defense                   YORK                             30-Jan-00     2,555
P383885

Chase Bank/     Gov. of A.R.E. - Armaments                 YORK                             15-Jan-98         6
P750759

Chase Bank/     Gov. of A.R.E. - Armaments                 YORK                             15-Jan-98         6
P751646

Chase Bank/     Dept. of Environ. Protection               YORK                            11/30/1997       878
P754356                                                                                     Evergreen

Chase Bank/     Talpai Economic & Cultural                 YORK                              1-Mar-99    36,823
 P358182



      STANDBY LETTERS OF CREDIT
      -------------------------

UDLP Gtys.xis       DATE: 10/3/97        Replaces: 9/29/97              FMC "Backstop" Calculation
-------------             -------                  -------

OPENING BANK   ADVISING BANK & BENEFICIARY
------------   ---------------------------


                                                            Purpose &     Original     Date                 Curr. Bal.     Dates
Name/Number                Name                Number       Division     Amt.($000)   Opened     Expiry       $000        Amended
-----------                ----                ------       --------     ----------   ------     ------       ----        -------

Chase Bank/        DSAA - Greek Navy                          ASD                              31-Aug-98      1,669
P258243

Chase Bank/        Defense Procure.                           INT'L.                           30-Oct-98      2,310
                                                                                                              -----
P362767            Agency - Korea


      SUB-TOTAL CHASE                                                                                        60,490



First Maryland/    Samsung Aerospace Ind. -                   YORK           731               31-Mar-98        586
901222             Korea

First Maryland/    Samsung Aerospace Ind. -                   YORK           423               15-Nov-97        423
5960222            Korea

First Maryland/    Samsung Aerospace Ind. -                   YORK           172               30-Aug-97          0        Expired:
                                                                                                                           8/30/97
5960223            Korea

First Maryland/    Royal Thai Army -                          YORK           615                2-Mar-99        615
900511             Thailand

First Maryland/    Royal Thai Army -                          YORK         1,845                2-Mar-99      1,845
900519             Thailand



      STANDBY LETTERS OF CREDIT
      -------------------------

UDLP Gtys.xis       DATE: 10/3/97        Replaces: 9/29/97            FMC "Backstop" Calculation
-------------             -------                  -------

OPENING BANK  ADVISING BANK & BENEFICIARY
------------  ---------------------------


                                                           Purpose &        Original     Date               Curr. Bal.     Dates
Name/Number             Name                Number         Division        Amt.($000)   Opened     Expiry      $000       Amended
-----------             ----                ------         --------        ----------   ------     ------      ----       -------

First Maryland/    Royal Thai Army -                        YORK             3,141                2-Sep-00     3,141
901287             Thailand

First Maryland/    Royal Thai Army -                        YORK             1,047               22-Aug-01     1,047
                                                                                                               -----
901288             Thailand

      SUB-TOTAL FIRST MD                                                                                       7,657
                                                                                                               -----
                                                                                                               -----

Societe Generale/  Samsung Aerospace Ind. -                 INT'L.          14,507               10/1/1998    13,917
                                                                                                              ------
IC70503            Korea                                                                         Evergreen


      SUB-TOTAL SOCIETE GEN.                                                                                  13,917
                                                                                                              ------

Credit Suisse/     National Union Fire Insur.               EPA-Phil.                            1/31/1998    10,680
                                                                                                              ------
TS10023715         Co./USA                                                  10,680               Evergreen

      SUB-TOTAL CREDIT SUISSE                                                                                 10,680
                                                                                                              ------

Svenska Bank/      Minn. Polution Control                   ASD                                    4/25/98     1,491
                                                                                                               -----
972083             Authority                                                                     Evergreen

      SUB-TOTAL SVENSKA BANK                                                                                   1,491
                                                                                                               -----

      GRAND TOTAL - ALL                                                                                       94,235
                                                                                                              ------


                                                                      ANNEX VI
                                                                      --------



                                       ERISA
                                       -----

PLANS:
-----

1.   United Defense CSD Salaried Employees Pension Plan
2. United Defense CSD Union Employees Pension Plan (determination letter under the name "BMY Hourly Employees Pension Plan")
3. FMC Corporation Retirement Plan for Certain Employees - Northern Ordnance Division
4. FMC Corporation Retirement Plan for hourly Employees - Northern Ordnance Division
5. FMC Corporation Retirement Plan for Hourly Employees - Steel Products Division of Anniston, Alabama
6.   FMC Corporation Retirement Plan for Hourly Employees - Louisville
7.   FMC Corporation Retirement Plan for Hourly Employees - San Jose
8.   UDLP Excess Pension Plan
9.   UDLP Supplemental Retirement and Savings Plan
10.  UDLP Louisville Union Employees' Thrift Plan
11.  UDLP Salaried Employees Plan (401(k))
12.  UDLP 401(k) Plan for Employees Covered by a Collective Bargaining Agreement
13.  United Defense Limited Partnership York Plan (401(k))
14.  United Defense, L.P. Severance Plan
15.  Defense Segment Plan
16. UDLP Fayette County Plan Benefit - health care and prescription drug plan provided through Pennsylvania Builders Association Benefit Trust and Life Insurance program provided through Hartford Insurance

                                                                      ANNEX VII
                                                                      ---------



                                       LIENS
                                       -----


1.   See attached pages.

                                                     SCHEDULE OF EXISTING LIENS



      DEBTOR                   SECURED PARTY        FILE #        FILING DATE         JURISDICTION           COLLATERAL
-----------------------------------------------------------------------------------------------------------------------------------

United Defense, L.P.        Hewlett-Packard Co.   94136617   7/5/94, as amended on  State of California  Equipment referenced in
1105 Coleman                1360 Kifer Road                         8/12/94                              Financing Agreement Number
Santa Clara, CA  95052      Sunnyvale, CA  94086                                                         on 412413075

                                                                 Expires 7/5/99
-----------------------------------------------------------------------------------------------------------------------------------

United Defense              Konica Processing     9433360437        11/4/94         State of California  2 Copiers; 2 Base/
P.O. Box 367 Ground Systems P.O. Box 1039                                                                2 Finishers
 Division                   Syracuse, NY  13201
San Jose, CA  95103                                              Expires 11/4/99
-----------------------------------------------------------------------------------------------------------------------------------
United Defense LP           GTE Leasing Corporation  94-ST-01282-01   6/2/94        York County,         1 NEAX 2400 Integrated
Combat Systems Division,    11711 N. Meridian                                       Pennsylvania         Communication System
 R.D. #6                     Street, Suite 510                                      Prothonotary
York, PA  17405             Carmel, IN  46032-4548
-----------------------------------------------------------------------------------------------------------------------------------

United Defense LP           Deere Credit, Inc.       96-ST-02936-01  12/23/96       York County,         John Deere Wheel
P.O. Box 15512              P.O. Box 65090,                                         Pennsylvania         Loader Backhoe w/Cab
York, PA  17405              1415 28th Street                                       Prothonotary
                            West Des Moines, IA 50265
-----------------------------------------------------------------------------------------------------------------------------------

United Defense LP           El Camino Resources,Ltd. 97-ST-00493-01    3/6/97       York County,         Equipment Leased
Wolf Church Road            21051 Warner Center Lane                                Pennsylvania         under Master Lease
York, PA  17405             Woodland Hills, CA 91367                                Prothonotary         No. 2411


-----------------------------------------------------------------------------------------------------------------------------------

United Defense, A Limited   Toyota Motor Credit         625-1995      7/26/95       Fayette County,      (6) Forklifts
 Partnership                 Corporation                                            Pennsylvania
300 University Drive        P.O. Box 3457                                           Prothonotary
Lemont Furnace, PA  15456   Torrance, CA  90510-3457
-----------------------------------------------------------------------------------------------------------------------------------

United Defense LP           GTE Leasing Corporation     23171522      5/31/94       State of             1 NEAX 2400 Integrated
Combat Systems Division,    11711 N. Meridian                                       Pennsylvania         Communication System
 R.D. #6                       Street, Suite 510
York, PA  17405             Carmel, IN  46032-4548                 Expires on 5/31/99
-----------------------------------------------------------------------------------------------------------------------------------


                                                     SCHEDULE OF EXISTING LIENS



      DEBTOR                   SECURED PARTY        FILE #        FILING DATE         JURISDICTION           COLLATERAL
-----------------------------------------------------------------------------------------------------------------------------------

United Defense, A Limited    Toyota Motor Credit     24520183      07/27/95         State of             (6) Forklifts
 Partnership                   Corporation                                          Pennsylvania
300 University Drive         P.O. Box 3457
Lemont Furnace, PA  15456    Torrance, CA  90510-3457         Expires on 7/27/00
-----------------------------------------------------------------------------------------------------------------------------------

United Defense LP            Deere Credit, Inc.      26201534      12/26/96          State of            John Deere Wheel
P.O. Box 15512               P.O. Box 65090, 1415                                    Pennsylvania        Loader Backhoe w/Cab
York, PA  17405               28th Street
                             West Des Moines, IA 50265         Expires on 12/26/01
-----------------------------------------------------------------------------------------------------------------------------------

United Defense LP            El Camino Resources, Ltd. 26430421     3/6/97           State of            Equipment Leased
Wolf Church Road             21051 Warner Center                                     Pennsylvania        under Master Lease
York, PA  17405              Lane                                                                        No. 2411
                              Woodland Hills, CA 91367          Expires on 03/6/02
-----------------------------------------------------------------------------------------------------------------------------------

United Defense L.P.           Norwest Equipment       1814730        1/4/96          State of           Equipment
4800 East River Road          Finance, Inc., as                                      Minnesota
Minneapolis, MN  55421        Assignee of Winthrop
                              Resources Corporation
                              733 Marquette Avenue
                              Minneapolis, MD  55479
-----------------------------------------------------------------------------------------------------------------------------------

United Defense L.P.           Norwest Equipment        1814553        1/3/96          State of           Equipment
4800 East River Road          Finance, Inc., as                                       Minnesota
Minneapolis, MN  55421        Assignee of Winthrop
                              Resources Corporation
                              733 Marquette Avenue
                              Minneapolis, MD  55479
-----------------------------------------------------------------------------------------------------------------------------------

United Defense L.P.           Norwest Equipment        1832600        3/15/96         State of           Equipment
4800 East River Road          Finance, Inc., as                                       Minnesota
Minneapolis, MN  55421        Assignee of Winthrop
                              Resources Corporation
                              733 Marquette Avenue
                              Minneapolis, MD  55479
-----------------------------------------------------------------------------------------------------------------------------------


                                                     SCHEDULE OF EXISTING LIENS



      DEBTOR                   SECURED PARTY        FILE #        FILING DATE         JURISDICTION           COLLATERAL
-----------------------------------------------------------------------------------------------------------------------------------

United Defense L.P. (FMC     Copelco Credit        9404117371        4/11/94         State of Virginia     (2) Copiers and (2)
Corporation)                 Corporation                                                                    Fax Machines
1525 Wilson Boulevard, #700  One Maynard Drive
Arlington, VA 22209          Park Ridge, NJ  07656
-----------------------------------------------------------------------------------------------------------------------------------
United Defense L.P.          Citicorp Dealer Finance  9606287082     6/28/96         State of Virginia     (1) 1996 Baker Model
1525 Wilson Boulevard, #700  450 Mamaroneck Avenue                                                         #BRT35
Arlington, VA  22209         Harrison, NY  10528
-----------------------------------------------------------------------------------------------------------------------------------
United Defense L.P.          Associates Commercial    9611227327    11/22/96         State of Virginia     Lift Truck and Back-
2600 Eltham Avenue, Suite    Corp., as Assignee of                                                         up Alarm
107, Norfolk, VA 23513       Atlantic Lift Systems, Inc.
                             8001 Ridgepoint Drive
                             Irving, TX  75063-3117
-----------------------------------------------------------------------------------------------------------------------------------
United Defense L.P.          Citicorp Dealer Finance   B 96-27089    6/26/96         State of Alabama      (1) 1996 Baker Model
1525  Wilson Boulevard,      450 Mamaroneck Avenue                                                         #BRT35
Suite #700 Arlington, VA     Harrison, NY  10528
22209
-----------------------------------------------------------------------------------------------------------------------------------
United Defense L.P.          Sanwa Leasing             B 96-40640    9/27/96         State of Alabama       Savin Copiers
2101 West 10th Street        Corporation
Anniston, AL  36201          P.O.Box 7023
                             Troy, MI  48007
-----------------------------------------------------------------------------------------------------------------------------------
United Defense L.P. (FMC     Copelco Credit              53658       4/11/94         Arlington County,     (2) Copiers and (2)
Corporation)                 Corporation                                                Virginia           Fax Machines
1525 Wilson Boulevard, #700  One Maynard Drive
Arlington, VA 22209          Park Ridge, NJ  07656



                                                                     ANNEX VIII
                                                                     ----------




                                EXISTING INVESTMENTS
                                --------------------


                                        None

                                                                      ANNEX IX
                                                                      --------



                              INTENTIONALLY LEFT BLANK

                                                                      ANNEX X
                                                                      -------


                                    ADDED EBITDA
                                    ------------


TEST PERIOD ENDING:                       AMOUNT
------------------                        ------

December 31, 1997                         $100,600,000 plus September EBITDA (as
                                          defined below)

March 31, 1998                            $50,900,000 plus September EBITDA

June 30, 1998                             September EBITDA

September EBITDA shall mean the Consolidated EBITDA of UDLP for the quarter ending September 30, 1997 as provided to the Administrative Agent no later than 60 days after the Initial Borrowing Date by the Borrower, provided same is calculated on a basis satisfactory to the Administrative Agent.

                                                                       ANNEX XI
                                                                       --------



                                     APPROVALS
                                     ---------


1. Under Section 11.4(iii) of Amendment No. 1 to the Restated Joint Venture Agreement of FMC-Nurol Savunma Sanayii A.S. ("FNSS"), dated as of July 1, 1997, if there is a material change in the ownership or control of UDLP or if UDLP sells all or substantially all of its assets, then Nurol Inasaat ve Ticaret A.S. shall have the option, at its election, (a) to purchase all of UDLP's shares of FNSS or (b) cause the liquidation and dissolution of FNSS. In addition, under Section 18.1, either party may terminate the joint venture agreement if there is a "substantial change in ownership" of either party. Under Section 18.2, such termination "shall cause the dissolution of [FNSS]," and the parties agree to vote for FNSS's liquidation.

2. Article 19 of production contract between the Undersecretariat for Defense Industries of Turkey ("SSM") and FNSS states that SSM may terminate the production contract "if the interest of [FNSS] shall devolve upon any person or corporation . . .."  Termination procedures and rights are not expressly addressed. This contract is governed by Turkish law, but the English version of the contract prevails.

3. Section 10.2 of the Teaming Agreement between Computing Devices Canada Ltd. and UDLP, dated as of July 18, 1996, states that "[i]n the event either party shall become owned by or merge with a competitor of the other party, the other party shall have the right to terminate this Agreement within thirty (30) days notice of such event by either party."

4. As a result of the consummation of the Acquisition and the other transactions contemplated by the Acquisition Documents, contracts between UDLP and the United States Government or any other agency, division or instrumentality thereof may require a novation pursuant to Section 42.1204(c) of the Federal Acquisition Regulation or similar regulation or statute.

5. Article X.2. of the Evolved SeaSparrow Missile Cooperative Program Agreement states that "there shall be no assignment or other transfer of this Agreement to any purchaser or assignee described in Article X.1. of this Agreement without the prior written approval of all of the non-assigning Parties . . .." Article X.1 refers to a purchaser or assignee of all of the assets of any Party or "all or a substantial portion of the ESSM Assets of any Party."

                                                                     ANNEX XII
                                                                     ---------


                                     LITIGATION
                                     ----------


1. Alliant Techsystems Claims - Alliant Techsystem's subcontract to supply fire control components for the Paladin Horwitzer was partially terminate pursuant to Army direction in May 1996. In correspondence with UDLP, Alliant asserts that it intends to seek $17 million in damages from UDLP by virtue of the termination. UDLP believes that Alliant's sole recourse is to seek a contract termination settlement from the U.S. Government. Discussions between the parties are ongoing regarding the termination.